Filed Pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-187623, 333-187623-01 and 333-187623-02

This prospectus supplement and the prospectus are not complete and may be changed.   This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2015

Prospectus Supplement to Prospectus dated January 29, 2015

$836,601,000

Series 2015-1 Asset Backed Notes

Ford Credit Floorplan Master Owner Trust A

Issuing Entity or Trust

Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors	Ford Motor Credit Company LLC Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks. You should read carefully the risk factors beginning on page S-12 of this prospectus supplement and on page 9 of the prospectus.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, either depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the notes only if used with the prospectus.

The trust will issue:		Principal Amount	Interest Rate	Expected Final Payment Date	Final Maturity Date
Class A-1 notes(1)	}	$800,000,000	•%	January 15, 2018	January 15, 2020
Class A-2 notes(1)			One-month LIBOR + •%	January 15, 2018	January 15, 2020
Class B notes		$36,601,000	•%	January 15, 2018	January 15, 2020
Class C notes(2)		$52,288,000	•%	January 15, 2018	January 15, 2020
Class D notes(2)		$31,373,000	•%	January 15, 2018	January 15, 2020
Total		$920,262,000

(1)            The allocation of the principal amount between the Class A-1 and Class A-2 notes will be determined on the day of pricing.

(2)            The Class C and Class D notes are not being offered by this prospectus supplement or the prospectus.

•              The primary asset of the trust is a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.

•              The trust will pay interest on the notes on the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be March 16, 2015.

•              The trust expects to pay the principal of the notes on the expected final payment date set forth above.  No principal will be paid on the notes prior to the expected final payment date, unless an amortization event occurs.

•              The enhancement for the notes will be excess spread, subordination of a portion of the depositor interest, amounts in a reserve account, amounts in an accumulation period reserve account and, for each class of notes other than the Class D notes, the subordination of more junior classes to more senior classes.

The pricing terms of the offered notes are:

	Price to Public	Underwriting Discount	Proceeds to the Depositor(1)
Class A-1 notes	•%	•%	•%
Class A-2 notes	•%	•%	•%
Class B notes	•%	•%	•%
Total	$•	$•	$•

(1)            Before deducting expenses estimated to be $• and any selling concessions rebated to the depositors by any underwriter due to sales to affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

Barclays	Credit Suisse	Deutsche Bank Securities	RBC Capital Markets

The date of this prospectus supplement is February •, 2015

READING THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus contain information about Ford Credit Floorplan Master Owner Trust A and the terms of Series 2015-1.  You should only rely on information in this prospectus supplement and the prospectus.  Ford Credit has not authorized anyone to provide you with different information.

This prospectus supplement begins with the following brief introductory sections:

•                  Transaction Structure Diagram — shows the structure of the series, including the enhancement available for the series,

•                  Transaction Parties and Documents Diagram — shows the role of each transaction party and transaction document in the series,

•                  Summary — provides an overview of the series, the assets of the trust, the cash flows of the series and the credit and payment enhancement available for the series, and

•                  Risk Factors — describes the most significant risks of investing in the notes.

The other sections of this prospectus supplement contain more detailed descriptions of the series and the structure of the series.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus supplement or the prospectus.  The Table of Contents on the prior page contains references to key topics.

An index of defined terms is at the end of this prospectus supplement and at the end of the prospectus.

FORWARD-LOOKING STATEMENTS

Any projections, expectations and estimates in this prospectus supplement are not historical in nature but are forward-looking statements based on information and certain assumptions Ford Credit and the depositors consider reasonable.  Forward-looking statements are about circumstances and events that have not yet taken place.  They are uncertain and may vary materially from actual events.  Neither Ford Credit nor either depositor has any obligation to update or otherwise revise any forward-looking statements, including changes in economic conditions, portfolio or asset pool performance or other circumstances or developments, after the date of this prospectus supplement.

TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of Series 2015-1 and the enhancement available for the series.  You should read this prospectus supplement and the prospectus completely for more information about the series.

(1)          The depositor interest will be held initially by the depositors and represents the interest in the trust property not allocated to any series.  A portion of the depositor interest equal to the available subordinated amount is subordinated to the notes.

(2)          The depositors will deposit $9,202,620.00 in the reserve account on the closing date.  The amount that is required to be in the reserve account is 1.00% of the initial note balance of the Series 2015-1 notes, unless the depositors elect to increase the amount in the reserve account during a subordination step-up period or an amortization event occurs in which case the reserve account required amount will increase.

(3)          The accumulation period reserve account will be funded prior to the start of the controlled accumulation period in an amount equal to $2,300,655.00, which is 0.25% of the initial note balance of the Series 2015-1 notes.

(4)          All notes other than the Class D notes will benefit from the subordination of the more junior classes to more senior classes.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document in Series 2015-1.  Forms of the documents identified in this diagram are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

SUMMARY

This summary describes the main terms of Series 2015-1, the assets of the trust, the cash flows of the series and the credit and payment enhancement available to the series.  It does not contain all of the information that you should consider in making your decision to purchase any notes.  To understand fully the terms of the notes, you should read this prospectus supplement and the prospectus completely, especially “Risk Factors” beginning on page S-12.

Transaction Overview

The trust is a master trust that owns a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers.  The trust will issue the Series 2015-1 notes backed by this revolving pool of receivables to the depositors on the closing date.  The depositors will sell the offered notes to the underwriters on the closing date who will then offer them to investors.

Transaction Parties

Sponsor, Servicer and Administrator

Ford Motor Credit Company LLC, or “Ford Credit,” a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Depositors

Ford Credit Floorplan Corporation, or “FCF Corp,” and Ford Credit Floorplan LLC, or “FCF LLC.”

Issuing Entity or Trust

Ford Credit Floorplan Master Owner Trust A.

Owner Trustee

U.S. Bank Trust National Association.

Indenture Trustee

The Bank of New York Mellon.

Back-up Servicer

Wells Fargo Bank, National Association, or “Wells Fargo.”

Closing Date

The trust expects to issue the Series 2015-1 notes on or about February 10, 2015, the “closing date.”

The Notes

The trust will issue the following classes of notes in Series 2015-1:

		Principal Amount	Interest Rate
Class A-1(1)	}	$800,000,000	•%
Class A-2(1)			One-month LIBOR + •%
Class B		$36,601,000	•%
Class C(2)		$52,288,000	•%
Class D(2)		$31,373,000	•%

(1)     The allocation of the principal amount between the Class A-1 and Class A-2 notes will be determined on the day of pricing.

(2)     The Class C and Class D notes are not being offered by this prospectus supplement or the prospectus.

The Class A-1 and Class A-2 notes are collectively referred to as the “Class A notes.”  The Class A notes and the Class B notes are being offered by this prospectus supplement and the prospectus and are collectively referred to as the “offered notes” and, together with the Class C and Class D notes, the “Series 2015-1 notes” or the “notes.”  The Class A-1, the Class B, the Class C and the Class D notes are sometimes referred to as the “fixed rate notes.”  The Class A-2 notes are sometimes referred to as the “floating rate notes.”  The Class A-1 and Class A-2 notes have equal rights with respect to payments of interest and principal and, unless otherwise specified in this prospectus supplement, will be treated as a single class in relation to the other classes.

The depositors may initially retain some or all of the offered notes and will initially retain the Class C and Class D notes and the depositor interest in the trust.

The Series 2015-1 notes will be issued under the indenture and an indenture supplement to be entered into between the trust and the indenture trustee, or the “indenture supplement.”

Form and Minimum Denomination

The notes will be issued in book-entry form.  The notes will be available in minimum denominations of $1,000 and in multiples of $1,000.

Payment Dates

The trust will pay interest and principal, if any, on the notes on each “payment date,” which will be the 15th day of each month (or, if not a business day, the next business day).  The first payment date will be March 16, 2015.

Interest Payments

The fixed rate notes will accrue interest on a “30/360” basis from the 15th day of the prior month to the 15th day of the current month (or the closing date to March 15, 2015, for the first period).  The floating rate notes will accrue interest on an “actual/360” basis from the prior payment date (or the closing date, for the first period) to the following payment date.

For more information about interest payments on the notes, you should read “Description of the Notes — Payments of Interest” in this prospectus supplement.

Principal Payments

The trust expects to pay the principal of the Series 2015-1 notes in full on the expected final payment date shown below:

Notes	Expected Final Payment Date	Final Maturity Date
Class A-1	January 15, 2018	January 15, 2020
Class A-2	January 15, 2018	January 15, 2020
Class B	January 15, 2018	January 15, 2020
Class C	January 15, 2018	January 15, 2020
Class D	January 15, 2018	January 15, 2020

No principal will be paid on the notes prior to the expected final payment date, unless an amortization event occurs, after which principal will be paid monthly on each payment date.  Principal may be paid on the notes after the expected final payment date.

For more information about principal payments on the notes, you should read “Description of the Notes — Payments of Principal” in this prospectus supplement.

Trust Property

The primary asset of the trust is a revolving pool of receivables and related assets originated in accounts designated to the trust.  On September 30, 2014, the total principal balance of the receivables was $16,180,980,425.71.  The number of designated accounts was 3,299.

For more information about the accounts and receivables in the trust, you should read “Trust Property” in this prospectus supplement and in the prospectus.

Servicing

Ford Credit is the servicer.  Wells Fargo is the back-up servicer.  The trust will pay the servicer and the back-up servicer a fee each month.

For more information about the servicer and back-up servicer fees, you should read “Description of the Notes — Servicing Compensation and Payment of Expenses” in this prospectus supplement and “Servicing the Receivables — Servicing Fees and Payment of Expenses” and “— Back-up Servicer” in the prospectus.

Allocation of Collections

The servicer will collect payments on the receivables and will deposit these collections, up to the amount required for payment to each series on the following payment date, in the collection account.  Each month, the servicer will allocate interest collections, principal collections and the principal balance of defaulted receivables to:

•                  Series 2015-1,

•                  other series of notes issued by the trust, and

•                  the depositor interest.

The amounts allocated to Series 2015-1 will be based generally on the size of its invested amount compared with the adjusted pool balance of the trust.  The initial invested amount of the series will be $920,262,000, which is the initial note balance of the series.

For more information about these allocations, you should read “Description of the Notes — Investor Percentages” and “— Defaulted Receivables and Principal Collections Used to Pay Interest” in this prospectus supplement.

Application of Collections

Interest Collections

On each payment date, interest collections allocated to Series 2015-1 for the prior month will be applied in the order of priority listed below:

(1)                       Class A Interest — to pay interest due on the Class A notes,

(2)                       Class B Interest — to pay interest due on the Class B notes,

(3)                       Class C Interest — to pay interest due on the Class C notes,

(4)                       Class D Interest — to pay interest due on the Class D notes,

(5)                       Trustee Fees and Expenses — to the indenture trustee and the owner trustee, all fees, expenses and indemnities due for the series, and to or at the direction of the trust, any expenses of the trust for the series, up to a maximum of $150,000 per year,

(6)                       Servicing Fees — (a) to the back-up servicer, the monthly back-up servicing fee for the series and (b) to the servicer, the monthly servicing fee for the series if Ford Credit is no longer the servicer,

(7)                       Defaulted Receivables — to reimburse the defaulted receivables allocated to the series for the prior month,

(8)                       Reserve Account — to the reserve account, to fund it up to the reserve account required amount,

(9)                       Reimbursement of Defaulted Receivables for Prior Periods — to reimburse the defaulted receivables allocated to the series for prior months that have not been previously reimbursed,

(10)                Reimbursement of Principal Used to Pay Interest — to reimburse principal collections allocated to the series that were used to pay interest on the notes,

(11)                Accumulation Period Reserve Account — beginning on the accumulation period reserve account funding date, to the accumulation period reserve account, to fund it up to $2,300,655.00,

(12)               Servicing Fees — to Ford Credit, if Ford Credit is the servicer, the monthly servicing fee for the series,

(13)                Available Subordinated Amount — to increase the available subordinated amount up to the required subordinated amount,

(14)                Additional Trustee Fees and Expenses — to the indenture trustee, the owner trustee and the trust, all amounts due for the series to the extent not paid under item (5) above,

(15)                Additional Servicing Fees — to the back-up servicer, any remaining amounts due, including any transition costs incurred by the back-up servicer, as the successor servicer, in excess of amounts in the back-up servicer reserve account,

(16)                Excess Interest Sharing Group One — to cover any shortfalls for other series in excess interest sharing group one, and

(17)                Depositor Interest — to the depositors.

For more information about the application of interest collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.

Principal Collections

The application of principal collections allocated to Series 2015-1 on each payment date will depend on whether it is in the revolving period, the controlled accumulation period or the early amortization period.

•                  Revolving Period.  The revolving period for the series begins on the closing date and ends when the controlled accumulation period or the early amortization period begins.  During the revolving period, no principal will be paid to or accumulated for the series.  Instead, principal collections allocated to the series will be (1) used to make principal payments and deposits for other series in principal sharing group one, (2) deposited in the excess funding account in specified amounts and (3) paid to the depositors.

•                  Controlled Accumulation Period.  The controlled accumulation period for the series is scheduled to begin July 1, 2017, but may begin at a later date.  On each payment date during the controlled accumulation period, principal collections allocated to the series will be deposited in the principal funding account in specified amounts.  Any remaining principal collections will be (1) used to make principal payments and deposits for other series in principal sharing group one, (2) deposited in the excess funding account in specified amounts and (3) paid to the depositors.  On the expected final payment date, the amounts in the principal funding account will be paid to the Series 2015-1 noteholders sequentially by class.

•                  Early Amortization Period.  If an amortization event occurs, the early amortization period will begin.  On each payment date during the early amortization period, (1) principal collections allocated to the series and (2) collections allocated to the portion of the depositor interest that is subordinated to the series (in the case of principal collections, in an amount not to exceed the available subordinated amount) will be paid to the Series 2015-1 noteholders sequentially by class.

For more information about the application of principal collections, you should read “Description of the Notes — Application of Investor Collections — Payment of Principal” in this prospectus supplement.

Amortization Events

The occurrence of certain events will cause an early amortization period to begin.  These events are comprised of events which apply to all series and are described in “Description of the Notes — Amortization Events” in the prospectus and the following events which only apply to Series 2015-1:

•                  either depositor fails to make any payment or deposit within five business days,

•                  either depositor violates any covenant or agreement in any material respect or has made representations that are incorrect in any material respect, and any such breach is not corrected within 60 days after the depositor receives notice of the breach, and the breach continues to adversely affect the amount or timing of payments to be made to the Series 2015-1 noteholders for that period,

•                  the occurrence of a servicer termination event that adversely affects the amount or timing of payments to be made to the Series 2015-1 noteholders,

•                  the notes are not paid in full on their expected final payment date,

•                  the average monthly payment rate on the receivables for three consecutive months is less than 21%,

•                  the available subordinated amount falls below the required subordinated amount for five business days,

•                  the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, and

•                  the notes are accelerated following an event of default.

For more information about the amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus supplement and the prospectus.  For more information about servicer termination events, you should read “Servicing the Receivables — Resignation and Termination of Servicer” in the prospectus.  For more information about events of default, you should read “Description of the Notes — Events of Default” in this prospectus supplement and “Description of the Notes —

Events of Default and Remedies” in the prospectus.

Credit and Payment Enhancement

Credit and payment enhancement provides protection for the Series 2015-1 notes against losses on the receivables and potential shortfalls in the amount available to make required payments.  If the enhancement is not sufficient to cover all amounts payable on the series, the losses will be allocated first, to the Class D notes, second, to the Class C notes, third, to the Class B notes, and fourth, to the Class A notes.

The enhancement described below is available only to Series 2015-1.  The series is not entitled to any enhancement available to any other series.

Excess Spread

Excess spread is the excess of interest collections allocated to the series over the interest payments on the notes and the senior fees and expenses of the trust that are allocated to the series.  Any excess spread will be available on each payment date to reimburse defaulted receivables allocated to the series and to make required deposits in the reserve account.

Subordination of the Depositor Interest

A portion of the depositor interest, or the “available subordinated amount,” is subordinated to the series.  The amount subordinated will initially equal $125,490,272.73 plus any incremental subordinated amount for the first determination date.  The available subordinated amount will increase during a subordination step-up period, unless the depositors elect to increase the amount required to be in the reserve account during that period, and is subject to other reductions and increases from time to time.

Reserve Account

On the closing date, the trust will deposit $9,202,620.00, which is 1.00% of the initial note balance of the series, in the reserve account, unless the depositors elect to increase the amount required to be in the reserve account during a subordination step-up period or an amortization event occurs, in which case the amount required to be in the reserve account will increase.  Funds in the reserve account will be available to pay interest on the notes, trustees fees and expenses and to cover defaulted receivables if interest collections allocated to the series are insufficient.

Accumulation Period Reserve Account

The accumulation period reserve account will provide additional funds to pay interest on the notes during the controlled accumulation period.  The accumulation period reserve account will be funded prior to the start of the controlled accumulation period from interest collections allocated to the series.  The amount required to be in the accumulation period reserve account will be $2,300,655.00, which is 0.25% of the initial note balance of the series.

Subordination of Notes

The Class B, Class C and Class D notes are subordinated to the Class A notes in the payment of interest and principal to the extent described in this prospectus supplement.

For more information about the credit and payment enhancement for the series, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus supplement.

Sharing Groups

Series 2015-1 will be included in “excess interest sharing group one” and in “principal sharing group one.”  As part of these groups, Series 2015-1 will be entitled in certain situations to share in excess interest collections and shared principal collections from other series in the same group.

For more information about these groups, you should read “Description of the Notes — Groups” in this prospectus supplement and the prospectus.

Other Series

The trust has issued other series of notes which are secured by the trust property.  Annex A to this prospectus supplement summarizes certain characteristics of each series issued by the trust.

Ratings

The depositors have hired two nationally recognized statistical rating organizations, or “rating agencies” to assign credit ratings to the Series 2015-1 notes.  The depositors have also hired nationally recognized statistical rating organizations to rate the notes of other series issued by the trust, who are also referred to as “rating agencies” when referring to ratings of other series.

The ratings of the notes reflect the likelihood of the timely payment of interest and the ultimate payment of principal on the notes according to their terms.  Each rating agency rating the notes will monitor the ratings using its normal surveillance procedures.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by any other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the Series 2015-1 notes.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

Katten Muchin Rosenman LLP will deliver its opinion that, for U.S. federal income tax purposes:

•                  the offered notes will be treated as debt, and

•                  the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus supplement and in the prospectus.

ERISA Considerations

The notes generally will be eligible for purchase by employee benefit plans.

For more information about the treatment of the notes under ERISA, you should read “ERISA

Considerations” in this prospectus supplement and in the prospectus.

Investment Considerations

The trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, and in making this determination is relying on the exemption in Rule 3a-7 of the Investment Company Act of 1940, although other exclusions or exemptions may also be available to the trust.  The trust is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” commonly known as the “Volcker Rule.”

CUSIP Number

CUSIP
Class A-1 notes	34528Q DR2
Class A-2 notes	34528Q DS0
Class B notes	34528Q DT8

Contact Information for the Depositors

Ford Credit Floorplan Corporation or

Ford Credit Floorplan LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Fax number:  (313) 390-4133

Contact Information for the Servicer

Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Securitization Operations Supervisor

Telephone number:  (313) 206-5899

Fax number:  (313) 390-4133

Website:  www.fordcredit.com

RISK FACTORS

In addition to the risk factors starting on page 9 of the prospectus, you should consider the following risk factors in deciding whether to purchase the offered notes.

Enhancement is limited and if exhausted could result in losses on your notes

Enhancement for the notes will be provided by excess spread, the subordination of a portion of the depositor interest, amounts in the reserve account, amounts to be deposited in the accumulation period reserve account and, for more senior classes of notes, the subordination of the more junior classes of notes. The amount of this enhancement is limited and may be reduced from time to time. If the enhancement for your notes is exhausted, you are more likely to incur losses on your notes.

For more information about the enhancement for the notes, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus supplement.

A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers could result in losses on your notes

The receivables owned by the trust are originated primarily through the financing provided by Ford Credit to Ford-franchised dealers. The level of receivables depends on Ford’s continuing ability to manufacture vehicles and to maintain franchise dealer relationships, on Ford Credit’s ability to provide financing and on the amount of vehicle inventory that Ford-franchised dealers are willing to hold, and the amount of principal collections on these receivables will depend on the dealers’ ability to sell these vehicles. The ability of Ford, Ford Credit and Ford-franchised dealers to compete in the current industry environment will affect the amount of new receivables that are originated and the dealers’ ability to sell vehicles, which ultimately will affect the amount of principal collections and the payment rates on the receivables. A decline in the financial condition or business prospects of Ford, Ford Credit or Ford-franchised dealers could have an adverse effect on any of these factors, which could result in losses on your notes.

The economic downturn following the 2008 financial crisis adversely affected the financial condition and business prospects of many of the manufacturers, suppliers and other participants in the U.S. auto industry, including Ford, Ford Credit and Ford-franchised dealers. If another economic downturn occurs, the financial condition and business prospects of the participants in the U.S. auto industry, including Ford, Ford Credit and Ford-franchised dealers, could be adversely affected. In addition a decline in the financial condition or business prospects of Ford could also have an adverse effect on Ford Credit and the Ford-franchised dealers.

An economic downturn or a decline in the financial condition or business prospects of Ford could adversely affect the Ford-franchised dealers’ ability to sell vehicles, the level of consumer demand for Ford-vehicles, the market value of the vehicles securing the receivables, and the ability of Ford Credit, as servicer, to service the receivables or honor its commitment to repurchase receivables due to breaches of representations or warranties, which could result in losses on your notes.

For additional sources of information about Ford and Ford Credit, you should read “Where You Can Find More Information” in the prospectus.

Economic, market and social factors could lead to slower sales of the vehicles, which could result in accelerated, reduced or delayed payments on your notes

Payment of the receivables depends primarily on the rate of financed vehicle sales by the dealers. The rate of financed vehicle sales may change because of a variety of economic, market and social factors. Economic factors include interest rates, unemployment levels, the rate of inflation, the price of gasoline, the price of commodities used in the production of vehicles and consumer perception of general economic conditions. Ford’s use of incentive programs, including manufacturers’ rebate programs and low-interest rate financing, may also affect the rate of financed vehicle sales and are available at the discretion of Ford. Various market factors, including the introduction or increased promotion by other manufacturers of competitive models offering perceived advantages in performance, reliability, fuel economy or other factors, may reduce sales of Ford vehicles. Social factors include consumer perception of Ford-branded products in the marketplace, changes in consumer demand for certain vehicle segments, consumer demand for vehicles generally and government actions, including actions that encourage consumers to purchase certain types of vehicles.

We cannot predict whether or to what extent economic, market or social factors will affect the level of sales. A prolonged decline in the level of sales could result in accelerated, reduced or delayed payments on your notes.

A decrease in the dealer payment rate could result in accelerated, reduced or delayed payments on your notes

The payment of principal on your notes will depend primarily on dealer payments of receivables. Dealers are generally required to pay a receivable on the sale of the financed vehicle. The timing of these sales is uncertain, and particular patterns of dealer payments may or may not occur. The actual amount of available investor principal collections will depend on such factors as the rate of payment and the rate of default by dealers. Any significant decline in the dealer payment rate on the receivables during the controlled accumulation period or the early amortization period for your notes could result in reduced or delayed payments on your notes. Alternatively, if the average monthly payment rate for three consecutive months is less than 21%, an amortization event will occur, which could result in accelerated payments on your notes.

An increase in the dealer payment rate and/or a decrease in the origination of new receivables could result in accelerated payments on your notes

If the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are originated — which could occur as a result of an increase in the rate of sales of financed vehicles, including increases resulting from manufacturer incentive programs or government actions that encourage consumers to purchase vehicles, or a decrease in the origination of new receivables, or both — principal collections otherwise payable to the depositors may be accumulated in the excess funding account in order to maintain the net adjusted pool balance at a specified level. However, if the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series issued by the trust for three consecutive months, an amortization event will occur, which could result in accelerated payments on your notes.

Increased losses could result in accelerated, reduced or delayed payments on your notes

Historical losses experienced by the trust or by Ford Credit on its dealer floorplan portfolio may not be indicative of future performance of the trust’s receivables. Losses could increase significantly for various reasons, including adverse changes in the local, regional or national economies, adverse changes in the business prospects of Ford or Ford Credit, the inability or unwillingness of Ford to continue to provide financial assistance to dealers or decreases in the market value of the financed vehicles in the absence of manufacturer incentives, dealer fraud or due to other events. Any significant increase in losses on the receivables could result in accelerated, reduced or delayed payments on your notes.

For more information about the performance of Ford Credit’s dealer floorplan portfolio, you should read “Ford Credit’s Dealer Floorplan Financing Business — Ford Credit’s Dealer Floorplan Portfolio Performance” in this prospectus supplement.

Geographic concentration may increase risk of accelerated, reduced or delayed payments on your notes

On September 30, 2014, approximately 16.1%, 6.9%, 5.6% and 5.2% of the receivables owned by the trust related to dealers located in Texas, California, Florida and Michigan, respectively. No other state accounted for more than 5% of the receivables owned by the trust on that date. Adverse economic conditions or other factors affecting these states could result in reductions and delays in payments on the receivables relating to dealers located in these states. Any reductions or delays in payments on the receivables could cause accelerated, reduced or delayed payments on your notes.

For more information about the geographic distribution of the receivables owned by the trust, you should read “Trust Property — Trust Portfolio” in this prospectus supplement.

The interest rates on the receivables may fluctuate differently than the interest rates on the notes, which may result in accelerated, reduced or delayed payments on your notes

The receivables bear interest at a variable rate based on the prime rate, which may be amended or reduced by Ford Credit. The fixed rate notes bear interest at a fixed rate, so if the interest rate on the receivables declines the notes may be adversely affected. The floating rate notes bear interest at a variable rate based on one-month LIBOR, so if LIBOR increases at a greater rate than the prime rate or the prime rate declines at a greater rate than LIBOR the notes may be adversely affected. If the interest rate on the receivables declines, interest collections allocated to the notes may be reduced without a corresponding reduction in the amounts payable as interest on the notes. If interest collections are insufficient to pay interest on the notes, an amortization event will occur, which could result in accelerated, reduced or delayed payments on your notes. The trust is not entering into any interest rate hedge agreements to protect either the fixed rate notes or the floating rate notes against fluctuations in the interest rate on the receivables.

You may not receive your principal on the expected final payment date because of other series being in or entering into an accumulation or amortization period

If your series were to enter the controlled accumulation period or the early amortization period while another series in principal sharing group one is either in an accumulation or amortization period or entering an accumulation or amortization period, available investor principal collections from that series may not be available to make payments on your notes. Other series in principal sharing group one may have different characteristics, such as an earlier expected final payment date or different series early amortization events, that could cause the series to amortize earlier than your series. As a result, the principal payments on your notes may be reduced and final payment of the principal of your notes may be delayed. Also, the shorter the controlled accumulation period for the notes of your series, the greater the likelihood that payment in full of the notes of your series on the expected final payment date will depend on available investor principal collections from other series in principal sharing group one to make principal payments on your notes.

The depositors may change certain eligibility criteria and certain requirements with respect to the trust and the notes without the consent of any noteholder or any other person, which could result in reduced or delayed payments on your notes

The depositors may change certain overconcentration definitions and/or increase or reduce the reserve account required amount with respect to the Series 2015-1 notes. The depositors can make these changes so long as the rating agency condition has been satisfied for each rating agency then rating each series or, with respect to the reserve account required amount and the overconcentration definitions, the Series 2015-1 notes. If the depositors make any of these changes, it may result in reduced or delayed payments on your notes.

Financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your notes and/or limit your ability to resell your notes

For several years following the start of the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have improved, volatility remains due to several factors, including the uncertainty surrounding the level and sustainability of the sovereign debt of several European countries and the weakness in the eurozone, and future events could occur that will have an adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

For more information about how illiquidity may impact your ability to resell your notes, you should read “Risk Factors — The absence of a secondary market for your notes could limit your ability to resell them” in the prospectus.

A reduction, withdrawal or qualification of the ratings on your notes, or the issuance of unsolicited ratings on your notes, could adversely affect the market value of your notes and/or limit your ability to resell your notes

The ratings on the notes are not recommendations to purchase, hold or sell the notes and do not address market value or investor suitability. The ratings reflect each rating agency’s assessment of the future performance of the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes. There can be no assurance that the notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the receivables, errors in analysis or otherwise. Other series of notes issued by the trust have been downgraded by one or more of the rating agencies in the past, and some of these notes currently have a negative outlook from one or more of the rating agencies. None of the depositors, the sponsor or any of their affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any ratings on the notes. If the ratings on your notes are reduced, withdrawn or qualified, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

The sponsor has hired two rating agencies that are nationally recognized statistical rating organizations, or “NRSROs,” and will pay them a fee to assign ratings on the notes. The sponsor has not hired any other NRSRO to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositors, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus supplement. NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that the rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

You should make your own evaluation of the future performance of the notes and the receivables, the credit enhancement on the notes and the likelihood of repayment of the notes, and not rely solely on the ratings on the notes.

Federal financial regulatory reform could have an adverse impact on Ford Credit, the depositors or the trust

The Dodd-Frank Act is extensive legislation that impacts financial institutions and other non-bank financial companies, including Ford Credit. The Dodd-Frank Act created the Consumer Financial Protection Bureau, a new agency responsible for administering and enforcing the laws and regulations for consumer financial products and services. In addition, it has increased regulation of the securitization and derivatives markets. Many of the new requirements will be the subject of implementing regulations which have yet to be released. Until implementing regulations are issued, there can be no assurance that the new requirements will not have an adverse impact on the origination or servicing of the receivables, on Ford Credit’s securitization programs or on the regulation and supervision of Ford Credit, the depositors or the trust.

For more information about certain potentially applicable provisions of the Dodd-Frank Act, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Application of an alternative liquidation framework under the Dodd-Frank Act could have an adverse impact on Ford Credit, the depositors or the trust

The Dodd-Frank Act created an alternative liquidation framework under which the FDIC may be appointed as receiver for the resolution of a non-bank financial company if the company is in default or in danger of default and the resolution of the company under other applicable law would have serious adverse effects on financial stability in the United States.

There can be no assurance that the new liquidation framework would not apply to Ford Credit, the depositors or the trust, although the expectation is that the framework will be invoked only very rarely. Guidance from the FDIC indicates that the new framework will be exercised in a manner consistent with the existing bankruptcy laws, which is the insolvency regime which would otherwise apply to the sponsor, the depositors and the trust. A portion of the FDIC guidance will apply for a transition period, and this guidance states that, for revolving trusts and master trusts, it will apply to any securities issued before the end of the transition period. However, this guidance does not indicate how the framework will be applied if the revolving trust or master trust were to issue additional securities after the end of the transition period. There can be no assurance that the FDIC would apply the framework in accordance with this guidance for any revolving trust or master trust that issues securities after the end of the transition period. As a result, although your series will be issued before the end of the transition period, there can be no assurance that this guidance will continue to apply to your series if the trust were to issue any additional series after the end of the transition period. However, any additional series may only be issued if the rating agency condition has been satisfied for your series.

If the FDIC were appointed as receiver for Ford Credit, the depositors or the trust, or if future regulations or subsequent FDIC actions are contrary to the recent FDIC guidance, you may experience losses or delays in payments on your notes.

For more information about the new framework, you should read “Some Important Legal Considerations — The Dodd-Frank Act” in the prospectus.

Retention of any of the notes by the depositors could adversely affect the market value of your notes and/or limit your ability to resell your notes

The depositors may retain all or a portion of one or more classes of notes. If a portion of a class is retained, the market for that class may be less liquid than if the entire class had been sold and, if any retained notes are subsequently sold in the secondary market, it could reduce demand for notes of that class already in the market, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

TRANSACTION PARTIES

The transaction parties for Series 2015-1 are identified below.  For more information about the transaction parties, you should read “Transaction Parties” in the prospectus.  For information on the payment of fees and expenses to certain transaction parties, you should read “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items” in this prospectus supplement.

Issuing Entity or Trust

The issuing entity for Series 2015-1 is Ford Credit Floorplan Master Owner Trust A.  The trust’s fiscal year is the calendar year.

The trust is a master trust that issues notes in series.  On the closing date, the trust will issue the notes.  The trust has issued other series of notes, each of which is also secured by the assets of the trust.  Certain characteristics of each series of notes are summarized in Annex A to this prospectus supplement.  The following table shows the expected capitalization of the trust on the closing date, after issuance of the notes:

	Principal Amount
Series 2006-1	$1,300,000,000	(1)
Series 2010-2	250,000,000
Series 2010-3	1,133,803,000
Series 2010-4	300,000,000	(1)
Series 2012-2	747,713,000
Series 2012-3	200,000,000	(1)
Series 2012-5	747,713,000
Series 2013-1	1,725,490,000
Series 2013-2	200,000,000
Series 2013-3	690,196,000
Series 2013-4	460,131,000
Series 2013-5	1,437,909,000
Series 2014-1	1,265,359,000
Series 2014-2	460,131,000
Series 2014-3	400,000,000
Series 2014-4	1,150,327,000
Series 2014-5	0	(1)
Series 2015-1	920,262,000
Series 2015-2	575,164,000
Total	$13,964,198,000

(1) Subject to increase or decrease, as set forth in Annex A

The trust also expects to issue an additional series of notes, Series 2015-2, on the closing date.  The Series 2015-2 notes are not being offered by this prospectus supplement.  Some expected characteristics of the 2015-2 notes are summarized in Annex A to this prospectus supplement.

Owner Trustee

U.S. Bank Trust National Association, or “U.S. Bank Trust,” a national banking association, acts as the “owner trustee” under the trust agreement.  U.S. Bank Trust is a national banking association and a wholly-owned subsidiary of U.S. Bank National Association, or “U.S. Bank,” the fifth largest commercial bank in the United States.  U.S. Bancorp, with total assets exceeding $391 billion as of September 30, 2014, is the parent company of U.S. Bank.  As of September 30, 2014, U.S. Bancorp served approximately 17 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses and institutions.

U.S. Bank Trust has provided owner trustee services since the year 2000.  As of September 30, 2014, U.S. Bank Trust was acting as owner trustee with respect to over 600 issuances of securities.  This portfolio includes mortgage-backed and asset-backed securities.  U.S. Bank Trust has acted as owner trustee of auto-backed securities since the year 2000.  As of September 30, 2014, U.S. Bank Trust was acting as owner trustee on 84 issuances of auto-backed securities.

For a description of the duties and responsibilities of the owner trustee, you should read “Owner Trustee” in the prospectus.

Indenture Trustee

The Bank of New York Mellon, a New York banking corporation, is the “indenture trustee” under the indenture.  Its principal corporate trust office is located at 101 Barclay Street, New York, New York 10286.  The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of auto receivables.  The Bank of New York Mellon is one of the largest corporate trust providers of trust services on securitization transactions.

For a description of the duties and responsibilities of the indenture trustee, you should read “Indenture Trustee” in the prospectus.

Depositors

The depositors are Ford Credit Floorplan Corporation, a Delaware corporation, and Ford Credit Floorplan LLC, a Delaware limited liability company.  Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC are wholly-owned subsidiaries of Ford Credit.

Sponsor

Ford Credit is the sponsor of the securitization transaction in which Series 2015-1 will be issued and is responsible for structuring the transaction.  The receivables are originated by Ford Credit under designated accounts with motor vehicle dealers established by Ford Credit or are purchased by Ford Credit in the ordinary course of its business.

Servicer

Ford Credit is the servicer for the receivables sold to the trust.  Ford Credit manages, maintains custody of and collects payments on the receivables for the trust.  Ford Credit is responsible for all servicing functions, except that the indenture trustee is responsible for making payments to the noteholders based on information and calculations provided by the servicer.

For more information about the servicer’s duties, you should read “Servicing the Receivables — Servicing Duties” in the prospectus.

Back-up Servicer

Wells Fargo is the “back-up servicer” under the back-up servicing agreement.  Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company.  Its corporate office is located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.  A diversified financial services company, Wells Fargo & Company provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally.  Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.  The servicer, the depositor and their respective affiliates may maintain normal commercial banking relationships with Wells Fargo and its affiliates.

Wells Fargo has provided back-up servicing services since 1992.  Wells Fargo has acted as back-up servicer on numerous series of asset-backed securities and has experience servicing dealer floorplan receivables for itself and others.

For more information about the back-up servicer, you should read “Servicing the Receivables — Back-up Servicer” in the prospectus.

FORD CREDIT’S DEALER FLOORPLAN FINANCING BUSINESS

Ford Credit provides financing for Ford-franchised dealers for their vehicle inventory.  Ford Credit also provides financing for dealers affiliated with Ford-franchised dealers who also sell vehicles from non-Ford manufacturers.

Ford Credit’s U.S. Dealer Floorplan Portfolio

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Dollars in Millions)
Average principal balance(1)	$19,264	$16,727	$17,177	$13,847	$12,199	$11,556	$10,434

(1)                 For periods after 2010, average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.  For periods prior to and including 2010, average principal balance is the average of the average principal balances for each month in the period based on the average of the daily principal balances for the month.

For more information on the dealers’ vehicle inventory, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting” in the prospectus.

Material Changes to Ford Credit’s Origination and Underwriting

Dealer floorplan volumes are sensitive to competitive pressures and market conditions.  In the first half of 2009, industry sales volumes fell to historic lows as a result of the disruption in the global financial markets and the severe economic recession, causing Ford to announce production cuts in order to align inventory levels with consumer demand.  In the third quarter of 2009, industry sales volumes increased significantly due to the federal government’s “Cash for Clunkers” program, which caused a significant reduction in total dealer inventory levels.  Ford responded to competitive pressures and market conditions by taking a number of additional actions that also impacted dealer floorplan volumes, which included offering special rate financing programs to promote vehicle sales, decreasing the amount of inventory held on dealer lots and decreasing the number of Ford dealerships in light of its decline in market share.  Finally, production of Mercury vehicles ended in the fourth quarter 2010.  During this period Ford Credit also transitioned the financing for non-Ford affiliated dealers to other finance sources.  These factors contributed to the historically low dealer inventory levels and/or Ford Credit’s dealer floorplan portfolio through the end of 2009.

Dealer inventory levels have steadily risen from 2009 through 2013 primarily due to higher U.S. industry sales and increased production to meet demand for Ford products.  Inventory levels have increased from January through September of 2014 due to higher industry and Ford sales as well as increased dealer stocking of vehicles in anticipation of model change-overs and year-end build-out.  The increase in dealer inventory levels has led to a corresponding decrease in the monthly payment rate over that time.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the reduced number of dealers and the decline in its retail installment sale contract, lease and dealer floorplan receivable portfolios.  This restructuring included the consolidation of its origination operations, including dealer credit and wholesale operations, into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolios of retail installment sale contracts, leases and dealer floorplan receivables.  In the third quarter of 2011, Ford Credit integrated its floorplan administration and dealer credit operations in its business centers to streamline processes and achieve efficiencies.

On October 1, 2012, Ford Credit lowered the prime rate floor for floorplan financing by 0.25% and on October 1, 2013, Ford Credit eliminated the prime rate floor for floorplan financing.

For more information about Ford Credit’s origination and credit underwriting policies and procedures, you should read “Ford Credit’s Dealer Floorplan Financing Business” in the prospectus.

Ford Credit’s Dealer Floorplan Portfolio Performance

The following tables show the loss experience, payment rates, age distribution and dealer risk rating group distribution for Ford Credit’s dealer floorplan portfolio, which may be influenced by a variety of economic, social, geographic and other factors beyond the control of Ford Credit.  The accounts designated to the trust represent most but not all of Ford Credit’s dealer floorplan portfolio.  There can be no assurance that the loss experience, age distribution, payment rate and dealer risk rating group distribution for the receivables in the trust will be similar to the historical experience shown below for Ford Credit’s dealer floorplan portfolio.  The percentages in the following tables may not sum to 100% due to rounding.

Loss Experience of Ford Credit’s Dealer Floorplan Portfolio

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Dollars in Millions)
Average principal balance(1)	$19,264	$16,727	$17,177	$13,847	$12,199	$11,556	$10,434
Net losses (recoveries)(2)	$(0.8)	$(0.6)	$(1.3)	$(3.5)	$(2.6)	$(10.1)	$36.8
Net losses/average principal balance(3)	(0.006)%	(0.005)%	(0.008)%	(0.025)%	(0.021)%	(0.087)%	0.353%
Liquidations(4)	$73,867	$71,913	$95,429	$82,418	$76,266	$72,326	$58,406
Net losses/liquidations	(0.001)%	(0.001)%	(0.001)%	(0.004)%	(0.003)%	(0.014)%	0.063%

(1)                For periods after 2010, average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.  For periods prior to and including 2010, average principal balance is the average of the average principal balances for each month in the period based on the average of the daily principal balances for the month.

(2)                Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for that period.  This loss experience takes into account financial assistance provided by Ford to dealers in limited instances.  If Ford does not provide this assistance in the future, the loss experience of Ford Credit’s dealer floorplan portfolio may be adversely affected. This loss experience also reflects recoveries from dealer assets other than the financed vehicles.  However, because the interest of the trust in any other dealer assets will be subordinated to Ford Credit’s interest in those assets, the net losses experienced by the trust may be higher.

(3)                For the non-annual periods, the percentages are annualized.

(4)                Liquidations represent payments and net losses that reduce the principal balance of the receivables for the period indicated.

Payment Rates(1) of Ford Credit’s Dealer Floorplan Portfolio

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Highest month	46.6%	51.2%	51.2%	58.4%	59.7%	68.7%	72.8%
Lowest month	36.8%	43.8%	37.9%	44.3%	44.3%	41.5%	31.0%
Average of the months in the period	42.6%	47.8%	46.5%	49.8%	52.2%	52.3%	47.6%

(1)          The payment rate for each month equals liquidations divided by the average principal balance for the month (each calculated as described in the prior table).

Age Distribution of Ford Credit’s Dealer Floorplan Portfolio

	As of September 30,(1)		Year ended December 31,(1)(2)
Days Outstanding	2014	2013	2013	2012	2011	2010	2009

1 - 120	78.0%	79.6%	79.1%	81.7%	84.6%	77.9%	74.2%
121 - 180	10.3%	8.6%	9.8%	8.3%	7.3%	10.5%	10.2%
181 - 270	6.2%	6.8%	6.6%	6.1%	4.9%	7.2%	8.6%
Over 270	5.4%	5.0%	4.5%	3.9%	3.1%	4.3%	7.1%

(1)             Age distribution is the number of days that each receivable (including in-transit receivables) has been financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables as of the end of the quarter separating the in-transit finance period from the post-delivery finance period.

(2)             The age distribution for each year ending December 31 is the average of the age distributions as of the end of each quarter in the year.  For quarters ending on or prior to December 31, 2010, the age distribution as of the end of the quarter is the number of days that each receivable has been financed by Ford Credit (excluding any in-transit receivables) expressed as a percentage of the total principal balance of the receivables as of the end of the quarter.

Dealer Risk Rating Group Distribution of Ford Credit’s Dealer Floorplan Portfolio

Dealer Risk Rating	As of September 30,(1)
Group	2014		2013
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	57.8%	78.8%	57.4%	77.0%
II	15.1%	15.8%	15.7%	16.6%
III	1.8%	1.1%	2.4%	1.9%
IV	0.2%	0.2%	0.1%	0.0%
Other(2)	25.0%	4.2%	24.3%	4.6%

Dealer Risk	As of December 31,(1)
Rating
Group	2013		2012		2011		2010		2009
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	57.7%	78.6%	45.9%	77.9%	46.7%	75.6%	45.2%	71.7%	38.6%	57.2%
II	15.4%	16.4%	12.2%	15.6%	13.2%	18.3%	16.6%	21.4%	24.5%	33.4%
III	2.5%	2.0%	1.6%	1.4%	1.5%	1.9%	2.9%	2.9%	4.7%	4.6%
IV	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%	0.4%	0.1%	0.9%	0.5%
Other(2)	24.4%	3.0%	40.2%	4.9%	38.4%	4.2%	34.9%	4.0%	31.3%	4.3%

(1)            Includes accounts designated to the trust that have a zero balance, but excludes accounts not designated to the trust that have a zero balance.

(2)            Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for the dealer or because Ford Credit is in the process of terminating the financing for the dealer.

For more information about Ford Credit’s Dealer Floorplan Portfolio, the trust’s security interest in other dealer assets and dealer risk ratings, you should read “Ford Credit’s Dealer Floorplan Financing Business,” “— Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets” and “— Origination and Underwriting — Dealer Risk Rating” in the prospectus.

Material Changes to Ford Credit’s Servicing Policies and Procedures

In the first quarter of 2009, Ford Credit allocated additional personnel to assist in the review and monitoring of higher-risk dealers.  The personnel are located near the dealers in order to perform on-site verification, validation and reconciliation of financial information provided by the dealer.  Since dealer performance improved during 2010, some of these personnel have returned to performing other dealer floorplan sales and servicing functions.

In July 2009, Ford Credit completed a restructuring of its operations to meet changing business conditions, including the decline in its retail installment sale contract, lease and dealer floorplan receivable portfolios.  The restructuring included the consolidation of its origination operations, including dealer credit and wholesale operations, into four of its existing business centers in order to achieve cost effectiveness consistent with its smaller portfolios of retail installment sale contracts, leases and dealer floorplan receivables.  In August 2009, Ford Credit engaged a third-party vendor to perform on-site vehicle inventory audits.  The vendor performs the audits in accordance with established Ford Credit policies and procedures and provides the results of the audits to Ford Credit, and Ford Credit regularly monitors the vendor for compliance with the policies and procedures.

In January 2010, Ford Credit launched a new proprietary behavioral scoring model, which uses a number of key performance metrics to statistically analyze a dealer’s financial and floorplan trends each month and provide strategies for monitoring each dealer, if needed.  An updated version of this model was introduced in March 2011.

For more information about Ford Credit’s servicing policies and procedures, you should read “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations” in the prospectus.

As of the date of this prospectus supplement, Ford Credit’s senior unsecured debt ratings are:

	S&P	Moody’s	Fitch	DBRS
Short-term debt ratings	A-3	P-3	F3	R-3
Long-term debt ratings	BBB-	Baa3	BBB-	BBB (low)
Outlook	Stable	Stable	Positive	Stable

Although the rating agencies have raised or indicated a more favorable outlook on Ford Credit’s debt ratings recently, the rating agencies had previously lowered Ford Credit’s debt ratings and may change the ratings or downgrade Ford Credit at any time.

Based on the ratings above, Ford Credit, as servicer, will be required to deposit collections in the collection account within two business days after processing.

For more information about how Ford Credit’s ratings and other factors affect the timing of deposits in the collection account, you should read “Servicing the Receivables — Deposit of Collections” in the prospectus.

TRUST PROPERTY

The primary asset of the trust is a revolving pool of receivables originated in accounts established by Ford or Ford Credit with motor vehicle dealers that have been designated to the trust from Ford Credit’s dealer floorplan portfolio.  Each designated account and each receivable must meet specified eligibility criteria.  The depositors may designate or be required to designate additional eligible accounts to the trust and in this case, the existing and future receivables of these additional accounts will be sold to the trust, so long as certain conditions are satisfied.  From time to time, eligible accounts may be redesignated and the receivables in those accounts will be reassigned to the depositors.  In addition, the depositors will be required to redesignate ineligible accounts.  The redesignation of accounts is subject to the satisfaction of certain conditions.

For more information on the eligibility criteria for the designated accounts and the receivables and the conditions that must be satisfied for the designation of additional accounts and the redesignation of accounts, you should read “Sale of the Receivables” including, “— Eligible Accounts,” “— Additional Designated Accounts,” “— Redesignation of Accounts” and “— Eligible Receivables” in the prospectus.

On September 30, 2014, the pool of receivables was comprised of:

•                  receivables representing dealer payment obligations arising from the dealer’s financing of its purchases of vehicles, including dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, and for which Ford Credit will be the dealer’s finance source, and

•                  third-party financed in-transit receivables representing dealer payment obligations in respect of the in-transit period for Ford-manufactured vehicles, but for which Ford Credit will not be the dealer’s finance source.

The third-party financed in-transit receivables have been assigned by Ford to Ford Credit under a sale and assignment agreement and are payable generally on delivery of the vehicles to the dealers.  Under the sale and assignment agreement, Ford collects the payments from the dealer’s finance source and pays these collections to Ford Credit on the following business day.

Trust Portfolio

The following information relates to the trust’s portfolio of dealer floorplan receivables originated in accounts designated to the trust.  Because the designated accounts and the receivables will change over time, the following information is not necessarily indicative of the composition of the trust portfolio on any other date.

Key Information for the Trust Portfolio.  On September 30, 2014, the accounts designated to the trust and the receivables in the trust had the following characteristics:

•                  There were 3,299 designated accounts and the total principal balance of receivables originated in these accounts was $16,180,980,425.71.  Of the 3,299 designated accounts, 144 had a principal balance of receivables of zero.

•                  The average principal balance of receivables per designated account was $4,904,813.71.  Excluding designated accounts with a zero balance, the average principal balance of receivables per designated account was $5,128,678.42.

•                  The weighted average spread over the prime rate charged on the receivables was 1.33% per annum.

•                  The manufacturer overconcentration, the dealer overconcentration, the development dealer overconcentration, the fleet vehicle overconcentration, the medium and heavy truck overconcentration and the used vehicle (including program vehicles) overconcentration were each zero.

•                  The total principal balance of ineligible receivables was $8,988,394.91.

•                  The total outstanding balance of principal receivables relating to accounts that have been designated as “status” for longer than 31 days was zero.

For more information about overconcentrations and ineligible receivables, you should read “Description of the Notes — Ineligible Receivables and Overconcentration Amounts” in this prospectus supplement.

The following tables show the geographic distribution and account balance distribution of the trust portfolio on September 30, 2014.  The percentages in the following tables may not sum to 100.0% due to rounding.

Geographic Distribution of the Trust Portfolio

State(1)	Principal Balance	Percentage of Total Principal Balance	Number of Designated Accounts	Percentage of Total Number of Designated Accounts
Texas	$2,605,140,145.98	16.1%	257	7.8%
California	1,116,103,520.76	6.9%	164	5.0%
Florida	899,806,381.90	5.6%	124	3.8%
Michigan	836,358,287.81	5.2%	148	4.5%
Other(2)	10,723,572,089.26	66.3%	2,606	79.0%
Total	$16,180,980,425.71	100.0%	3,299	100.0%

(1)                 Based on the location of the related dealer showroom.

(2)                 No other state represents more than 5.0% of the principal balance of receivables owned by the trust.

Account Balance Distribution of the Trust Portfolio

Range of Account Balances	Principal Balance	Percentage of Total Principal Balance	Number of Designated Accounts	Percentage of Total Number of Designated Accounts
$999,999.99 or lower	$336,668,083.41	2.1%	877	26.6%
$1,000,000.00 to $2,499,999.99	1,175,877,101.27	7.3%	687	20.8%
$2,500,000.00 to $4,999,999.99	2,630,751,548.91	16.3%	725	22.0%
$5,000,000.00 to $7,499,999.99	2,248,060,300.80	13.9%	368	11.2%
$7,500,000.00 to $9,999,999.99	1,740,450,085.20	10.8%	200	6.1%
$10,000,000.00 or higher	8,049,173,306.12	49.7%	442	13.4%
Total	$16,180,980,425.71	100.0%	3,299	100.0%

Static Pool Information About the Trust Portfolio

The following tables show the loss experience, age distribution, monthly payment rates and dealer risk rating group distribution for the trust portfolio, which may be influenced by a variety of economic, social and geographic conditions and other factors beyond the control of Ford Credit.  Because the designated accounts and the receivables will change over time, the actual experience of the trust portfolio may differ from that shown below.  There can be no assurance that the experience for the trust portfolio in the future will be similar to the historical experience shown below.  The percentages may not sum to 100.0% due to rounding.

Loss Experience(1) of the Trust Portfolio

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Dollars in Millions)
Average principal balance(2)	$17,235	$15,339	$15,783	$12,780	$11,266	$10,987	$ 9,717
Net losses (recoveries)(3)	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0	$ 0.0
Net losses/average principal balance(4)	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%	0.000%

(1)           The trust has not experienced a loss on any receivable during the indicated periods, primarily as a result of the depositors choosing to remove any receivables relating to accounts that are redesignated from the trust because they have been classified as status.  However, the depositors are not required to do so, and there can be no assurance that they will continue to do so in the future.

(2)           Average principal balance is the average of the principal balances of the receivables at the beginning of each month in the period indicated.

(3)           Net losses in any period are gross losses, including actual losses and estimated losses, less any recoveries, including actual recoveries and reductions in the amount of estimated losses, in each case, for the period.  Recoveries include amounts received from any other dealer assets securing the receivables in addition to the financed vehicles.

(4)           For non-annual periods, the percentages are annualized.

Monthly Payment Rates(1) of the Trust Portfolio

	Nine months ended September 30,		Year ended December 31,
	2014	2013	2013	2012	2011	2010	2009

Highest month	42.6%	49.4%	49.4%	55.3%	56.1%	54.6%	61.3%
Lowest month	33.5%	39.2%	36.3%	41.2%	40.4%	34.9%	29.0%
Average of the months in the period	39.8%	44.0%	43.0%	46.3%	48.1%	46.1%	44.3%

(1)  The “monthly payment rate” for a month equals the principal collections for the month divided by the principal balance of the receivables at the beginning of the month.

Age Distribution(1) of the Trust Portfolio

	As of September 30,		As of December 31,
Days Outstanding	2014	2013	2013	2012	2011	2010	2009

1 - 120	78.3%	79.7%	80.2%	84.4%	85.5%	84.6%	87.7%
121 - 180	10.5%	8.6%	9.5%	6.7%	7.6%	8.0%	7.1%
181 - 270	6.1%	6.8%	5.7%	4.8%	4.1%	4.4%	3.0%
Over 270	5.1%	4.9%	4.6%	4.1%	2.8%	3.1%	2.3%

(1)     Age distribution is the number of days that each receivable has been financed by Ford Credit, expressed as a percentage of the total principal balance of the receivables.  For receivables relating to Ford-manufactured or Ford-distributed new vehicles, the age distribution separately takes into account the in-transit period.  The age distribution measures, in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that are in-transit, the age of the receivables from the date the related vehicles were released from the factory or customs, as applicable, and in the case of those receivables relating to Ford-manufactured or Ford-distributed new vehicles that have been delivered to the dealer, the age of the receivables from the date the related vehicles were actually delivered to the dealer.

Dealer Risk Rating Group Distribution of the Trust Portfolio

Dealer Risk Rating	As of September 30,(1)
Group	2014		2013
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	58.8%	79.7%	58.7%	78.1%
II	14.7%	15.4%	14.8%	15.7%
III	1.4%	1.0%	2.3%	1.7%
IV	0.0%	0.0%	0.0%	0.0%
Other(2)	25.1%	4.0%	24.2%	4.5%

Dealer Risk	As of December 31,(1)
Rating Group	2013		2012		2011		2010		2009
	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance	Number of Accounts	Principal Balance
I	58.8%	79.6%	45.9%	78.9%	47.4%	77.1%	45.9%	71.9%	39.4%	58.1%
II	14.5%	15.7%	11.6%	15.0%	12.5%	17.5%	16.0%	21.3%	24.6%	33.0%
III	2.3%	2.0%	1.3%	1.3%	1.3%	1.7%	2.7%	2.8%	4.3%	4.4%
IV	0.1%	0.0%	0.0%	0.0%	0.1%	0.0%	0.1%	0.0%	0.2%	0.0%
Other(2)	24.3%	2.8%	41.2%	4.7%	38.7%	3.7%	35.3%	4.0%	31.5%	4.5%

(1)                 Includes accounts designated to the trust that had a zero balance.

(2)                 Includes dealers that have no dealer risk rating, generally because Ford Credit only provides in-transit financing for the dealers or because Ford Credit is in the process of terminating the financing for the dealer.

For more information about dealer risk ratings, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting — Dealer Risk Rating” in the prospectus.

Review of Trust Portfolio

The depositors performed a review of the trust’s portfolio of dealer floorplan receivables and the accounts designated to the trust designed and effected to provide reasonable assurance that the disclosure about the trust portfolio in this prospectus supplement and the prospectus are accurate in all material respects.

For more information about this review, you should read “Depositors’ Review of Trust Portfolio” in this prospectus supplement.

Repurchases of Receivables from Trust Portfolio

Ford Credit has securitized its dealer floorplan receivables solely through the trust since 2001.  The transaction documents for the trust contain covenants requiring the depositors and Ford Credit to repurchase a receivable for the breach of a related representation or warranty.  During the three year period ended December 31, 2014, none of Ford Credit, the depositors, the indenture trustee or the owner trustee received a demand to repurchase any receivable in any series sponsored by Ford Credit, and there was no activity with respect to any demand made prior to that period.  Ford Credit, as securitizer, discloses all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS-15G.  Ford Credit filed its most recent Form ABS-15G with the SEC on February 7, 2014.  Ford Credit’s CIK number is 0000038009.

For more information on obtaining a copy of the report, you should read “Where You Can Find More Information” in the prospectus.

DESCRIPTION OF THE NOTES

The trust will issue the notes under the indenture and the indenture supplement.  The following summary is not a complete description of all of the provisions of the notes or the transaction documents.  For more information about the notes and the transaction documents, you should read this prospectus supplement as well as the prospectus and the forms of the indenture, the indenture supplement, the sale and servicing agreement, the receivables purchase agreement and the trust agreement that are included as exhibits to the registration statement filed with the SEC that includes the prospectus.

General

The Class A, Class B, Class C and Class D notes comprise the Series 2015-1 notes and will be issued under the indenture, as supplemented by the Series 2015-1 indenture supplement, between the trust and the indenture trustee.  The notes will be issued in minimum denominations of $1,000 and in multiples of $1,000 and will be available only in book-entry form.

The trust may, without notice to or the consent of, the Series 2015-1 noteholders, issue additional notes of any class if:

•                  the rating agency condition is satisfied for each rating agency rating the Series 2015-1 notes,

•                  the depositors certify that the additional issuance will not cause an amortization event for any other series,

•                  after the additional issuance the amount in the reserve account equals the required reserve account amount,

•                  on or before the additional issuance of any class (treating the Class A-1 and Class A-2 notes as a single class), the trust has issued notes of each class junior to that class in order that the proportion of the note balance of each junior class to the note balance of the more senior class is equal to or greater than the proportion that existed on the closing date, and

•                  after the additional issuance the net adjusted pool balance equals or exceeds the required pool balance.

Payments of Interest

Interest on the fixed rate notes will be calculated based on a 360-day year consisting of twelve 30-day months.  Interest on the floating rate notes will be calculated based on the actual number of days in the interest period and a 360-day year.  Interest on each class of notes will be calculated based on its note balance as of the end of the prior interest period, except that interest for the first payment date will be calculated on the initial note balance of each class of notes.  The “payment date” will be the 15th day of each month (or, if not a business day, the next business day) and the first payment date will be March 16, 2015.  Payments of interest will be made to the noteholders of record on the business day prior to the payment date.

The indenture trustee will determine LIBOR for each interest period on the “LIBOR determination date,” which is two London business days before the start of the interest period.

Interest due on the notes but not paid on any payment date will be payable on the following payment date, together with additional interest on that unpaid amount at the applicable note interest rate.

Series 2015-1 will be included in excess interest sharing group one and will in certain situations be entitled to share in excess interest collections that are allocated to other series in the same group.  For more information on excess interest sharing group one, you should read “— Groups — Excess Interest Sharing Group One” below.

Payments of Principal

The trust expects to pay the principal on the Series 2015-1 notes in full on the expected final payment date, which is listed on the cover of this prospectus supplement.  However, the trust may pay principal earlier or later than the expected final payment date if an amortization event occurs.  Principal payments will be made sequentially to each class in the order of seniority.  The trust will not make principal payments on any class until the principal amounts of all more senior classes are paid in full.  If any class of notes is not paid in full on its expected final payment date, an amortization event will occur.  Principal will be paid on the notes monthly on each payment date during the early amortization period.

Principal payments on the notes on any payment date will be made from available investor principal collections and, in certain circumstances, available depositor collections deposited in the “principal funding account” for Series 2015-1.  The amount of available investor principal collections and available depositor collections applied to the notes on each payment date will depend on whether the notes are in the revolving period, the controlled accumulation period or the early amortization period.

Series 2015-1 will be included in principal sharing group one and will be entitled in certain situations to share in excess principal collections that are allocated to other series in the same group.

For more information about principal sharing group one, you should read “— Groups— Principal Sharing Group One” in this prospectus supplement.

Revolving Period.  The revolving period for Series 2015-1 will begin on the closing date and end on the day before the controlled accumulation period or the early amortization period begins.  During the revolving period, no principal will be accumulated for or paid on the notes.  Instead, available investor principal collections will be applied as described below in items (3) to (5) of “— Application of Investor Collections — Payment of Principal.”

Controlled Accumulation Period.  The controlled accumulation period for Series 2015-1 is scheduled to begin on July 1, 2017, and is scheduled to last six months.  However, the trust may extend the revolving period and postpone the controlled accumulation period if it expects to be able to fund the principal funding account in full in less than six months.  Each month, beginning in June 2017 and ending when the controlled accumulation period begins, the trust will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal funding account.  In making this determination, the trust must use the lowest monthly payment rate for the prior twelve months and take into account the amount of principal expected to be allocated to all other series in principal sharing group one that are expected to be amortizing or accumulating principal during the controlled accumulation period.

The controlled accumulation period will end on the earlier of:

•                  the end of the month prior to the payment date on which the notes will be paid in full, and

•                  the day before the early amortization period begins.

If an amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and the early amortization period will begin.

On the first business day of the controlled accumulation period, the Series 2015-1 excess funding amount at the end of the revolving period (together with any other amounts in the excess funding account that are allocated to Series 2015-1 as shared principal collections) will be deposited in the principal funding account, but only to the extent of the controlled accumulation amount.  The “controlled accumulation amount” will be $153,377,000.00, but will be higher if the controlled accumulation period is postponed, as described above.

The “Series 2015-1 excess funding amount” equals the product of (a) the amount in the excess funding account, multiplied by (b)(i) the adjusted invested amount of the notes, divided by (ii) the sum of the adjusted invested amounts of each series.

For more information about how invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Investor Percentage and Depositor Percentage” in the prospectus.

On each payment date with respect to the controlled accumulation period, the indenture trustee will deposit available investor principal collections (including shared principal collections) in the principal funding account, as described below in item (1) of “— Application of Investor Collections — Payment of Principal.”

On the expected final payment date (unless paid earlier during the early amortization period), all amounts in the principal funding account will be paid sequentially to each class in order of seniority until the notes have been paid in full.

Early Amortization Period.  The early amortization period for Series 2015-1 will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits in the collection account, on the first day of the month in which an amortization event occurs, and will end on the earlier of:

•                  the end of the month prior to the payment date on which the notes will be paid in full, and

•                  the final maturity date, which is listed on the cover of this prospectus supplement.

On each payment date with respect to the early amortization period, the indenture trustee will:

•                  deposit available investor principal collections (including shared principal collections) and available depositor collections (in the case of available depositor principal collections, in an amount not to exceed the available subordinated amount) in the principal funding account in an amount equal to the excess of the adjusted invested amount (before any deposits on that date) over any amounts allocated to Series 2015-1 already in the principal funding account as described below in item (2) of “— Application of Investor Collections — Payment of Principal,” and

•                  pay all amounts in the principal funding account sequentially to each class in order of seniority until the notes have been paid in full.

For more information about the revolving period, the controlled accumulation period, the early amortization period and the amortization events that will cause an early amortization period to begin, you should read “Description of the Notes — Payments of Principal — Revolving Period,” “— Controlled Accumulation Period” and “— Amortization Periods” in the prospectus and “— Amortization Events” below.

Investor Percentages

The servicer will allocate all collections and defaulted receivables for each month to:

•                  Series 2015-1,

•                  other series issued by the trust, and

•                  the depositor interest.

These amounts will be allocated to Series 2015-1 based on the applicable investor percentage.  Each investor percentage is calculated by reference to the invested amount or the adjusted invested amount of the series.  The “investor percentages” for Series 2015-1 are:

•                  the “floating investor percentage,” which equals (a) the adjusted invested amount on the last day of the prior month (or, for the first month, the initial note balance of the series), divided by (b) the adjusted pool balance as of the last day of the prior month (or, for the first month, the adjusted pool balance on February 1, 2015), and

•                  the “fixed investor percentage,” which equals (a) the invested amount on the last day of the revolving period, divided by (b) the greater of (i) the adjusted pool balance on the last day of the prior month, and (ii) the sum for all series of the adjusted invested amount for the prior month (for any series in its revolving period) or the invested amount on the last day of the related revolving period (for any series not in its revolving period), as applicable.

For more information about how pool balance, adjusted pool balance, invested amount and adjusted invested amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Pool Balance” and “— Investor Percentage and Depositor Percentage” in the prospectus.

The floating investor percentage is used for allocating interest collections and defaulted receivables at any time and for allocating principal collections during the revolving period.  The fixed investor percentage is used for allocating principal collections during the controlled accumulation period or the early amortization period.  Interest collections and principal collections are described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections.”

Available Depositor Collections

The depositor interest represents the interest in the trust property not allocated to any series.  The depositor amount generally represents the principal portion of the depositor interest and must be equal to or greater than the required depositor amount.  The “required pool percentage” for the Series 2015-1 notes is 100%.

For more information about how depositor amount and required depositor amount are determined, you should read “Pool Balance, Depositor Amount and Allocations — Required Depositor Amount” in the prospectus.

A portion of the collections allocated to the depositor interest, or “available depositor collections,” will be made available to make certain payments on the Series 2015-1 notes and other series.

Available Depositor Interest Collections.  The “available depositor interest collections” for each month will equal:

•                  the interest collections for the month, multiplied by

•                  the percentage equal to (a) the trust available subordinated amount, or the sum of the available subordinated amounts for all series, on the determination date in the month, divided by (b) the adjusted pool balance on the last day of the prior month.

Any depositor interest collections other than available depositor interest collections will be applied in the following order:

(1)                       to the collection account, to pay the monthly depositor servicing fee for each series, and

(2)                       to the depositors.

The “determination date” is the day two business days before the payment date each month.

Available Depositor Principal Collections.  The “available depositor principal collections” for each month will equal:

•                  the principal collections for the month, multiplied by

•                  the percentage equal to (a) the trust available subordinated amount on the determination date in the month, divided by (b) the adjusted pool balance on the last day of the prior month.

Any depositor principal collections other than available depositor principal collections will be applied in the following order:

(1)                       to the excess funding account, to increase the depositor amount to the required depositor amount, and

(2)                       to the collection account, to pay the monthly depositor servicing fee for each series to the extent not paid from depositor interest collections, and

(3)                       to the depositors.

Application of Available Depositor Collections.  On each payment date, the servicer will apply available depositor collections in the following order:

(1)                       to the collection account, to cover (a) shortfalls in payments to be made from available investor interest collections as described below under items (1) to (10) of “Application of Investor Collections — Payment of Interest, Fees and Other Items,” and (b) similar shortfalls for other series,

(2)                       to the collection account, to fund principal payments on Series 2015-1 during an early amortization period,

(3)                       to the excess funding account, to the extent the depositor amount is less than the required depositor amount for that date, and

(4)                       to the depositors.

Available depositor principal collections that may be used for Series 2015-1 will be limited to the available subordinated amount.  If the available subordinated amount is zero, available depositor collections allocated to the series will also be zero.  If the amount of available depositor collections for any payment date is insufficient to cover the aggregate shortfalls for all series, then available depositor collections will be allocated to each series based on the ratio that its available subordinated amount bears to the aggregate available subordinated amount for all series that have shortfalls.

Application of Investor Collections

A portion of collections will be allocated to Series 2015-1 and deposited in the collection account each month for application as described below on the following payment date.

“Available investor interest collections” for Series 2015-1 on any payment date will equal:

•                  the floating investor percentage of interest collections for the prior month, plus

•                  the net investment earnings from the reserve account, the principal funding account and the accumulation period reserve account, plus

•                  any amounts deposited in the collection account from the accumulation period reserve account on that payment date, plus

•                  on the earliest of the first payment date with respect to the early amortization period, the payment in full of the Series 2015-1 notes and the final maturity date, any remaining amounts in the accumulation period reserve account, plus

•                  the monthly depositor servicing fee.

“Available investor principal collections” for Series 2015-1 on any payment date will equal the excess of:

•                  the sum of:

—           the applicable investor percentage of principal collections for the prior month, plus

—           the aggregate amount treated as investor principal collections for that payment date, under items (7), (9) and (10) of “— Payment of Interest, Fees and Other Items” below, plus

—           the Series 2015-1 excess funding amount, plus

—           any shared principal collections from other series in principal sharing group one, plus

—           on the earlier of the payment in full of the Series 2015-1 notes and the final maturity date, the amounts in the reserve account, over

•                  any principal collections used to pay interest on the notes on that payment date.

For each month during the revolving period, the servicer will deposit available investor interest collections in the collection account in an amount necessary to cover the amounts described below in items (1) to (15) of “— Payment of Interest, Fees and Other Items.”  In most cases, this amount will equal the sum of items (1) to (6).  For each month during the controlled accumulation period or early amortization period, the servicer will deposit available investor principal collections in the collection account until the amount in the collection account, together with amounts for Series 2015-1 from the excess funding account, equals the controlled accumulation amount or the adjusted invested amount, respectively.

Payment of Interest, Fees and Other Items.  On each payment date, the servicer will direct the indenture trustee to apply available investor interest collections for the prior month for Series 2015-1 in the following order:

(1)                       to the Class A noteholders, the interest due on each class of Class A notes for that payment date or, if available investor interest collections are insufficient to pay that interest in full, to each class of Class A notes pro rata based on the note balance of that class,

(2)                       to the Class B noteholders, the interest due on the Class B notes for that payment date,

(3)                       to the Class C noteholders, the interest due on the Class C notes for that payment date,

(4)                       to the Class D noteholders, the interest due on the Class D notes for that payment date,

(5)                       to the indenture trustee and the owner trustee all amounts due, including indemnities, and to or at the direction of the trust, any expenses incurred in accordance with the transaction documents, in each case, to the extent allocated to the series for the prior month and not paid by the servicer or the administrator, up to a maximum amount of $150,000 per year,

(6)                       pro rata (a) to the back-up servicer, any back-up servicing fee due and (b) to the servicer, if Ford Credit or one of its affiliates is no longer the servicer, any servicing fee due,

(7)                       to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the amount, if any, of defaulted receivables allocated to the series for the prior month,

(8)                       to the reserve account, the excess, if any, of the reserve account required amount over the amount in the reserve account,

(9)                       to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the sum of the amount of defaulted receivables allocated to the series that have not been previously reimbursed,

(10)                to be treated as available investor principal collections and applied as described below in “— Payment of Principal,” the sum of principal collections applied to pay interest on the notes that have not been previously reimbursed,

(11)                to the accumulation period reserve account, beginning on the payment date in the second month prior to the start of the controlled accumulation period, the amount necessary to increase the amount in the accumulation period reserve account to $2,300,655.00,

(12)                if Ford Credit or one of its affiliates is the servicer, to the servicer, any servicing fee due,

(13)                to the depositors, the excess of the required subordinated amount over the available subordinated amount, to increase the available subordinated amount,

(14)                to the owner trustee, the indenture trustee and the trust, all amounts due for the series but not paid under item (5) above,

(15)                to the back-up servicer, any amounts due under the back-up servicing agreement that remain unpaid, including any transition costs incurred by the back-up servicer, as successor servicer, in excess of the amount paid from the back-up servicer reserve account, to the extent attributable solely to the series,

(16)                to be treated as excess interest collections available from Series 2015-1, an amount equal to the shortfalls in interest collections for other series in excess interest sharing group one, and

(17)                to the depositors, all remaining available investor interest collections.

If available investor interest collections for any payment date are insufficient to cover the amounts above, the servicer will direct the indenture trustee to apply funds from the following sources on that payment date in the following order:

(1)                       from excess interest collections available from other series in excess interest sharing group one, to cover shortfalls under items (1) to (15) above,

(2)                       from available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) to cover shortfalls under items (1) to (10) above.  If available depositor collections are insufficient to reimburse the aggregate shortfalls for all series, then available depositor collections will be allocated to Series 2015-1 based on the ratio that its available subordinated amount bears to the aggregate available subordinated amounts for all series that have shortfalls.  If the amount of available depositor collections exceeds the aggregate shortfalls for all series, the excess available depositor collections will be applied to cover amounts that the servicer fails to deposit in the excess funding account when it adjusts the principal balance of a receivable as described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account.”  The available subordinated amount will be reduced by the amount of available depositor principal collections applied to cover shortfalls under items (1) to (10) above,

(3)                       from the reserve account, to cover shortfalls under items (1) to (7) above, and

(4)                       from available investor principal collections for that payment date, to cover shortfalls under items (1) to (4) above.

Payment of Principal.  On each payment date, the servicer will direct the indenture trustee to apply, first, the Series 2015-1 excess funding amount and, second, available investor principal collections for Series 2015-1 in the following order:

(1)                       if the payment date relates to the controlled accumulation period, to the principal funding account the excess, if any, of (a) the lesser of (i) the controlled accumulation amount (plus any shortfall in required deposits of the controlled accumulation amount for prior payment dates) and (ii) the adjusted invested amount over (b) the amount deposited in the principal funding account from the excess funding account, as described below,

(2)                       if the payment date relates to the early amortization period, to the principal funding account the excess, if any, of (a) the adjusted invested amount, over (b) the amount deposited in the principal funding account from the excess funding account, as described below,

(3)                       to be treated as shared principal collections for other series in principal sharing group one, to be applied as described below in “— Groups — Principal Sharing Group One” and in the prospectus in “Description of the Notes — Groups — Principal Sharing Groups,”

(4)                       to the excess funding account, to increase the net adjusted pool balance to the required pool balance as described in the prospectus in “Pool Balance, Depositor Amount and Allocations — Excess Funding Account,” and

(5)                       to the depositors, all remaining available investor principal collections.

On each payment date that relates to the controlled accumulation period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 2015-1 excess funding amount, and (b) the lesser of (i) the controlled accumulation amount, and (ii) the adjusted invested amount for that payment date.  On each payment date that relates to the early amortization period, the servicer will direct the indenture trustee to deposit in the principal funding account from the excess funding account the lesser of (a) the Series 2015-1 excess funding amount, and (b) the adjusted invested amount for that payment date.

If the Series 2015-1 excess funding amount and available investor principal collections for Series 2015-1 for any payment date that relates to an early amortization period are insufficient to cover the amount in item (2) above, the servicer will direct the indenture trustee to apply available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) on that payment date to cover the shortfall.

On the expected final payment date or on each payment date during an early amortization period, the servicer will direct the indenture trustee to apply amounts in the principal funding account in the following order:

(1)                       to the Class A noteholders, pro rata based on the principal amount of each class of Class A notes, until the principal balance of the Class A notes is zero,

(2)                       to the Class B noteholders, until the principal balance of the Class B notes is zero,

(3)                       to the Class C noteholders, until the principal balance of the Class C notes is zero, and

(4)                       to the Class D noteholders, until the principal balance of the Class D notes is zero.

Defaulted Receivables and Principal Collections Used to Pay Interest

The servicer will allocate to Series 2015-1 the floating investor percentage of the principal balance of receivables that become defaulted receivables.  A “defaulted receivable” is any receivable that (a) has been charged off as uncollectible in accordance with the servicer’s policies and procedures, or (b) remains outstanding and owned by the trust more than six months after the date the related account was classified as status, as described in the prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Dealer Status,” due to the dealer’s failure to pay or the bankruptcy or insolvency of the dealer.

The defaulted receivables allocated to the series for any payment date will be funded from available investor interest collections, excess interest collections available to the series from other series in excess interest sharing group one, available depositor collections and amounts in the reserve account, as described above in item (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”  If the defaulted receivables allocated to the series for any payment date exceed the funds available from those sources, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to cover shortfalls as described above in items (1) to (6) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items”), will be reallocated to the series in order to avoid a reduction of the invested amount and the available subordinated amount will be reduced accordingly.  Any remaining defaulted receivables allocated to the series will reduce the invested amount of the Class D notes, then the Class C notes, then the Class B notes and finally the Class A notes, pro rata based on the principal amount of each class of Class A notes.

On any payment date, available investor principal collections will be used to cover shortfalls in payments of interest on the notes in an amount not to exceed the sum of:

•                  the available subordinated amount for that payment date, plus

•                  the invested amount of any class subordinated to the affected class for that payment date.

The amount of principal collections used to pay interest on the notes will reduce the available subordinated amount to zero, then the invested amount of the Class D notes, then the Class C notes, and finally the Class B notes.

If principal collections are used to pay interest on the notes, the available subordinated amount (as reduced by the amount of available depositor principal collections applied to reimburse shortfalls as described above in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items”) will be reallocated to the series in order to avoid a reduction of the invested amount.

Reductions in the invested amount from defaulted receivables and principal collections used to pay interest on the notes may be reimbursed on subsequent payment dates from available investor interest collections, excess interest collections available from other series in excess interest sharing group one and available depositor collections allocated to the series (for available depositor principal collections, in an amount not to exceed the available subordinated amount), as described above in items (9) and (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”  If the invested amount of the series is reduced to zero, the notes will not receive any further allocations of interest collections or principal collections.

Ineligible Receivables and Overconcentration Amounts

The depositors may sell ineligible receivables to the trust so long as these ineligible receivables are originated in an eligible account.  If any ineligible receivables are in the trust, the incremental subordinated amount will be increased to take into account the principal balance of those ineligible receivables allocated to the series, which will result in a corresponding increase in the available subordinated amount.

The incremental subordinated amount will also be increased by the aggregate principal balance of receivables that are overconcentrations allocated to the series, which will also result in a corresponding increase in the available subordinated amount.  The overconcentration amounts are calculated on each determination date based on amounts on the last day of the prior month.

The “dealer overconcentration” is the excess of:

•                  the aggregate principal balance of receivables originated in the designated accounts of a dealer or a group of affiliated dealers, over

•                  2% (or 5% in the case of dealers affiliated with AutoNation, Inc.) of the pool balance.

The “development dealer overconcentration” is the excess of:

•                  the aggregate principal balance of receivables relating to dealers in which Ford or any affiliate of Ford has an equity investment exceeding 5% (as determined in accordance with the servicer’s customary policies and procedures), known as “development dealers,” over

•                  4% of the pool balance.

The “fleet vehicle overconcentration” is the excess of:

•                  the aggregate principal balance of receivables originated in designated accounts that are used by the servicer for fleet purchases of vehicles by the related dealer, over

•                  4% of the pool balance.

The “manufacturer overconcentration” is the sum of:

•                  the excess of:

—           the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of at least “A-” by Standard & Poor’s and Fitch (if rated by Fitch), and “A3” by Moody’s (if rated by Moody’s), over

—           10% of the pool balance, plus

•                  the excess of:

—           the aggregate principal balance of receivables related to financed vehicles made by a single manufacturer (other than Ford or one of its affiliated manufacturers) with a long-term credit rating of “BBB+” or lower by Standard & Poor’s or unrated by Standard & Poor’s, or “BBB+” or lower by Fitch (if rated by Fitch), or “Baa1” or lower by Moody’s (if rated by Moody’s), over

—           2% of the pool balance.

The “medium and heavy truck overconcentration” is the excess of :

•                  the aggregate principal balance of receivables related to financed medium- and heavy trucks, over

•                  2% of the pool balance.

The “used vehicle overconcentration” is the excess of:

•                  the aggregate principal balance of receivables related to financed used and program vehicles, over

•                  20% of the pool balance.

The overconcentration definitions, including the percentages specified in the definitions, may be modified without the consent of the Series 2015-1 noteholders so long as the rating agency condition is satisfied for each rating agency then rating the notes.  “Rating agency condition” means, for any proposed action and each rating agency then rating the notes, that the trust has given ten business days’ prior notice to the rating agency of the proposed action and the rating agency has not confirmed within that period that the action will result in a downgrade or withdrawal of its then-current rating of any Series 2015-1 notes.

Credit and Payment Enhancement

The credit and payment enhancement described below is available only for Series 2015-1.  Series 2015-1 will not be entitled to any series enhancement available to any other series that the trust has already issued or may issue in the future.

Excess Spread.  “Excess spread” for the series for any payment date will be the amount, if any, by which available investor interest collections exceeds the interest payments on the notes and the senior fees and expenses of the trust, as described above in items (1) to (8) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”  Any excess spread will be available on each payment date to reimburse defaulted receivables allocated to the series and to make required deposits in the reserve account.

Available Subordinated Amount.  If, on any payment date, available investor interest collections and excess interest collections available for the series from other series in excess interest sharing group one are insufficient to fund amounts in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” then available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) will be applied to cover those shortfalls.  Any such application of available depositor principal collections will reduce the available subordinated amount.  In addition, during an early amortization period, available depositor collections (for available depositor principal collections, in an amount not to exceed the available subordinated amount) will be available to make principal payments on the notes, as described above in item (2) of “Application of Investor Collections — Payment of Principal,” but any such application of available depositor interest collections and available depositor principal collections will not reduce the available subordinated amount.

If, on any payment date, (a) the defaulted receivables allocated to the series exceed the amounts available to cover those defaulted receivables or (b) any principal collections are used to pay interest on the notes, in each case, as described above in “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” then the available subordinated amount (after giving effect to any reductions on that date) will be reallocated to the invested amount for the series in an amount up to the sum of the excess defaulted receivables and the amount of available investor principal collections used to pay interest to avoid a reduction in the invested amount for the series.  The available subordinated amount will be reduced by the amount reallocated.

The “available subordinated amount” for the series on the first determination date will be $125,490,272.73 plus the incremental subordinated amount for that date.

On each subsequent determination date, the available subordinated amount will equal the lesser of:

•                  the required subordinated amount for that determination date, and

•                  an amount equal to:

—           the available subordinated amount for the prior determination date, minus

—           the amount of available depositor principal collections used to cover shortfalls of the payments and deposits to be made on the related payment date, as described above in items (1) to (10) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

—           the amount of the available subordinated amount reallocated to the invested amount in order to avoid a reduction in the invested amount of the series due to defaulted receivables or principal collections used to pay interest, as described above in “— Defaulted Receivables and Principal Collections Used to Pay Interest,” plus

—           the amount of available investor interest collections paid to the depositors to increase the available subordinated amount, as described above in item (13) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” minus

—           the incremental subordinated amount for the prior determination date, plus

—           the incremental subordinated amount for the current determination date, minus

—           the subordinated percentage of the increase in the Series 2015-1 excess funding amount since the prior payment date to the following payment date, plus

—           the subordinated percentage of the decrease in the Series 2015-1 excess funding amount since the prior payment date to the following payment date, plus

—           an amount equal to the increase, if any, in the required subordinated amount as a result of a change in the subordination factor since the prior determination date, minus

—           an amount equal to the decrease, if any, in the required subordinated amount as a result of a change in the subordination factor since the prior determination date, plus

—           any increases made by the depositors, as described in the next paragraph.

The depositors may at any time increase the available subordinated amount so long as the cumulative amount of the increases does not exceed 3.50% of the initial note balance of the series.  The depositors will not be under any obligation to increase the available subordinated amount at any time.  If the available subordinated amount falls below the required subordinated amount, an amortization event may occur for Series 2015-1.  However, the depositors may elect to increase the available subordinated amount at the time an amortization event would otherwise occur in order to prevent or delay the occurrence of the amortization event.

The “required subordinated amount” for Series 2015-1 for any date will equal:

•                  the product of (a) the subordinated percentage for that date, multiplied by (b) the excess of the initial note balance of the series over the Series 2015-1 excess funding amount (after giving effect to any changes in the amount on that date), plus

•                  the incremental subordinated amount for that date.

The “subordinated percentage” for Series 2015-1 will equal the subordination factor, divided by the excess of 100% over the subordination factor.

The “subordination factor” for the Series 2015-1 notes is 12.00%, but will increase to 16.00% during a subordination step-up period, unless the depositors elect to increase the reserve account required amount and deposit the related increase amount in the reserve account.  A “subordination step-up period” will begin on any determination date for which the average of the monthly payment rates on the receivables for the three prior months is less than 25%, and will continue until any subsequent determination date for which the average of the monthly payment rates on the receivables for the three prior months is greater than or equal to 25%.

The subordinated percentage will equal approximately 13.64% when calculated using a subordination factor of 12.00% and will equal approximately 19.05% when calculated using a subordination factor of 16.00%.  The difference between these percentages is the “step-up percentage.”

The “incremental subordinated amount” for Series 2015-1 for any determination date will equal:

•                  a fraction:

—           the numerator of which is (a) the adjusted invested amount on the payment date following that determination date (after giving effect to any changes to be made in the amount on that payment date), plus (b) the product of the initial note balance of the series multiplied by the excess of the required pool percentage over 100%, plus (c) the required subordinated amount on that determination date (without giving effect to the incremental subordinated amount), minus (d) the Series 2015-1 excess funding amount on that determination date (after giving effect to any changes in the amount on that determination date), and

—           the denominator of which is the pool balance on that determination date, multiplied by

•                  the excess of (a) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations for that determination date, over (b) the aggregate principal balance of ineligible receivables and receivables that contribute to overconcentrations that, in each case, became defaulted receivables on or after the prior determination date and before the current determination date.

Reserve Account.  The indenture trustee will establish the reserve account for the benefit of the Series 2015-1 noteholders.  If, on any payment date, available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, are insufficient to fund certain of the amounts required to be paid on that date, as described above in items (1) to (7) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” the indenture trustee will apply amounts in the reserve account to the extent available to cover these shortfalls.

On the closing date, $9,202,620.00, which is 1.00% of the initial note balance of the series, will be deposited in the reserve account.  The “reserve account required amount” for any payment date is 1.00% of the initial note balance of the series, except that (a) for any payment date relating to a subordination step-up period, the depositors may elect to increase the percentage by the step-up percentage, instead of increasing the subordination factor and (b) for any payment date relating to the early amortization period, the percentage will increase to 5.00% of the initial note balance of the series, unless the depositors have already elected to increase the percentage under clause (a).  However, the depositors may reduce any of these percentages if the rating agency condition is satisfied for each rating agency then rating the notes.

If, on any payment date, the amount in the reserve account is less than the reserve account required amount, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections, excess interest collections available for the series from other series in excess interest sharing group one and available depositor collections allocated to the series, up to the amount of the shortfall, in the reserve account, as described above in item (8) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”

After the earlier of the payment in full of the series and the final maturity date, any funds remaining in the reserve account will be included in available investor principal collections.

Accumulation Period Reserve Account.  The indenture trustee will establish the “accumulation period reserve account” for the benefit of the Series 2015-1 noteholders to assist with the payment of interest on the notes during the controlled accumulation period.

Beginning on the payment date occurring in the second month prior to the start of the controlled accumulation period, after making other required payments and deposits, the indenture trustee will deposit available investor interest collections and excess interest collections available for the series from other series in excess sharing group one in the accumulation period reserve account in an amount equal to $2,300,655.00, which is 0.25% of the initial note balance of the series, as described above in item (11) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”

On each payment date with respect to the controlled accumulation period, the indenture trustee will withdraw from the accumulation period reserve account and deposit in the collection account to the extent available an amount equal to the excess of (a) one-twelfth of the product of (i) the amount in the principal funding account on the prior payment date multiplied by (ii) the weighted average note interest rate, over (b) the net investment earnings from the reserve account, principal funding account, accumulation period reserve account and interest funding account for that payment date.

Amounts withdrawn from the accumulation period reserve account will be included in available investor interest collections.

On the earliest of the first payment date with respect to the early amortization period, the payment in full of the notes, and the final maturity date, any funds remaining in the accumulation period reserve account will be included as available investor interest collections

Subordination.  Series 2015-1 is structured so that the trust will pay interest and principal to each class sequentially in order of seniority.  Thus, the trust will not pay interest on any class of notes until the interest due on all more senior classes of notes is paid in full and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full.

In addition, the subordinated notes bear the risk of reduction of their invested amount due to defaulted receivables and principal collections used to pay interest prior to each more senior class of notes.

For more information about defaulted receivables and principal collections used to pay interest, you should read “— Defaulted Receivables and Principal Collections Used to Pay Interest” above.

These subordination features provide credit enhancement to more senior classes of notes, with the Class A notes benefiting the most.

Groups

Excess Interest Sharing Group One.  Series 2015-1 will be included in a group of series referred to as “excess interest sharing group one.”  Excess interest collections for the series, as described above in item (16) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items,” will be made available to any other series in excess interest sharing group one whose share of interest collections is not sufficient to make required payments or deposits for that series.  If available investor interest collections for the series are insufficient to make all required payments and deposits, the series will have access to excess interest collections from other series in excess interest sharing group one.  Each series that is part of excess interest sharing group one and has a shortfall will receive a share of the total amount of excess interest collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in excess interest sharing group one for that month.

Principal Sharing Group One.  Series 2015-1 will be included in a group of series referred to as “principal sharing group one.”  Shared principal collections for the series, as described above in item (3) of “— Application of Investor Collections — Payment of Principal,” will be made available to any other series in principal sharing group one whose share of principal collections is not sufficient to make required payments or deposits for that series.  If available investor principal collections for the series (determined without shared principal collections from other series) are insufficient to make all required payments and deposits, the series will have access to shared principal collections from other series in principal sharing group one.  Shared principal collections will be used to reimburse principal shortfalls, but not to reimburse defaulted receivables allocated to the series.  Each series that is part of principal sharing group one and has a principal shortfall will receive a share of the total amount of shared principal collections available for that month based on the amount of shortfall for that series, divided by the total shortfall for all series in principal sharing group one for that month.  To the extent that shared principal collections exceed principal shortfalls, the balance will be deposited in the excess funding account if needed to increase the net adjusted pool balance to the required pool balance and then paid to the depositors.

Amortization Events

The “amortization events” for the series consists of the trust amortization events described in the prospectus in “Description of the Notes — Amortization Events” and the following “series amortization events”:

(1)                       failure by either depositor (a) to make any payment or deposit within five business days of when the payment or deposit is required to be made, or (b) to observe or perform in any material respect any other covenants or agreements of that depositor in the related sale and servicing agreement, the indenture or the Series 2015-1 indenture supplement that adversely affects the amount or timing of payments to be made to the Series 2015-1 noteholders and continues for 60 days after it receives notice of the failure,

(2)                       any representation or warranty made by either depositor in the related sale and servicing agreement, the indenture or the Series 2015-1 indenture supplement, or any information required to be given by that depositor under the related sale and servicing agreement to identify the designated accounts proves to have been incorrect in any material respect when made or delivered that adversely affects the amount or timing of payments to be made to the Series 2015-1 noteholders and which continues to be incorrect for 60 days after it receives notice of the failure, except that an amortization event will not occur if that depositor has accepted reassignment of the related receivables, if applicable, during the 60-day period,

(3)                       the occurrence of a servicer termination event that adversely affects the amount or timing of payments to be made to the Series 2015-1 noteholders,

(4)                       the notes are not paid in full on the expected final payment date,

(5)                       the average of the monthly payment rates on the receivables for the three prior months is less than 21%,

(6)                       the available subordinated amount is less than the required subordinated amount on any payment date, after giving effect to any payments to be made on that payment date, and the shortfall continues for five business days; provided, that any reduction of the available subordinated amount resulting from reallocations of the available depositor principal collections to pay interest on the notes if LIBOR is equal to or greater than the prime rate on which interest on the receivables is calculated on the applicable LIBOR determination date will be considered an amortization event only if LIBOR remains equal to or greater than the prime rate for the 30 days following such LIBOR determination date,

(7)                       the amount in the excess funding account exceeds 30% of the sum of the adjusted invested amounts of all series for three consecutive months, after giving effect to any payments to be made on each related payment date, and

(8)                       the notes are accelerated after an event of default.

In the case of any event described in items (1) to (3) above that occurs and is continuing, an amortization event will occur only if either the indenture trustee or the holders of a majority of the note balance of the Series 2015-1 notes declare that an amortization event has occurred.

In the case of any trust amortization event, an amortization event with respect to all series, and in the case of any event described in items (4) to (8) above, an amortization event for Series 2015-1, will occur on the occurrence of the event without any notice or other action on the part of the indenture trustee or the holders of any series of notes.

For more information about trust amortization events and servicer termination events, you should read “Description of the Notes — Amortization Events” and “Servicing the Receivables — Resignation and Termination of Servicer” in the prospectus.

Events of Default

The events of default and the rights and remedies available to the indenture trustee and the noteholders when an event of default occurs, are described in “Description of the Notes — Events of Default and Remedies” in the prospectus.  There are no additional events of default which apply only to Series 2015-1.  The failure to pay interest due on any Series 2015-1 note which continues for 35 days will be an event of default for Series 2015-1.

Servicing Compensation and Payment of Expenses

The share of the servicing fee and the back-up servicing fee allocated to Series 2015-1 for any payment date is the monthly servicing fee and the monthly back-up servicing fee.  The portion of the monthly servicing fee and the monthly back-up servicing fee that is attributable to the depositor interest is the “monthly depositor servicing fee,” and the amount will be deducted from amounts otherwise payable to the depositors and deposited in the collection account for each payment date.

The “monthly servicing fee” will equal one-twelfth of the product of (a) 1%, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for the month, multiplied by (c) the pool balance on the last day of the prior month.

The “monthly back-up servicing fee” for any month will equal one-twelfth of the product of (a) 0.0065%, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for the month, multiplied by (c) the pool balance on the last day of the prior month.

The monthly depositor servicing fee for any month will equal one-twelfth of the product of (a) the product of (i) the sum of 1% and 0.0065%, multiplied by (ii) 100% minus the sum of the floating investor percentages for all series for the month, multiplied by (iii) the pool balance on the last day of the prior month, multiplied by (b) the percentage equal to (i) the floating investor percentage, divided by (ii) the sum of the floating investor percentages for all series for the month.

If the back-up servicer becomes the successor servicer, amounts in a back-up servicer reserve account will be used to pay the transition costs of the back-up servicer.  Transition costs in excess of the amount in the back-up servicer reserve account will be paid from available investor interest collections as described above in item (15) of “— Application of Investor Collections — Payment of Interest, Fees and Other Items.”

For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer” in the prospectus.

Monthly Investor Report

On or before the determination date in each month, the servicer will deliver an investor report to the owner trustee, the indenture trustee, the depositors and the rating agencies.  Each investor report will contain information about payments to be made on the Series 2015-1 notes on the payment date, the performance of the receivables during the prior month and the status of any credit enhancement.  An officer of the servicer will certify the accuracy of the information in each investor report.  The investor report will contain the following information for each payment date:

•                  the total amount of interest collections and principal collections available for payment to all series,

•                  the interest collections and principal collections allocated to the series,

•                  the amount of interest and principal paid on the notes,

•                  fees and expenses payable to the indenture trustee and the owner trustee,

•                  the principal balance of new receivables originated during the prior month under the designated accounts,

•                  the amount of defaulted receivables allocated to the series,

•                  the monthly payment rate,

•                  the balance of the reserve account and the amount of any withdrawals from or deposits in the reserve account to be made on the payment date,

•                  the balance of the excess funding account and any net deposits in or withdrawals from the excess funding account during the prior month,

•                  reductions of the invested amount of the series and any reimbursements of previous reductions of the invested amount,

•                  the pool balance,

•                  the adjusted pool balance,

•                  the net adjusted pool balance,

•                  the note balance of the notes,

•                  the available subordinated amount including the incremental subordinated amount and the required subordinated amount,

•                  the invested amount and adjusted invested amount, and

•                  the amount of redesignated accounts or reassigned or repurchased receivables and any repurchase demand activity.

On each payment date, the indenture trustee, as paying agent, will forward the investor report to each noteholder of record or make the investor report available to the Series 2015-1 noteholders through the indenture trustee’s internet website, which is located at https://GCTInvestorreporting.bnymellon.com.  For so long as the trust is required to file reports under the Securities Exchange Act of 1934, the servicer will file the investor report with the SEC on Form 10-D within 15 days after each payment date.  The servicer will post each investor report on each payment date on its website located at www.fordcredit.com/institutionalinvestments/index.jhtml.

Annual Compliance Reports

The servicer will prepare a number of reports, statements or certificates for the trust.  No later than 90 days after the end of the calendar year, the servicer will provide to the depositor, the owner trustee, the indenture trustee and the rating agencies for the trust:

•                  Compliance Certificate:  a certificate stating that the servicer has fulfilled all of its obligations under the sale and servicing agreements in all material respects throughout the prior calendar year or, if there has been a failure to fulfill any such obligation in any material respect, specifying the nature and status of each failure,

•                  Assessment of Compliance:  a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the prior calendar year for each series that is subject to Regulation AB under the Securities Act of 1933, including disclosure of any material instance of noncompliance identified by the servicer, and

•                  Attestation Report:  a report by a registered public accounting firm that attests to, and reports on, the assessment made by the servicer of compliance with the minimum servicing criteria for each series that is subject to Regulation AB under the Securities Act of 1933 described above, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The servicer will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the trust’s annual report on Form 10-K no later than 90 days after the end of the calendar year.  A copy of any of these items may be obtained by any noteholder by request to the indenture trustee.

DEPOSITORS’ REVIEW OF TRUST PORTFOLIO

The depositors performed a review of the trust’s portfolio of dealer floorplan receivables and the accounts designated to the trust designed and effected to provide reasonable assurance that the disclosure about the trust portfolio in this prospectus supplement and the prospectus is accurate in all material respects.  This review covered the entire portfolio of dealer floorplan receivables in the trust, not just a sample, and consisted of a statistical data review, daily system account and receivable eligibility validation, daily system receivables balance and payment validation, reviews of data and information by securitization funding personnel and reviews of factual information by senior management and legal office personnel of Ford Credit, and is supported by Ford Credit’s business and systems control processes.  The depositors consulted with, and were assisted by, responsible personnel of Ford Credit in performing the review.  The depositors also engaged a third party to assist it in its statistical data review using procedures designed and established by the depositors and determined by the depositors to be sufficient for purposes of their review of the trust portfolio.  The depositors take full responsibility for the review of the trust portfolio, the work performed by Ford Credit and third parties and the findings and conclusions of that review.

A daily automated quality assurance review and validation of the accounts designated to the trust and the trust’s portfolio of receivables is performed in which systemic filters are used to confirm that the designated accounts and the receivables meet the eligibility criteria described in “Sale of the Receivables — Eligible Accounts” and “— Eligible Receivables” in the prospectus that are systematically verifiable.  If any account designated to the trust does not meet the eligibility criteria, the account is identified, reviewed and approved by Ford Credit securitization funding personnel for redesignation out of the trust on the first business day of the following month as described in “Sale of the Receivables — Redesignation of Accounts” in the prospectus.  Once an account has been redesignated from the trust, systemic filters prohibit any new receivables originated under the redesignated account from being transferred to the trust.  In certain circumstances, receivables originated in an account prior to redesignation may remain in the trust in accordance with the transaction documents.  Any receivable that does not meet the eligibility criteria is also identified on a daily basis and, provided the receivable was originated under an eligible account and the principal balance of the receivable is included in the incremental subordinated amount for the related month, which will result in a corresponding increase in the available subordinated amount, the receivable may remain in the trust in accordance with the transaction documents.   Securitization funding personnel have reviewed and confirmed that the systemic filters used in the daily automated quality assurance review accurately reflect the eligibility criteria described in the prospectus and transaction documents.  No ineligible accounts or ineligible receivables without corresponding incremental subordination were identified during the daily review and validation performed on the statistical cut-off date.

The trust portfolio composition, stratification tables and other trust portfolio information in “Summary — Trust Property” and “Trust Property” in this prospectus supplement were systematically created by Ford Credit’s securitization system or calculated from data in Ford Credit’s securitization system or other source data by Ford Credit’s securitization funding personnel.  The data and information in these sections were reviewed and verified by Ford Credit’s securitization funding personnel as consistent with the data and information from Ford Credit’s securitization system and other source data.  In addition, the data and information in these sections were recalculated and confirmed to be consistent with the data from the securitization system and other source data.  The depositors found no discrepancies in the trust portfolio composition, stratification tables or the other trust portfolio information in these sections.

A daily validation process is performed by Ford Credit in which the aggregate principal and non-principal balances of the receivables, which includes fees, flat charges, interest and any other non-principal amounts, and the cumulative principal and non-principal payments assessed and paid on such receivables, transferred from Ford Credit’s receivables system and other system sources to Ford Credit’s securitization system are systemically verified back to the source systems.  Any discrepancies between the securitization system and source system balances are identified on a daily basis, investigated, reconciled and reviewed with securitization funding personnel and relevant senior managers of Ford Credit during a monthly servicing review.  No discrepancies were found as a result of the daily validation process performed on the statistical cut-off date.

The depositors confirmed with senior management and legal office personnel of Ford Credit that they performed a comprehensive management and legal review of the information about the trust’s portfolio of receivables and the accounts designated to the trust contained in this prospectus supplement and the prospectus.  The descriptions of the general information about the accounts designated to the trust and the receivables and how the receivables were originated were reviewed and confirmed as accurate by relevant senior managers and legal office personnel at Ford Credit.  Ford Credit legal office personnel also reviewed and confirmed that the descriptions of the material terms of the accounts and receivables accurately reflect the terms of the floorplan financing agreements and sales and service agreements under which Ford Credit finances the motor vehicle dealers’ inventory, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the securitization transaction documents.

Given the long standing and ongoing nature of Ford Credit’s relationship with its dealer floorplan customers, Ford Credit also performs a credit review of each dealer at least annually.  During the annual credit review process, Ford Credit personnel obtain current information on the dealer and review and verify that the information about the dealer, the dealer’s floorplan credit lines and the dealer’s risk rating in Ford Credit’s systems is accurate and up to date.

The depositors’ review of the trust’s portfolio of receivables and the accounts designated to the trust is supported by Ford Credit’s extensive control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act, regular internal audits of key business functions, including establishment of credit lines and origination of receivables, servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions, establishment of credit lines and securitization processes.  In addition, Ford Credit has an integrated network of computer applications to make certain that information about the dealers, their accounts and the receivables originated under the accounts is accurately entered, captured, updated and maintained in its receivables and other systems.  These computer systems are subject to change control processes, automated controls testing and control review programs to determine whether systems controls are operating effectively and accurately.  All of these controls and procedures ensure integrity of data and information and accuracy of securitization disclosures.

After completion of the review described above, the depositors have concluded that they have reasonable assurance that the disclosure about the trust’s portfolio of receivables and the accounts designated to the trust in this prospectus supplement and the prospectus is accurate in all material respects.

TRANSACTION FEES AND EXPENSES

The following table shows the fees that will be payable by the trust out of the collections allocated to Series 2015-1.  On each payment date, the servicer will instruct the indenture trustee to pay these fees, to the extent these fees have not been paid by the servicer or the administrator, from available investor interest collections, in the order and priority described above in “Description of the Notes — Application of Investor Collections — Payment of Interest, Fees and Other Items.”  The fees to the owner trustee and the indenture trustee may be paid monthly, annually or on another schedule as agreed by the servicer, the administrator and the owner trustee or the indenture trustee, as applicable.

Fee	Monthly Amount
Monthly owner trustee fees	1/12 of $3,500
Monthly indenture trustee fees	1/12 of $4,000
Monthly servicing fee	1/12 of 1% of the portion of the receivables allocated to your series for this purpose
Monthly back-up servicing fee	1/12 of 0.0065% of the portion of the receivables allocated to your series for this purpose

The owner trustee fee is paid to the owner trustee for performance of its duties under the trust agreement.  The indenture trustee fee is paid to the indenture trustee for performance of its duties under the indenture.  The trust will pay and reimburse the owner trustee and the indenture trustee for their respective fees and reasonable out-of-pocket expenses incurred under the trust agreement and the indenture, respectively, each to the extent not paid by the servicer or the administrator.

The monthly servicing fee is paid to the servicer for the servicing of the receivables under the sale and servicing agreements.  The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreements, including (a) if Ford Credit is the servicer, all reasonable fees and disbursements of the owner trustee, the indenture trustee, the administrator and independent accountants, (b) taxes imposed on the servicer and (c) expenses incurred in connection with making payments and providing reports to the noteholders.  The monthly back-up servicing fee is paid to the back-up servicer for performing its duties under the back-up servicing agreement.

USE OF PROCEEDS

The net proceeds from the sale of the notes will be used by the depositors to purchase the receivables from Ford Credit.  Ford Credit will use the proceeds that it receives for its general corporate purposes.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ford Credit is the sponsor of the securitization transaction in which Series 2015-1 will be issued, the originator of the receivables that are being securitized and the servicer of the receivables.  As the sponsor, Ford Credit has caused the depositors to be formed for purposes of participating in securitization transactions.  Each depositor is a wholly-owned subsidiary of Ford Credit.  Ford Credit has caused the depositors to form the trust that is the issuing entity for the series.  The depositors are the sole beneficiaries of the trust and the holders of the depositor interest in the trust.

In the ordinary course of business from time to time, Ford Credit and its affiliates have business relationships and agreements with the owner trustee, the indenture trustee and the back-up servicer including commercial banking, committed credit facilities, underwriting agreements, hedging agreements and financial advisory services, all on arm’s length terms and conditions.

TAX CONSIDERATIONS

Prospective investors should consider the following discussion of certain anticipated material U.S. federal income tax consequences to investors of the purchase, ownership and disposition of the notes only in connection with the discussion in “Tax Considerations” in the prospectus.  This discussion is based on current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities, all of which are subject to change, perhaps with retroactive effect.  This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of the notes in light of their personal investment circumstances nor to noteholders subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  Prospective investors are encouraged to consult with their tax advisors regarding the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

In the opinion of Katten Muchin Rosenman LLP, tax counsel to the depositors:

•                  the offered notes will be treated as debt for U.S. federal income tax purposes, and

•                  assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Each noteholder, by its acceptance of a note, agrees to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

The trust does not anticipate issuing the notes with any original issue discount (other than, potentially, de minimis original issue discount), as described in “Tax Considerations — Tax Characterization and Treatment of the Notes — Original Issue Discount” in the prospectus.

If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note, as described in “Tax Considerations — Tax Characterization and Treatment of the Notes — Disposition of Notes” in the prospectus.

ERISA CONSIDERATIONS

Employee benefit plans and other retirement plans and arrangements, or “plans,” that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code generally may purchase the notes.  Although no assurance can be given, the notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor.  This determination is based on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Any plan subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, and any person acting on behalf of or investing the assets of such a plan, that purchases, holds or disposes of the notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.  Any plan subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and any person acting on behalf of or investing in the assets of such a plan, that purchases, holds or disposes of the notes will be deemed to represent that its purchase, holding or disposition of the notes is not and will not result in a violation of these similar laws or regulations.  References to the purchase, holding and disposition of the notes in this paragraph also refer to the purchase, holding and disposition of an interest or participation in the notes.

The sale of the notes to a plan is not a representation by the trust or the underwriters that the notes meet all relevant legal requirements for investments by plans generally or any particular plan or that the notes are appropriate for plans generally or any particular plan.

For additional information about the treatment of the notes in ERISA, see “ERISA Considerations” in the prospectus.

UNDERWRITING

The depositors and the underwriters named below have entered into an underwriting agreement for the offered notes.  Subject to certain conditions, each underwriter has agreed to purchase the principal amount of the offered notes indicated in the following table:

Underwriters	Class A-1 Notes	Class A-2 Notes	Class B Notes
Barclays Capital Inc.	$ •	$ •	$ •
Credit Suisse Securities (USA) LLC	•	•	•
Deutsche Bank Securities Inc.	•	•	•
RBC Capital Markets, LLC	•	•	•
Total	$ •	$ •	$ •

The underwriters will resell the offered notes to the public. The selling concessions that the underwriters may allow to certain dealers, and the discounts that those dealers may reallow to other dealers, expressed as a percentage of the initial note amount of each class of notes, are indicated in the following table. Due to sales to affiliates, one or more of the underwriters may be required to forego a minor portion of the selling concessions they would otherwise be entitled to receive.

	Selling Concessions not to exceed	Reallowances not to exceed
Class A-1 notes	•%	•%
Class A-2 notes	•%	•%
Class B notes	•%	•%

Some offered notes may be retained by the depositors.  The depositors will initially retain the Class C and Class D Notes.  Retained notes may be sold, subject to the requirements set forth in the indenture, from time to time to purchasers directly by the depositors or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositors or the purchasers of the notes.  If the notes are sold through underwriters or broker-dealers, the depositors will be responsible for underwriting discounts or commissions or agent’s commissions.  The notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

Each class of notes is a new issue of securities with no established trading market. The depositors have been advised by the underwriters that they intend to make a market in the offered notes purchased by them but they are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given that a secondary market for the offered notes will develop or about the liquidity of any trading market for the offered notes.  If a secondary market for the offered notes does develop, it might end at any time or it might not be sufficiently liquid to enable noteholders to resell any of the offered notes.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with the sponsor, the depositors, the servicer and their affiliates.

All classes of notes must be issued and purchased (or retained by the depositors) for any offered notes to be issued and purchased by the underwriters.

On request by an investor who has received an electronic prospectus and prospectus supplement from an underwriter within the period during which there is an obligation to deliver a prospectus and prospectus supplement, the underwriter will promptly deliver, without charge, a paper copy of the prospectus and this prospectus supplement.

LEGAL MATTERS

Katten Muchin Rosenman LLP will review or provide opinions on legal matters relating to the notes and certain U.S. federal income tax and other matters for the trust, the depositors and the servicer.  Kirkland & Ellis LLP will review or provide opinions on legal matters relating to the notes and other matters for the underwriters.  Kirkland & Ellis LLP has from time to time represented Ford Credit and its affiliates in connection with other matters.

INDEX OF DEFINED TERMS

accumulation period reserve account	S-42	LIBOR determination date	S-30
amortization events	S-44	manufacturer overconcentration	S-39
available depositor collections	S-33	medium and heavy truck overconcentration	S-39
available depositor interest collections	S-33	monthly back-up servicing fee	S-45
available depositor principal collections	S-33	monthly depositor servicing fee	S-45
available investor interest collections	S-34	monthly payment rate	S-27
available investor principal collections	S-34	monthly servicing fee	S-45
available subordinated amount	S-40	notes	S-6
back-up servicer	S-20	NRSRO	S-16
Class A notes	S-6	offered notes	S-6
closing date	S-6	owner trustee	S-19
controlled accumulation amount	S-31	payment date	S-7
dealer overconcentration	S-38	plans	S-50
defaulted receivable	S-37	principal funding account	S-30
determination date	S-33	principal sharing group one	S-43
development dealer overconcentration	S-38	rating agencies	S-11
development dealers	S-38	rating agency condition	S-39
Dodd-Frank Act	S-11	required pool percentage	S-32
excess interest sharing group one	S-43	required subordinated amount	S-41
excess spread	S-40	reserve account required amount	S-42
FCF Corp	S-6	Series 2015-1 excess funding amount	S-31
FCF LLC	S-6	Series 2015-1 notes	S-6
fixed investor percentage	S-32	series amortization events	S-44
fixed rate notes	S-6	step-up percentage	S-41
fleet vehicle overconcentration	S-39	subordinated percentage	S-41
floating investor percentage	S-32	subordination factor	S-41
floating rate notes	S-6	subordination step-up period	S-41
Ford	S-6	trust	S-6
Ford Credit	S-6	U.S. Bank	S-19
incremental subordinated amount	S-41	U.S. Bank Trust	S-19
indenture supplement	S-7	used vehicle overconcentration	S-39
indenture trustee	S-20	Wells Fargo	S-6
investor percentages	S-32

Annex A

OTHER SERIES ISSUED AND OUTSTANDING

Series 2006-1 variable funding notes

The Series 2006-1 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$1,300,000,000
Current aggregate funding commitments	$3,660,000,000
Series 2006-1 note interest rate

For each sub-class of the Series 2006-1 notes, (a) the related commercial paper cost of funds rate plus up to 0.55% per annum, (b) one-month LIBOR plus up to 1.05% per annum or (c) on the occurrence of certain specified events, the prime rate plus up to 2.05% per annum (in each case, subject to change in connection with any extension of the related stated commitment expiration date)

Subordination factor	25.00%, increasing to 29.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2006-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For each sub-class of the Series 2006-1 notes, the close of business on the related stated commitment expiration date
Stated commitment expiration dates	April 21, 2015 to January 13, 2017 (subject to extension with respect to each sub-class of the Series 2006-1 notes)
Final maturity date	For any sub-class of the Series 2006-1 notes, the thirty-first distribution date following the sixth full collection period immediately following the related stated commitment expiration date
Closing date	March 30, 2006
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2010-2 notes

Initial invested amount	$250,000,000
Initial Class A principal balance	$220,497,000
Class A note interest rate	4.43% per annum
Initial Class B principal balance	$6,211,000
Class B note interest rate	5.01% per annum
Initial Class C principal balance	$23,292,000
Class C note interest rate	5.60% per annum
Subordination factor	19.50%
Scheduled start of controlled accumulation period	August 1, 2014
Expected final payment date	February 2015 payment date
Final maturity date	February 2017 payment date
Closing date	February 4, 2010
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2010-3 notes

Initial invested amount	$1,133,803,000
Initial Class A-1 principal balance	$525,000,000
Class A-1 note interest rate	4.20% per annum
Initial Class A-2 principal balance	$475,000,000
Class A-2 note interest rate	One-month LIBOR + 1.70%
Initial Class B principal balance	$28,169,000
Class B note interest rate	4.64% per annum
Initial Class C principal balance	$105,634,000
Class C note interest rate	4.99% per annum
Subordination factor	19.50%
Scheduled start of controlled accumulation period	August 1, 2014
Expected final payment date	February 2015 payment date
Final maturity date	February 2017 payment date
Closing date	March 11, 2010
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2010-4 variable funding notes

The Series 2010-4 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$300,000,000
Current aggregate funding commitments	$500,000,000
Series 2010-4 note interest rate	One-month LIBOR + 0.80%
Subordination factor	15.50%, increasing to 19.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2010-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For each sub-class of the Series 2010-4 notes, the close of business on the related stated commitment expiration date
Stated commitment expiration dates	June 30, 2015 (subject to extension with respect to each sub-class of the Series 2010-4 notes)
Final maturity date	For any sub-class of the Series 2010-4 notes, the thirty-first payment date following the sixth full collection period immediately following the related stated commitment expiration date
Closing date	March 12, 2010
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2012-2 notes

Initial invested amount	$747,713,000
Initial Class A principal balance	$650,000,000
Class A note interest rate	1.92% per annum
Initial Class B principal balance	$29,739,000
Class B note interest rate	2.32% per annum
Initial Class C principal balance	$42,484,000
Class C note interest rate	2.86% per annum
Initial Class D principal balance	$25,490,000
Class D note interest rate	3.50% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2012-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 1, 2016
Expected final payment date	January 2017 payment date
Final maturity date	January 2019 payment date
Closing date	February 15, 2012
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2012-3 variable funding notes

The Series 2012-3 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$200,000,000
Current aggregate funding commitments	$200,000,000
Series 2012-3 note interest rate

For each sub-class of the Series 2012-3 notes, (a) the related commercial paper cost of funds rate plus up to 0.45% per annum, (b) one-month LIBOR plus up to 0.95% per annum or (c) on the occurrence of certain specified events, the prime rate plus up to 1.95% per annum (in each case, subject to change in connection with any extension of the related stated commitment expiration date)

Subordination factor	25.00%, increasing to 29.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2012-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For any sub-class of the Series 2012-3 notes, the first day of the collection period that is six full collection periods before the expected final payment date for that sub-class
Stated commitment expiration dates	July 20, 2015 (subject to extension with respect to each sub-class of the Series 2012-3 notes)
Final maturity date	For any sub-class of the Series 2012-3 notes, the stated commitment expiration date
Closing date	July 25, 2012
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2012-5 notes

Initial invested amount	$747,713,000
Initial Class A principal balance	$650,000,000
Class A note interest rate	1.49% per annum
Initial Class B principal balance	$29,739,000
Class B note interest rate	1.69% per annum
Initial Class C principal balance	$42,484,000
Class C note interest rate	2.14% per annum
Initial Class D principal balance	$25,490,000
Class D note interest rate	2.73% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2012-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 1, 2017
Expected final payment date	September 2017 payment date
Final maturity date	September 2019 payment date
Closing date	September 19, 2012
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-1 notes

Initial invested amount	$1,725,490,000
Initial Class A-1 principal balance	$600,000,000
Class A-1 note interest rate	0.85% per annum
Initial Class A-2 principal balance	$900,000,000
Class A-2 note interest rate	One-month LIBOR + 0.38%
Initial Class B principal balance	$68,627,000
Class B note interest rate	1.12% per annum
Initial Class C principal balance	$98,039,000
Class C note interest rate	1.37% per annum
Initial Class D principal balance	$58,824,000
Class D note interest rate	1.82% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 1, 2015
Expected final payment date	January 2016 payment date
Final maturity date	January 2018 payment date
Closing date	January 23, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-2 notes

Initial invested amount	$200,000,000
Initial Class A principal balance	$200,000,000
Series 2013-2 note interest rate	2.09% per annum
Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	September 1, 2019
Expected final payment date	March 2020 payment date
Final maturity date	March 2022 payment date
Closing date	March 21, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-3 notes

Initial invested amount	$690,196,000
Initial Class A-1 principal balance	$200,000,000
Class A-1 note interest rate	0.79% per annum
Initial Class A-2 principal balance	$400,000,000
Class A-2 note interest rate	One-month LIBOR + 0.30%
Initial Class B principal balance	$27,451,000
Class B note interest rate	1.14% per annum
Initial Class C principal balance	$39,216,000
Class C note interest rate	1.29% per annum
Initial Class D principal balance	$23,529,000
Class D note interest rate	1.74% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	December 2014
Expected final payment date	June 2015 payment date
Final maturity date	June 2017 payment date
Closing date	June 18, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-4 notes

Initial invested amount	$460,131,000
Initial Class A principal balance	$400,000,000
Class A note interest rate	One-month LIBOR + 0.55%
Initial Class B principal balance	$18,301,000
Class B note interest rate	2.10% per annum
Initial Class C principal balance	$26,144,000
Class C note interest rate	2.29% per annum
Initial Class D principal balance	$15,686,000
Class D note interest rate	2.79% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	December 2017
Expected final payment date	June 2018 payment date
Final maturity date	June 2020 payment date
Closing date	June 18, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2013-5 notes

Initial invested amount	$1,437,909,000
Initial Class A-1 principal balance	$325,000,000
Class A-1 note interest rate	1.50% per annum
Initial Class A-2 principal balance	$925,000,000
Class A-2 note interest rate	One-month LIBOR + 0.47%
Initial Class B principal balance	$57,190,000
Class B note interest rate	1.88% per annum
Initial Class C principal balance	$81,699,000
Class C note interest rate	2.18% per annum
Initial Class D principal balance	$49,020,000
Class D note interest rate	2.38% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2013-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	March 2016
Expected final payment date	September 2016 payment date
Final maturity date	September 2018 payment date
Closing date	September 17, 2013
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-1 notes

Initial invested amount	$1,265,359,000
Initial Class A-1 principal balance	$450,000,000
Class A-1 note interest rate	1.20% per annum
Initial Class A-2 principal balance	$650,000,000
Class A-2 note interest rate	One-month LIBOR + 0.40%
Initial Class B principal balance	$50,327,000
Class B note interest rate	1.40% per annum
Initial Class C principal balance	$71,895,000
Class C note interest rate	1.55% per annum
Initial Class D principal balance	$43,137,000
Class D note interest rate	1.89% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-1 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	August 2016
Expected final payment date	February 2017 payment date
Final maturity date	February 2019 payment date
Closing date	February 19, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-2 notes

Initial invested amount	$460,131,000
Initial Class A principal balance	$400,000,000
Class A note interest rate	One-month LIBOR + 0.50%
Initial Class B principal balance	$18,301,000
Class B note interest rate	2.31% per annum
Initial Class C principal balance	$26,144,000
Class C note interest rate	2.46% per annum
Initial Class D principal balance	$15,686,000
Class D note interest rate	2.91% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	August 2018
Expected final payment date	February 2019 payment date
Final maturity date	February 2021 payment date
Closing date	February 19, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-3 notes

Initial invested amount	$400,000,000
Initial Class A principal balance	$400,000,000
Series 2014-3 note interest rate	One-month LIBOR + 0.50%
Subordination factor	23.50%, increasing to 27.50% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-3 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	December 1, 2019
Expected final payment date	June 2020 payment date
Final maturity date	June 2022 payment date
Closing date	June 30, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-4 notes

Initial invested amount	$1,150,327,000
Initial Class A-1 principal balance	$550,000,000
Class A-1 note interest rate	1.40% per annum
Initial Class A-2 principal balance	$450,000,000
Class A-2 note interest rate	One-month LIBOR + 0.35%
Initial Class B principal balance	$45,752,000
Class B note interest rate	1.65% per annum
Initial Class C principal balance	$65,359,000
Class C note interest rate	1.90% per annum
Initial Class D principal balance	$39,216,000
Class D note interest rate	2.35% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-4 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	February 2017
Expected final payment date	August 2017 payment date
Final maturity date	August 2019 payment date
Closing date	August 26, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2014-5 variable funding notes

The Series 2014-5 notes are a series of privately placed variable funding notes, the investment of which may be increased or decreased periodically at the discretion of the depositors.

Current aggregate invested amount	$0
Current aggregate funding commitments	$200,000,000
Series 2014-5 note interest rate

For each sub-class of the Series 2014-5 notes, (a) the related commercial paper cost of funds rate plus up to 0.60% per annum, (b) one-month LIBOR plus up to 1.10% per annum or (c) upon the occurrence of certain specified events, the prime rate plus up to 2.10% per annum (in each case, subject to change in connection with any extension of the related commitment expiration date)

Subordination factor	15.00%, increasing to 19.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2014-5 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	For each sub-class of the Series 2014-5 notes, the close of business on the related commitment expiration date
Commitment expiration dates	October 6, 2016 (subject to extension with respect to each sub-class of the Series 2014-5 notes)
Final maturity date	For any sub-class of the Series 2014-5 notes, the thirty-first payment date following the sixth full collection period immediately following the related commitment expiration date
Closing date	October 7, 2014
Excess interest sharing group designation	One
Principal sharing group designation	One

Series 2015-2 notes

The trust expects the Series 2015-2 notes to be issued on the closing date. The Series 2015-2 notes are expected to have the following characteristics.

Initial invested amount	$575,164,000
Initial Class A-1 principal balance	$•
Class A-1 note interest rate	•% per annum
Initial Class A-2 principal balance	$•
Class A-2 note interest rate	One-month LIBOR + •%
Initial Class B principal balance	$22,876,000
Class B note interest rate	•% per annum
Initial Class C principal balance	$32,680,000
Class C note interest rate	•% per annum
Initial Class D principal balance	$19,608,000
Class D note interest rate	•% per annum
Subordination factor	12.00%, increasing to 16.00% during a subordination step-up period, unless the depositors have elected to increase the Series 2015-2 Reserve Account Required Percentage
Scheduled start of controlled accumulation period	July 2019
Expected final payment date	January 2020 payment date
Final maturity date	January 2022 payment date
Closing date	February 10, 2015
Excess interest sharing group designation	One
Principal sharing group designation	One

Ford Credit Floorplan Master Owner Trust A

Issuing Entity or Trust

Asset Backed Notes

Ford Credit Floorplan Corporation
Ford Credit Floorplan LLC	Ford Motor Credit Company LLC
Depositors	Sponsor and Servicer

Before you purchase any notes, be sure you understand the structure and the risks.  You should read carefully the risk factors beginning on page 9 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the depositors or any of their affiliates.

This prospectus may be used to offer and sell the notes only if used with the prospectus supplement for a series.

The issuing entity:

A master owner trust formed by an owner trustee and the depositors to be the issuing entity.

The assets of the trust consist of:

•                  a revolving pool of receivables originated in connection with the purchase and financing of new and used car, truck and utility vehicle inventory by motor vehicle dealers,

•                  collections on the receivables, and

•                  any other property identified in this prospectus and the prospectus supplement for a series.

The trust will issue asset-backed securities consisting of notes in one or more series, each having one or more classes.

The notes of each series:

•                  will be asset-backed securities payable only from the assets of the trust,

•                  may benefit from one or more forms of enhancement,

•                  will be debt obligations of the trust, and

•                  will be issued in one or more classes.

The amount, price and terms of each offering of notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus or the prospectus supplement is accurate or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is January 29, 2015

READING THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT

This prospectus provides general information about Ford Credit Floorplan Master Owner Trust A and the series to be issued by it, some of which may not apply to a particular series.  The prospectus supplement for a series will further describe the trust and the specific terms of the notes of that series.

You should only rely on information in or incorporated by reference in this prospectus and the prospectus supplement for a series and any informational and computational material filed as part of the registration statement filed with the Securities and Exchange Commission, or the “SEC,” for any particular series.

This prospectus begins with the following brief introductory sections:

•                  Summary — provides an overview of the series.

•                  Risk Factors — describes the most significant risks of investing in the series.

The other sections of this prospectus contain more detailed descriptions of the series and the structure of the trust.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement for a series.  The Table of Contents on the prior page contains references to key topics.

An index of defined terms is at the end of this prospectus.

SUMMARY

This summary provides an overview of the notes in a series.  It does not contain all of the information that may be important to you.  To understand fully the terms of the notes in a series, you should read this prospectus, especially the “Risk Factors” beginning on page 9, and the related prospectus supplement completely.

Transaction Parties

Issuing Entity

The issuing entity, or “trust,” is a Delaware statutory trust formed under a trust agreement between the depositors and an owner trustee.  Initially, the depositors will be the beneficiaries of the trust.

The trust is a master owner trust that issues notes in series.  At the time that the trust issues a series, the trust may have issued other series or classes that remain outstanding.  The prospectus supplement for each series will specify whether the trust has previously issued other series or classes that remain outstanding.

Owner Trustee

U.S. Bank Trust National Association.

Indenture Trustee

The Bank of New York Mellon.

Depositors

The depositors for the trust are:

•                  Ford Credit Floorplan Corporation, a Delaware corporation, and

•                  Ford Credit Floorplan LLC, a Delaware limited liability company.

Both depositors are special purpose entities wholly owned by Ford Credit.

Sponsor, Servicer and Administrator of the Trust

Ford Motor Credit Company LLC, or “Ford Credit,” is a Delaware limited liability company and a wholly-owned subsidiary of Ford Motor Company, or “Ford.”

Back-up Servicer

Wells Fargo Bank, National Association.

The Notes

Each series will consist of one or more classes.  Each series will be issued under an indenture supplement to an indenture between the trust and the indenture trustee.  The trust may issue additional series without the consent of any noteholders of any other series.  Some series or classes may not be offered by this prospectus, and may be retained by the depositors or offered in a private placement or other issuance exempt from registration with the SEC.

The terms of each series will be described in the related prospectus supplement, including, for each class of a series, its:

•                  principal amount,

•                  interest rate,

•                  expected final payment date,

•                  final maturity date, and

•                  credit or payment enhancement.

The notes will generally be available only in book-entry form.

For more information about the terms of a series, you should read “Description of the Notes” in this prospectus and in the related prospectus supplement.

Payments on the Notes

Each noteholder will receive payments of interest and principal as described in the related prospectus supplement.  The timing and priority of payments among classes of a series may differ and will be described in the related prospectus supplement.

The amount of principal collections that will be allocated to a series will depend on whether the series is in a revolving period or an accumulation or amortization period.

Revolving Period.  Each series will begin with a “revolving period” during which the trust will not pay or accumulate principal for payment to the noteholders of that series.  During the revolving period, the principal collections allocable to that series will be:

(1)         paid to the noteholders of other series in the same principal sharing group,

(2)         deposited in the excess funding account, or

(3)        paid to the depositors.

For more information about the use of principal collections during the revolving period, you should read “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections” in this prospectus.

The revolving period for a series will begin on its date of issue and will end on the day before the start of an accumulation or amortization period for that series.

Accumulation or Amortization Periods.  Following the revolving period, each series will have one or both of the following periods:

•                  a “controlled accumulation period” during which principal is accumulated in specified amounts each month and paid on an expected final payment date, or

•                  an “early amortization period” during which principal is paid in varying amounts each month based on the amount of principal collections following an amortization event.

For more information about the accumulation and amortization periods, you should read “Description of the Notes — Payments of Principal” in this prospectus and in the related prospectus supplement.

Amortization Events.  An “amortization event” for any series will include the events described in the related prospectus supplement and the following events that apply to all series:

•                  failure of a depositor to sell to the trust receivables originated in additional designated accounts to maintain the pool balance of the trust at required levels within ten business days,

•                  bankruptcy or dissolution of a depositor, Ford Credit or Ford, and

•                  the trust becomes subject to regulation as an investment company under the Investment Company Act of 1940.

For more information about the amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus and in the related prospectus supplement.

Credit and Payment Enhancement

The prospectus supplement for each series will describe the credit and payment enhancement designed to protect noteholders of that series against losses on the receivables and delays or defaults in payments on the notes.  The enhancement for a series or class may consist of one or more of the following:

•                  excess spread,

•                  subordination of a portion of the depositor interest,

•                  subordination of other classes in the series,

•                  a reserve account,

•                  an accumulation period reserve account, or

•                  an interest rate hedge, cap or floor.

For more information about the enhancement for a series, you should read “Description of the Notes — Credit and Payment Enhancement” in this prospectus and in the related prospectus supplement.

Groups

A series may be included in one or more groups of series that share interest collections, principal collections or both.  The related prospectus supplement will identify whether a series has been included in one or both of the following groups:

•                  an excess interest sharing group that shares excess interest collections, or

•                  a principal sharing group that shares excess principal collections.

For more information about these groups, you should read “Description of the Notes — Groups” in this prospectus and in the related prospectus supplement.

Trust Property

Receivables

The primary asset of the trust is a revolving pool of receivables originated in designated accounts established by Ford or Ford Credit with motor vehicle dealers to finance their new and used car, truck and utility vehicle inventory under sales and service agreements or floorplan financing agreements, respectively.  The receivables of the trust represent:

•                  Ford’s rights to receive payments from dealers for their purchase of Ford-manufactured new car, truck and utility vehicle inventory, called “in-transit receivables,”

•                  Ford Credit’s rights to receive adjustment fees from Ford for the in-transit receivables, and

•                  Ford Credit’s rights to receive payments from dealers for financing of the dealers’ new and used car, truck and utility vehicle inventory.

For more information about the receivables, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting” and “Trust Property” in this prospectus.

Other Assets and Rights

In addition to the receivables, the trust property will include:

•                  collections on the receivables,

•                  funds and investments held in bank accounts of the trust,

•                  security interests in the vehicles related to the receivables and in any non-vehicle related security,

•                  rights related to the receivables under the floorplan financing agreements,

•                  rights under the transaction documents, and

•                  rights under any hedge agreement providing enhancement to a series or class.

For more information about the other trust property, you should read “Trust Property” in this prospectus and in the related prospectus supplement.

Designated Accounts

Most of Ford Credit’s dealer floorplan accounts have been designated to the trust.  The depositors may designate additional accounts to the trust at any time.  The depositors may be required to designate additional accounts to the trust to maintain the pool balance of the trust at required levels.

At the time that an account is designated to the trust, the account must be an eligible account.  Each depositor is required to redesignate accounts that become ineligible and to generally accept reassignment of the related receivables.

For more information about designation and redesignation of accounts and eligibility criteria for accounts, you should read “Sale of the Receivables — Eligible Accounts,” “— Additional Designated Accounts” and “— Redesignation of Accounts” in this prospectus.

Sale of Receivables

The receivables will be sold by Ford Credit to the depositors, and then sold by the depositors to the trust.

At the time an account is designated to the trust, all existing and future eligible receivables originated in that designated account will be sold automatically to the trust, unless the account becomes an ineligible account or the account is otherwise redesignated from the trust.  As a result, the total amount of receivables in the trust will fluctuate daily as new receivables are originated and existing receivables are collected.

For more information about the sale of receivables, you should read “Sale of the Receivables” in this prospectus.

Representations and Repurchase of Receivables

At the time that an account is designated to the trust, Ford Credit makes representations about  the eligibility of the account.  Ford Credit also makes representations about the eligibility of the receivables originated in the account.  If any representation is determined to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must redesignate the account and/or repurchase the receivable unless it corrects the breach in all material respects by the end of any cure period.

For more information about the representations made about the receivables and accounts and the consequences of a breach of representations, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.

Depositor Interest

The interest in the trust property not allocated to any series is the “depositor interest.”  The principal amount of the depositor interest, called the “depositor amount,” will fluctuate based on the pool balance of the trust and on the note balance of each series.

Servicing of Receivables

Servicer

Ford Credit is the “servicer” of the receivables.  The servicer manages and collects payments on the receivables for the trust.  Ford Credit also acts as custodian and maintains custody of the receivables files for the trust.  The trust will pay the servicer a fee for each series specified in the prospectus supplement.

For more information about the servicing of the receivables and servicing fees, you should read “Servicing the Receivables — Servicing Duties,” “— Servicing Procedures and Servicer Covenants” and “— Servicing Fees and Payment of Expenses” in this prospectus.

Back-up Servicer

Wells Fargo Bank, National Association is the back-up servicer.  The back-up servicer will confirm certain data on the monthly investor report and become the successor servicer if Ford Credit is terminated as servicer for any reason.  The trust will pay the back-up servicer a fee for each series specified in the related prospectus supplement.

For more information about the back-up servicer, you should read “Transaction Parties — Back-up Servicer” and “Servicing the Receivables — Back-up Servicer” in this prospectus.

Collections and Allocations

The servicer will receive collections on the receivables and keep track of them as either interest collections or principal collections.  The servicer will deposit collections up to specified amounts in the collection account.

The servicer will allocate collections to each series based on varying investor percentages and to the depositor interest.  The related prospectus supplement will describe the investor percentages applicable to a series.

For more information about collections and allocations, you should read “Pool Balance, Depositor Amount and Allocations — Allocation and Application of Collections” in this prospectus.  For more information about deposits of collections, you should read “Servicing the Receivables — Deposit of Collections” in this prospectus.

Tax Status

If you purchase a note, you agree by your purchase that you will treat your note as debt for U.S. federal, state and local income and franchise tax purposes.

The depositor’s tax counsel identified in the related prospectus supplement will deliver its opinion that, for U.S. federal income tax purposes:

•                  the notes of that series will be treated as debt, and

•                  the trust is not classified as an association or publicly traded partnership taxable as a corporation.

For more information about the application of U.S. federal, state and local tax laws, you should read “Tax Considerations” in this prospectus and in the related prospectus supplement.

RISK FACTORS

You should consider the following risk factors in deciding whether to purchase the notes.

The absence of a secondary market for your notes could limit your ability to resell them

If a secondary market for your notes does not develop, it could limit your ability to resell them. This means that if you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of notes, but they are not required to do so.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

The assets of the trust are limited and are the only source of payment for your notes

The trust will not have any assets or sources of funds other than the receivables and related property it owns and any external credit or payment enhancement described in the prospectus supplement for your series.  Any credit or payment enhancement is limited.  Your notes will not be insured or guaranteed by Ford Credit or any of its affiliates or any other person.  If these assets or sources of funds are insufficient to pay your notes in full, you will incur losses on your notes.

Subordination will cause some classes of notes to bear additional credit risk, which could result in losses on those notes

The rights of the holders of any class to receive payments of interest and principal may be subordinated to one or more other classes in the same series or to the rights of others such as interest rate hedge counterparties.  If you hold notes of a subordinated class, you will bear more credit risk than holders of more senior classes in that series and you will incur losses, if any, prior to holders of more senior classes.

Amortization events could result in accelerated payments on your notes

If an amortization event occurs, it may accelerate the date of final payment of your notes.  You may not be able to reinvest the principal paid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes.

For more information about amortization events, you should read “Description of the Notes — Amortization Events” in this prospectus.

A decline in the sale of dealer vehicle inventory or a decline in dealer vehicle inventory levels could result in accelerated, reduced or delayed payments on your notes

The willingness of dealers to purchase new vehicle inventory depends to a large extent on their ability to sell their existing vehicle inventory.  The ability of dealers to sell their vehicle inventory is directly affected by a variety of economic, market and social factors, including competition in the automobile industry, which factors will also ultimately affect the size of Ford Credit’s dealer floorplan portfolio.  Examples of factors which could negatively impact the ability of dealers to sell vehicle inventory and vehicle inventory levels are:

•     a decline in the manufacture and sale of Ford vehicles due to an economic downturn, a labor disruption, competitive pressure, changes in the preferences of buyers of cars, trucks and utility vehicles, or production interruptions due to vehicle recalls, supply chain disruptions, natural disasters or other factors,

• a change in Ford’s vehicle marketing or purchase incentive programs,

• seasonal fluctuations in the sale of vehicles,

• a reduction in the number of dealer franchises,

• changes in the terms offered by Ford Credit to dealers to finance their vehicle inventory, including the interest rates charged or the amounts of the credit lines,

• competition from banks or other financing sources available to dealers,

• government actions, including actions that encourage consumers to purchase certain types of vehicles; or

• other factors such as significant vehicle recalls and labor strikes.

The rate of dealer vehicle sales, the level of dealer vehicle inventory and the size of Ford Credit’s dealer floorplan portfolio may differ from those in past years.  A significant reduction in the rate of dealer vehicle sales or in the level of dealer vehicle inventory, and any resulting decline in the size of Ford Credit’s dealer floorplan portfolio, could lead to an amortization event and could also adversely impact the amount of principal collections on the receivables, which could result in accelerated, reduced or delayed payments on your notes.

Ford’s failure to pay adjustment fees or to pay amounts in respect of third-party financed in-transit receivables could result in delays in payments or losses on your notes

Ford will be obligated to pay adjustment fees to the servicer for any in-transit receivables held by the trust and to pay to the servicer principal collections that it receives from the third-party finance sources in respect of third-party financed in-transit receivables.  Each adjustment fee will be calculated based on an agreed upon rate and the number of days during the “in-transit period,” which is generally the period from shipment to delivery of the vehicle, and will be treated as interest collections.  Failure by Ford to pay adjustment fees or to remit principal collections in respect of third-party financed in-transit receivables for any reason could result in shortfalls in amounts available to pay your notes and could result in delays in payments or losses on your notes.

The termination of dealer financial assistance or failure to honor repurchase obligations by Ford could result in losses on your notes

Ford has on occasion in the past provided discretionary financial assistance to dealers and limited commitments to repurchase vehicles and parts in the dealer’s inventory upon termination of a dealer franchise.  This financial assistance includes incentive programs, marketing support programs, interest reimbursement programs and purchase of new, current model year vehicles in the dealer’s inventory upon the termination of a dealership.  If Ford were unable to provide, or elected to terminate, this financial assistance or failed to honor its repurchase commitment for any reason, losses on the receivables could increase and you could incur losses on your notes.

For more information about the financial assistance provided by Ford, you should read “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Manufacturer Financial Assistance Programs for Dealers” in this prospectus.

Failure by Ford Credit, the depositors or the servicer to honor their repurchase obligations could result in accelerated, reduced or delayed payments on your notes

Ford Credit, the depositors and the servicer generally are not obligated to make any payments on your notes or the receivables.  However, if any representation made about a receivable or a designated account is later determined to be untrue, Ford Credit may be required to repurchase the affected receivable from the related depositor, and that depositor may be required to repurchase the affected receivable from the trust.  Ford Credit, as servicer, may also be required to repurchase receivables from the trust if it breaches its servicing obligations with respect to those receivables.  If Ford Credit, the depositors or the servicer fails to repurchase the affected receivables, an amortization event will occur, and you could experience accelerated, reduced or delayed payments on your notes.

Ford Credit’s ability to change the terms of the receivables could result in accelerated, reduced or delayed payments on your notes

Ford Credit continues to own the accounts in which the receivables are originated.  As the owner of the accounts, Ford Credit has the ability to change the terms of the receivables, including the interest rates or adjustment fees and the payment terms.  Ford Credit’s ability to change the terms of the receivables could result in accelerated, reduced or delayed payments on your notes.

Bankruptcy of Ford Credit could result in delays in payment or losses on your notes

If Ford Credit becomes subject to bankruptcy proceedings, you could experience delays in payments or losses on your notes.  A bankruptcy court could decide that Ford Credit effectively still owns the receivables because the sale of the receivables to the depositors was not a “true sale” or the assets and liabilities of the depositors should be consolidated with those of Ford Credit for bankruptcy purposes.  If a court were to reach this conclusion, payments on your notes could be reduced or delayed due to:

•     the “automatic stay” provision of the U.S. federal bankruptcy laws that prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the bankruptcy court and other provisions of the U.S. federal bankruptcy laws that permit substitution of collateral in limited circumstances,

• tax or government liens on Ford Credit’s property that arose prior to the sale of the receivables to the trust having a claim on collections that is senior to your notes, or

• the trust not having a perfected security interest in the vehicles or any cash collections held by Ford Credit at the time the bankruptcy proceeding begins.

In addition, the transfer of receivables by the depositors to the trust, although structured as a sale, may be viewed as a financing because the depositors retain the depositor interest in the trust.  If a court were to conclude that the transfer was not a sale or the depositors were consolidated with Ford Credit in the event of Ford Credit’s bankruptcy, the notes would benefit from a security interest in the receivables but the receivables would be owned by Ford Credit or the depositors and payments could be delayed, collateral substituted or other remedies imposed by the bankruptcy court that could cause delays in payments or losses on your notes.

Any bankruptcy or insolvency proceeding involving Ford Credit may also adversely affect the rights and remedies of the trust and payments on your notes in other ways, whether or not the transfer of the receivables is considered a “true sale.”  For example:

•     as noted above, the “automatic stay” may prevent the exercise by the trust and others of their rights and remedies against Ford Credit and others, such as a right to replace Ford Credit as servicer or the right to require it to repurchase receivables based on a misrepresentation, and/or

• Ford Credit may be permitted to reject some agreements to which it is a party, including the sale and servicing agreements, and not be required to perform its obligations under those agreements.

For more information about the effects of a bankruptcy on your notes, you should read “Some Important Legal Considerations — Matters Relating to Bankruptcy” in this prospectus.

The servicer’s commingling of collections it holds with its own funds could result in delays in payments or losses on your notes

The servicer will be required to deposit collections on the receivables in the collection account within two business days or on a monthly basis, depending on its credit ratings.  Until then, the servicer may commingle collections on the receivables with its own funds and may invest collections at its own risk and for its own benefit.  If the servicer does not deposit these funds in the collection account when required for any reason, which could occur if the servicer were to become subject to a bankruptcy proceeding, you could experience delays in payments or losses on your notes.

Delays in collecting payments could occur if Ford Credit is not the servicer

If Ford Credit is terminated as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which could result in delayed payments on your notes.  Ford Credit may be terminated as servicer if it defaults on its servicing obligations or upon the bankruptcy of Ford Credit.

For more information about the servicer termination events, you should read “Servicing the Receivables — Resignation and Termination of Servicer” in this prospectus.

Loss of security in the financed vehicle and the junior status of the trust’s interest in any other assets of the dealers could result in delays in payments or losses on your notes

The trust will have a security interest in the financed vehicles securing the receivables sold to the trust.  However, at the time that a dealer sells a financed vehicle, the security interest of the trust in the vehicle generally will terminate, regardless of whether the dealer pays for the vehicle.  Consequently, if a dealer sells a vehicle and fails to pay the related receivable, the trust will not have any recourse to the vehicle, which could result in delays in payments or losses on your notes.

The trust may also have junior security interests in other assets of a dealer granted by some of the dealers in order to secure the receivables sold to the trust.  These security interests, however, will be subordinate to the senior interests of Ford Credit in these other assets.  Accordingly, any security held by the trust in these other assets may not be available to support the notes, which could result in delays in payments or losses on your notes.

For more information about the security interests in vehicles and other dealer assets, you should read “Ford Credit’s Dealer Floorplan Financing Business — Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets” and “Sale of the Receivables — Sale of Receivables and Related Security — Subordination of Security in Other Dealer Assets” in this prospectus.

The addition or removal of receivables may decrease the credit quality of the trust property securing your notes and could result in accelerated, reduced or delayed payments on your notes

The receivables in the trust will change every day.  The depositors may choose, or be obligated, to sell to the trust receivables originated in additional designated accounts.  While each additional designated account must be an eligible account at the time of its designation to the trust, additional designated accounts may not be of the same credit quality as the accounts currently designated to the trust and may have different terms and conditions.  The depositors may also choose to redesignate accounts from the trust and remove the related receivables.  If the addition or removal of receivables reduces the credit quality of the trust property, it will increase the likelihood of accelerated, reduced or delayed payments on your notes.

Issuance of additional series by the trust could affect the timing and amounts of the payments on your notes

The trust may issue additional series from time to time without your consent.  The terms of a new series could be different from your series, which could affect the timing and amounts of payments on any other series.  For instance, different expected final payment dates and series early amortization events may cause some series to amortize earlier than your series.  In addition, because some actions require the consent of a majority of the noteholders of all series, additional series may dilute the voting rights of your notes.  The interests of the holders of any new series could be different from your interests.

For more information about the issuance of new series, you should read “Description of the Notes — New Issuances” in this prospectus.

Failure to pay principal on a note will not constitute an event of default until its final maturity date

The trust does not have an obligation to pay a specified amount of principal on any note on any date other than its outstanding amount on its final maturity date.  Failure to pay principal on a note will not constitute an event of default until its final maturity date.

You may have limited or no ability to control actions under the indenture

Your remedies will be limited if an event of default with respect to your notes occurs.  Under the indenture, noteholders holding a specified percentage of the note balance of a series or all the notes issued by the trust may take actions, or may direct the indenture trustee to take various actions, following an event of default, including accelerating the notes.  These actions may be contrary to the actions that you determine to be in your best interest.  In the case of votes by series, the most senior class of notes will generally be substantially larger than the subordinate classes.  The holders of the most senior class will therefore generally have the ability to control the actions to be taken, and these actions may be contrary to the interests of the holders of the subordinate classes.

For more information about your rights upon an event of default, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

TRANSACTION PARTIES

Issuing Entity

The issuing entity is a Delaware statutory trust governed by a trust agreement between the depositors and the owner trustee.

The trust is a master trust structured to issue notes in series.  Each series will consist of one or more classes, which may be issued at the same time or at different times.

The purposes of the trust is to:

•                  acquire and hold the receivables and other trust property,

•                  issue notes in series and pledge the trust property to the indenture trustee to secure payments on the notes,

•                  make payments on each series, and

•                  engage in any other related activities to accomplish these purposes.

The trust may not engage in any other activities and may not invest in any other securities or make loans to any person.

The trust agreement for the trust may be amended without the consent of the noteholders if the depositors provide an officer’s certificate that the amendment will not have a material adverse affect on the notes.  If no officer’s certificate is delivered, the amendment will require the consent of the holders of a majority of the note balance of each series.

The trust may not dissolve, merge with or sell substantially all its assets to any other entity or impair the first priority lien of the indenture trustee in the trust property except as permitted by the transaction documents.

The depositors and the servicer will indemnify the trust for liabilities and damages caused by the person’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties under the sale and servicing agreements.

Owner Trustee

The owner trustee is U.S. Bank Trust National Association.  A description of its experience as an owner trustee in securitization transactions will be included in the prospectus supplement.

The owner trustee’s main duties will be to:

•                  maintain an account for the benefit of the depositors, and

•                  execute documents on behalf of the trust.

The owner trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the owner trustee.  The owner trustee will not be required to exercise any of its rights or powers under the transaction documents or to institute, conduct or defend any litigation on behalf of the trust at the direction of the depositors unless the depositors have offered reasonable security or indemnity satisfactory to the owner trustee to protect it against the costs and expenses that it may incur in complying with the direction.

The depositors and the administrator will indemnify the owner trustee for all liabilities and damages arising out of the owner trustee’s performance of its duties under the trust agreement unless caused by the willful misconduct, bad faith or negligence (other than errors of judgment) of the owner trustee or as a result of any breach of representations made by the owner trustee in the trust agreement.  The servicer will indemnify the owner trustee for liabilities and damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the owner trustee, pay the owner trustee for expenses incurred in performing its duties, and pay any other indemnities to the owner trustee and not otherwise paid by the depositors or the administrator.  The trust will pay these amounts to the owner trustee on each payment date up to the limit specified in the related prospectus supplement after the trust makes interest payments on the notes, but before the trust makes any other payments.  The trust will pay the owner trustee amounts in excess of the limit only after all other fees and expenses of the trust, and all required interest and principal payments on the notes and after any required deposits in the reserve account and the accumulation period reserve account are made.

The owner trustee may resign at any time by notifying the depositors and the administrator.  The administrator may remove the owner trustee at any time and for any reason, and must remove the owner trustee if the owner trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as owner trustee under the trust agreement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the owner trustee will be effective until a successor owner trustee is in place.  If not paid by the trust, the depositors will reimburse the owner trustee and the successor owner trustee for any expenses associated with the replacement of the owner trustee.

The trust agreement will terminate upon:

•                  the occurrence of the trust termination date specified in the trust agreement, and

•                  at the option of the depositors, the day after all rights of all series to receive payments from the trust have terminated.

Upon termination of the trust agreement, any remaining trust property will be distributed to the depositors and the trust will be terminated.

Indenture Trustee

The indenture trustee is The Bank of New York Mellon.  A description of its experience as an indenture trustee in securitization transactions will be included in the prospectus supplement.

The indenture trustee’s main duties will be to:

•                  hold the security interest in the receivables and other trust property on behalf of the noteholders,

•                  administer the trust’s bank accounts,

•                  enforce remedies following an event of default and acceleration of the notes,

•                  act as note registrar to maintain a record of noteholders and provide for the registration, transfer, exchange and replacement of notes,

•                  act as note paying agent to make payments from the trust’s bank accounts to the noteholders and others; and

•                  notify the noteholders of an event of default.

Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or the lapse of time or both would become an event of default, it must provide written notice to the noteholders within 90 days.  If the indenture trustee knows of an event of default, it must notify all noteholders within five business days.  If the notes have been accelerated, the indenture trustee may, and at the direction of the holders of a majority of the note balance of each series must, institute proceedings for the collection of amounts payable on the notes and enforce any judgment obtained, institute foreclosure proceedings and, in certain circumstances, sell the trust property allocable to the affected series.

The indenture trustee’s standard of care changes depending on whether an event of default has occurred.  Prior to an event of default, the indenture trustee will not be liable for any action, omission or error in judgment unless it constitutes willful misconduct, bad faith or negligence by the indenture trustee.  Following an event of default, the indenture trustee must exercise its rights and powers under the indenture and each indenture supplement using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an event of default, the indenture trustee may assert claims on behalf of the trust and the noteholders against the depositors, Ford Credit and any interest rate hedge counterparties.

For a description of the rights and duties of the indenture trustee after an event of default and upon acceleration of the notes, you should read “Description of the Notes — Events of Default and Remedies” in this prospectus.

The indenture trustee must mail an annual report to the noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the indenture trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act, a release of trust property from the lien of the indenture and any action taken by the indenture trustee that has a material adverse effect on the notes.

The indenture trustee will not be required to exercise any of its rights or powers, spend or risk its own funds or otherwise incur financial liability in the performance of its duties if it reasonably believes that it is not likely to be repaid or indemnified by the trust.  The indenture trustee also will not be required to take action in response to requests or directions of the noteholders unless the noteholders have offered reasonable security or indemnity satisfactory to the indenture trustee to protect it against the costs and expenses that it may incur in complying with the request or direction.

The trust and the administrator will indemnify the indenture trustee for all liabilities and damages arising out of the indenture trustee’s performance of its duties under the indenture and each indenture supplement unless caused by the willful misconduct, bad faith or negligence (other than errors in judgment) of the indenture trustee or as a result of any breach of representations made by the indenture trustee in the indenture or an indenture supplement.  The servicer will indemnify the indenture trustee for damages caused by the servicer’s willful misconduct, bad faith or negligence (other than errors in judgment) in the performance of its duties as servicer.

The trust will pay the fees of the indenture trustee, reimburse the indenture trustee for expenses incurred in performing its duties, and pay any indemnities due to the indenture trustee and not otherwise paid or reimbursed by the depositors or the administrator.  The trust will pay these amounts to the indenture trustee on each payment date up to the limit specified in the related prospectus supplement after the trust makes interest payments on the notes, but before the trust makes any other payments.  The trust will pay the indenture trustee amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the trust, and all required interest and principal payments on the notes and after any required deposits in the reserve account and the accumulation period reserve account have been made.

Under the Trust Indenture Act, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for the notes or any class of notes if a default occurs under the indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of notes.

The indenture trustee may resign at any time by notifying the trust.  The holders of a majority of the note balance of each series may remove the indenture trustee at any time and for any reason by notifying the indenture trustee and the trust.  The trust must remove the indenture trustee if the indenture trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as indenture trustee under the indenture or any indenture supplement because of changes in its legal status, financial condition or certain rating conditions.  No resignation or removal of the indenture trustee will become effective until a successor indenture trustee is in place.  If not paid by the trust, the depositors will reimburse the indenture trustee and the successor indenture trustee for any expenses associated with the replacement of the indenture trustee.

Administrator

Ford Credit is the administrator of the trust under an administration agreement.  The administrator will provide the notices on behalf of the trust and perform all administrative obligations of the trust under the transaction documents.  These obligations include obtaining and preserving the trust’s qualification to do business where necessary, notifying the rating agencies for each series and the indenture trustee of events of default, preparing and filing reports with the SEC, if applicable, inspecting the indenture trustee’s books and records, monitoring the trust’s obligations for the satisfaction and discharge of the indenture, causing the servicer to perform its duties and obligations under the sale and servicing agreements, causing the indenture trustee to notify the noteholders of the redemption of their notes, and preparing and filing the documents necessary to release property from the lien of the indenture.  The depositors will pay the administrator an annual administration fee.

The administrator may resign at any time by giving 60 days’ notice to the trust, the indenture trustee and the owner trustee.  In certain circumstances, the owner trustee, with the consent of the holders of a majority of the note balance of each series, may terminate the administrator.  No resignation or termination of the administrator will become effective until a successor administrator is in place.

Depositors

The depositors of receivables to the trust are Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC.

Ford Credit Floorplan Corporation is a Delaware corporation incorporated in February 1991.  Ford Credit Floorplan LLC is a Delaware limited liability company organized in Delaware in August 1997.  Each is wholly-owned by Ford Credit.  Each was formed for the limited purpose of purchasing receivables from Ford Credit and selling the receivables to the trust for securitization transactions.

Each depositor will make representations about the characteristics of the receivables and the related designated accounts.  In addition, each depositor will represent that it owns the receivables free of any liens or claims.  If any of a depositor’s representations is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, that depositor must repurchase the receivable unless it corrects the breach in all material respects by the end of any applicable cure period.  In addition, the depositors must enforce Ford Credit’s repurchase obligation described under “— Sponsor and Servicer” below.

For more information about the representations and repurchase obligations, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.

The depositors will file any required income tax or franchise tax returns for the trust and file and maintain the effectiveness of the financing statements that perfect the trust’s security interest in the receivables and other trust property.

The depositors will pay the administrator’s annual fees and indemnify the underwriters for certain civil liabilities as described in this prospectus in “Plan of Distribution.”  If either the owner trustee or the indenture trustee resigns or is removed, the depositors will reimburse any expenses associated with its replacement.

Securities issued by the trust may be sold by the depositors in private placements or other non-registered offerings and, in such case, will not be offered by this prospectus.  The depositors may also retain all or a portion of any class of notes issued by the trust.

Sponsor and Servicer

Ford Credit was established in 1959 to provide financing for Ford vehicles and support Ford dealers.  Ford Credit is a Delaware limited liability company and a wholly-owned subsidiary of Ford.  Ford was incorporated in Delaware in 1919 and is one of the world’s largest producers of cars and trucks combined.  Ford’s automotive vehicle brands include Ford and Lincoln.

Ford Credit provides a wide variety of automotive financing products to and through automotive dealers throughout the world.  Ford Credit’s primary financing products are:

•                  Retail financing — purchasing retail installment sale contracts and leases from dealers, and offering financing to commercial customers, primarily vehicle leasing companies and fleet purchasers, to lease or purchase vehicle fleets,

•                  Wholesale financing — making loans to dealers to finance the purchase of vehicle inventory, also known as floorplan financing and

•                  Other financing — making loans to dealers for working capital, improvements to dealership facilities, and to purchase or finance dealership real estate.

Ford Credit also services the finance receivables and leases it originates and purchases, makes loans to Ford affiliates, purchases certain receivables of Ford and its subsidiaries and provides insurance services related to its financing programs.

Ford Credit earns its revenue primarily from:

•                  payments on retail installment sale contracts and leases that it purchases,

•                  interest supplements and other support payments from Ford and affiliated companies on special rate financing programs, and

•                  payments on wholesale and other dealer loan financing programs.

Ford Credit will be the sponsor of the series in which the notes will be issued.  Ford Credit will be the servicer of the receivables and the series and the administrator for the trust.  Ford Credit will be responsible for structuring each series and selecting certain transaction parties.  Ford Credit will be responsible for paying the costs of maintaining the trust, legal fees of certain transaction parties, rating agency fees for rating the notes and other transaction costs.

Ford Credit and its subsidiaries provide floorplan and capital financing to automobile dealers throughout the world and provide credit to these dealers’ customers by purchasing retail installment sale contracts and leases from dealers.  Most of the dealers are privately owned and financed and are Ford-

franchised dealers that sell or lease vehicles manufactured by Ford under the Ford and Lincoln brands.  A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford.

Ford Credit provides financing services to and through dealers of Ford and Lincoln brand vehicles and non-Ford vehicles also sold by these dealers and their affiliates.

Ford Credit establishes floorplan finance accounts with dealers in the ordinary course of its business and selected the accounts designated to the trust from its dealer floorplan portfolio.

Ford Credit will make representations about the characteristics of the receivables and the related designated accounts.  If any representation is later discovered to have been untrue when made and the breach has a material adverse effect on any receivable, Ford Credit must repurchase the receivable unless it corrects the breach in all material respects by the end of any applicable cure period.

For more information about the representations and repurchase obligations, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.

General Securitization Experience.  Ford Credit has been securitizing its assets since 1988.

Ford Credit’s securitization programs are diversified among asset classes and markets.  Ford Credit sponsors securitization programs for retail installment sale contracts, dealer floorplan receivables and operating leases and the related vehicles.  Ford Credit and its affiliates regularly participate in a number of international securitization markets, including Canada, Europe (including the United Kingdom, Germany, Spain, Italy and France) and Mexico and has participated in the securitization markets in China, Japan and Australia.

In the United States, Canada and some European markets, Ford Credit sponsors a number of securitization and structured financing programs in which it sells receivables in the public markets and in private transactions.  In addition to selling receivables to trusts making publicly registered offerings or private placements of asset-backed securities, Ford Credit regularly sells retail installment sale contracts to a large number of multi-seller asset-backed commercial paper conduits and other purchasers and to special purpose entities that sell asset-backed securities to Ford Credit’s single-seller asset-backed commercial paper program.

Ford Credit securitizes its receivables because the market for securitization of financial assets usually provides the company with a lower cost source of funding than other alternatives, diversifies funding among different markets and investors, and provides additional liquidity.  Ford Credit meets a significant portion of its funding requirements through securitizations for these reasons.

For more information about Ford Credit’s securitization programs and its funding strategy, please read Ford Credit’s Annual Report on Form 10-K which is available on Ford Credit’s website at www.fordcredit.com.

U.S. Securitization Program for Dealer Floorplan Receivables.  Ford Credit has had a publicly registered securitization program for dealer floorplan receivables since 1992.  Ford Credit’s first master trust was established that year and issued seven series of publicly registered asset-backed securities through 1997.  Ford Credit’s current master trust was established in 2001 and has previously issued more than 30 series, including publicly registered or Rule 144A asset-backed term notes and privately placed asset-backed term notes and variable funding notes.  If the trust has other series or classes outstanding at the time it issues notes, the prospectus supplement for the series will list the main characteristics of those other series in an annex to the prospectus supplement.  The asset-backed securities offered by the prospectus supplement accompanying this prospectus are part of this program.  Ford Credit has never received a demand to repurchase or replace any of the receivables underlying the asset-backed securities offered in this program due to a breach of representations relating to the receivables.  Repurchases of receivables due to Ford Credit’s discovery of a breach of representations have been immaterial in this program.  None of the asset-backed securities offered in this program have experienced any losses or events of default.  There have not been any instances of material noncompliance by Ford Credit with the servicing criteria in these programs.

Servicing Experience.  Ford Credit will service the receivables and the securitization transactions.  Ford Credit has been the servicer for its dealer floorplan securitization program since its inception.

As servicer of the receivables, Ford Credit will collect and record payments, make any required adjustments to the receivables, monitor dealer payments and dealer inventories and maintain books and records relating to the accounts and receivables.  Ford Credit will service the receivables in accordance with the policies and procedures that it uses in servicing dealer floorplan receivables for its own account.  Ford Credit has comprehensive web-based servicing policies and procedures that ensure common servicing practices are used for all receivables.  These policies and procedures are described in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations” in this prospectus.  Ford Credit’s servicing and collections systems maintain records for all accounts and receivables, track application of payments and maintain relevant information on the dealers and account status.

As is customary in the servicing industry, Ford Credit engages vendors, which may be affiliates, to perform certain servicing processes.  These processes include imaging documents, performing data entry and other administrative functions, verifying contract and financial information, generating form documents and reports, and performing on-site vehicle inventory audits.  Ford Credit requires all vendors to follow processes set by Ford Credit or agreed to between Ford Credit and the vendor and regularly monitors them for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed upon processes, amounts collected or the timing for amounts applied to the accounts and receivables.  Ford Credit believes these vendors could be easily replaced, if necessary.  Some vendors perform their services from locations outside of the U.S.

As servicer of the securitization transactions, Ford Credit will prepare monthly servicing reports for investors, provide payment instructions to the indenture trustee and prepare annual compliance reports.

For more information about the servicing activities to be performed by the servicer in respect of the securitization transaction, you should read “Servicing the Receivables” in this prospectus.

Back-up Servicer

Wells Fargo Bank, National Association is the back-up servicer.  A description of its experience as a back-up servicer in securitization transactions will be included in the prospectus supplement.

For more information about the duties of the back-up servicer in respect of the securitization transaction, you should read “Servicing the Receivables — Back-up Servicer” in this prospectus.

FORD CREDIT’S DEALER FLOORPLAN FINANCING BUSINESS

Origination and Underwriting

Ford Credit is the primary source of financing for Ford-franchised dealers who sell Ford and Lincoln brand vehicles.  Historically, Ford Credit has financed approximately 80% of all Ford and Lincoln dealer new vehicle inventory.  Ford Credit also provides financing for dealers affiliated with Ford-franchised dealers who sell vehicles from non-Ford manufacturers.

Origination of Receivables.  Each receivable represents the right to receive payments from the dealer in connection with the financing of a vehicle for the dealer’s inventory.  A dealer’s inventory may include: new and used cars; light, medium and heavy trucks; and utility vehicles, such as sport utility vehicles and cross-over utility vehicles.  Medium and heavy trucks are typically delivered in the form of incomplete vehicles or chassis cabs, which may be sent by the dealer to a third-party upfitter or converter for completion.  A dealer’s inventory may also include vehicles intended for fleet sales, generally defined as sales of ten or more vehicles to a single purchaser at one time.  A small portion of a dealer’s inventory may also consist of demonstrator, daily rental and service loaner vehicles.  Each receivable is secured by the related vehicle and may be secured by other dealer assets as described below under “— Security Interests in Vehicles and Other Dealer Assets.”

Ford Credit categorizes the financed vehicles as new vehicles or used vehicles for the purposes of setting the applicable financing terms and establishing the amount of credit lines.  New vehicles are currently untitled vehicles and vehicles used by the dealer for demonstration purposes or as service loaner vehicles.  To encourage dealers to purchase certain vehicles, Ford Credit also finances at new vehicle rates “program vehicles,” or previously titled vehicles, including vehicles previously subject to Ford Credit’s retail lease programs, purchased by a dealer from Ford Credit or at an auction conducted by Ford.  In recent years, new vehicle financing has been approximately 91% of Ford Credit’s floorplan portfolio and used vehicle financing, including program vehicles and customer trade-ins, has been approximately 9%.

Under the agreement between the dealer and Ford, the dealer is obligated to purchase a vehicle when the vehicle is released by Ford for shipment to the dealer and must pay for the vehicle when the vehicle is delivered.  During the period from the date of release from the factory or customs, as applicable, to the date of delivery to the dealer, or the “in-transit period,” Ford retains an interest in the vehicle securing the dealer’s obligation to pay Ford.  Each of these payment obligations, together with Ford’s security interest in the related vehicle and Ford’s rights under its agreement with the dealer, is sold to Ford Credit under a sale and assignment agreement at a price equal to 100% of the wholesale invoice price of the vehicle.  Ford also agrees to pay Ford Credit an “adjustment fee” on the wholesale invoice price based on an agreed upon rate (currently, the prime rate designated from time to time by selected financial institutions plus 0.30% per annum) and the number of days in the in-transit period.  A dealer’s financing source may be Ford Credit or another financial institution.  Upon delivery of the vehicle, if the dealer’s financing source is not Ford Credit, the financing source will pay to Ford on behalf of the dealer an amount equal to 100% of the wholesale invoice price, and Ford will pay the amount to Ford Credit under the sale and assignment agreement.  If Ford Credit is the financing source, the dealer’s obligation to pay Ford for the purchased vehicle will be exchanged at the time of vehicle delivery for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.  In recent years, in-transit vehicle financing has ranged from approximately 13% to 27% of Ford Credit’s floorplan portfolio, depending on seasonality of dealer vehicle ordering practices and manufacturer production schedules.

Ford Credit generally finances 100% of the wholesale invoice price of new vehicles during the in-transit period, and if Ford Credit is the dealer’s financing source, from the date the vehicle is delivered to the dealer.  The wholesale invoice price includes destination charges, a dealer holdback amount, if any, and other miscellaneous amounts.  The holdback amount is set by the manufacturer and is currently 3% of the manufacturer’s suggested retail price for Ford brand vehicles, but may change from time to time.  The holdback amount is generally later returned to the dealer by the manufacturer.  Sometimes, the wholesale invoice price for new model vehicles may change after vehicle delivery to reflect a change in the vehicle purchase program (for example, from a retail purchase program to a fleet purchase program) or other manufacturer pricing changes.  In this case, the related receivable will be adjusted to reflect the final invoice price as determined by the manufacturer and the related dealer.  For program vehicles, Ford Credit finances the purchase price (including buyer fees, transportation costs and/or auction fees, if applicable) from the date of the dealer’s purchase of the vehicle.  For used vehicles, Ford Credit generally finances up to 100% of the wholesale book value of the used vehicle as shown in selected trade publications such as the Kelley Blue Book® from the date the dealer requests financing and has delivered evidence of vehicle title to Ford Credit.  If a program vehicle or a used vehicle is reconditioned or certified under Ford’s certified pre-owned vehicle program, the amount financed may also include a certification fee and reconditioning costs.

Credit Lines.  Ford Credit extends floorplan financing under established credit lines.  A dealer may have multiple credit lines for different types of vehicles, such as new, used, program vehicles, medium and heavy truck, fleet, demonstrator or service loaner vehicles.  The typical dealer will have new, used and program vehicle credit lines for its car, light-truck and utility vehicle inventory.  A dealer who engages in significant medium- and heavy-truck or fleet business may have a medium- and heavy-truck credit line or a fleet credit line.  A dealer may also have a demonstrator credit line or a daily rental or service loaner credit line.  However, a dealer without those credit lines may have medium and heavy trucks, fleet, demonstrator or service loaner vehicles on its new or used credit lines.  Unless a dealer has a fleet credit line, vehicles ordered under Ford fleet programs typically are placed on a dealer’s new vehicle credit line.

The size of each credit line that Ford Credit offers a dealer is primarily based on the dealer’s historical sales rate.  In the case of a new dealer, the credit line is based on the dealer’s expected sales rate.  The amount of a credit line is reviewed periodically.  A new vehicle credit line is generally set at an amount sufficient to finance, on average, a 60-day supply of new vehicles, but may be set at a higher or lower level.  New vehicle credit lines are guidelines, not absolute limits, and Ford Credit typically permits dealers to exceed their new vehicle credit lines for business reasons, including for seasonal variations in sales patterns.  Ford Credit generally sets new vehicle credit lines at a level lower than the anticipated peak inventory levels.  A used vehicle credit line is generally set at an amount sufficient to finance, on average, a 30- to 45-day supply of used vehicles depending on the risk rating of the dealer, but may be set at a higher or lower level.  Used vehicle credit lines are strictly monitored and Ford Credit generally does not allow dealers to exceed their used vehicle credit lines without specific approval.

Once a dealer begins to floorplan vehicles from a particular manufacturer, Ford Credit generally finances all purchases of vehicles by the dealer from the manufacturer, subject to the dealer’s credit line.  However, credit lines do not represent commitments, and Ford Credit may limit or suspend a credit line if, in its judgment, a dealer’s inventory is significantly overstocked or a dealer is experiencing financial difficulties.  If Ford Credit suspends a dealer’s credit line, Ford Credit may approve additional financing on a vehicle-by-vehicle basis.

Underwriting and Credit Review Process.  A dealer seeking to finance its vehicle inventory with Ford Credit must submit a request for financing with its financial and other information.  Ford Credit’s dealer credit department reviews the prospective dealer’s business, legal and operational structure, credit information, financial statements or tax returns, and bank references, and it evaluates the dealer’s marketing capabilities, financial resources and the amount and types of financing requested.  The dealer credit department prepares a detailed written credit analysis, including a recommendation approving or denying the request for financing.  The written analysis and recommendation are then reviewed and approved or denied by Ford Credit at the appropriate level of credit approval authority.

Ford Credit’s underwriting and credit review process is entirely judgmental, because dealers have varying degrees of complexity in their legal and operational structures and business and financing needs.  However, standard credit review format guidelines are used for all dealers to ensure consistent credit decisioning.

The financing extended to a dealer depends on the financial strength of the dealer and the nature of its business and is tailored to suit the business and operational needs of the dealer, including the number of dealership locations, multiple manufacturer franchises, the types of vehicles included in the dealer’s inventory and any specialty services provided for certain types of vehicles or customers, such as fleet customers.  The level of credit approval authority is determined by the combination of types of financing extended to the dealer (such as floorplan credit lines, mortgage loans and working capital loans), the aggregate amount of financing extended to the dealer and other factors.  The most important factors that require a higher level of credit approval authority are the aggregate dollar amount of the dealer’s floorplan credit lines and other financing with Ford Credit, the size of certain types of floorplan credit lines that present more credit risk (such as used vehicle credit lines or fleet credit lines), whether other financing is extended to the dealer (such as mortgage loans or working capital loans) and a request for non-standard floorplan financing or processing terms, the approval of which, in some cases, depends on a dealer’s risk rating.

Most of Ford Credit’s dealer floorplan customers have been financing their vehicle inventories with Ford Credit for many years.  Due to the ongoing nature of these long-standing business relationships, Ford Credit typically performs a credit review of each dealer annually using a process similar to new dealer underwriting.

Ford Credit generally applies the same underwriting and credit review standards to Ford-franchised dealers and dealers franchised by other manufacturers.  All dealers must sign a floorplan financing agreement with Ford Credit setting forth the terms of the financing.  Ford Credit’s financing decisions are made independently of Ford and Ford cannot require Ford Credit to provide financing for dealers who do not satisfy Ford Credit’s credit underwriting standards.

Dealer Risk Rating.  Ford Credit uses a proprietary scoring model to evaluate new dealer account originations and to perform dealer credit reviews.  This scoring model assigns each dealer a risk rating.  In creating this model, Ford Credit analyzed its historical dealer performance data to identify key factors about a dealer that it considered most significant in predicting a dealer’s ability to meet its financial obligations.  These factors are both objective and subjective, and include capitalization and leverage, liquidity and cash flow, profitability, and credit history with Ford Credit and other creditors.  A dealer’s risk rating does not reflect any personal or other guarantees or the net worth of a dealer owner.  Ford Credit regularly reviews its scoring model to confirm the continued business significance and statistical predictability of the factors and updates its model to incorporate new factors or other information that improves its statistical predictability.

Dealers are assigned a risk rating ranging from low risk to defaulted.  For purposes of this prospectus and any prospectus supplement, dealer risk ratings are categorized in the following groups:

Group I	–	Dealers with strong to superior financial metrics.

Group II	–	Dealers with fair to favorable financial metrics.

Group III	–	Dealers with marginal to weak financial metrics.

Group IV	–	Dealers with poor financial metrics, including dealers classified as uncollectible.

A dealer’s risk rating is adjusted, if necessary, after each credit review.

Security Interests in Vehicles and Other Dealer Assets.  The floorplan financing arrangements grant Ford Credit a security interest in the financed vehicles and, in many cases, other dealer assets, such as vehicle parts inventory, equipment, fixtures, service accounts and real estate.  In many cases, Ford Credit requires the individual owners of a dealer to guarantee the dealer’s floorplan obligations and, for dealers with a holding company structure, Ford Credit may require each level of ownership in the structure to provide a guarantee.  In its other lending activities, Ford Credit may make capital loans, mortgage loans or other advances to a dealer or its parent holding company or other affiliates that may also be secured by a security interest in the financed vehicles and in other dealer assets.

The security interest in a financed vehicle generally terminates at the time the vehicle is sold by the dealer, although the security interest continues in the identifiable proceeds of that sale.  Therefore, if a dealer sells a vehicle and fails to pay the related receivable, Ford Credit does not have any recourse to the vehicle and must seek payment from the dealer from the proceeds of the sale of the financed vehicle and from any other dealer assets securing the receivable.  In addition, if a dealer delivers a financed vehicle to a third party, such as a chassis upfitter or converter that is also a vehicle dealer or otherwise a seller of similar vehicles, the vehicle could potentially be sold by the third party or become subject to a competing security interest of the finance source for the third party.  If this were to happen, Ford Credit may not have any recourse to the vehicle and would have to seek payment from the dealer.

Insurance Coverage.  Under Ford Credit’s floorplan financing agreements, comprehensive insurance coverage for the financed vehicles is mandatory and generally is purchased through Ford Credit and included with the financing.  Ford Credit has obtained this insurance from The American Road Insurance Company, an affiliated insurance company.  The American Road Insurance Company is currently rated “A” by A.M. Best.  The insurance coverage is subject to deductibles per vehicle and per occurrence established by Ford Credit.  Collision coverage for the financed vehicles is not included with the financing.  Over half of the dealers purchase collision coverage through Ford Credit from The American Road Insurance Company and the remainder purchase it from other insurance companies.

Servicing and Dealer Relations

Ford Credit services the dealer floorplan accounts in accordance with its policies and procedures.  Ford Credit may change these policies and procedures from time to time.

Payment Terms.  Under Ford Credit’s floorplan financing agreements, dealers are charged interest on each credit line at a floating rate that can change as often as daily.  The floating rate is based on a reference interest rate selected by Ford Credit, which is currently the prime rate designated from time to time by selected financial institutions, although a different reference rate may be used and the reference rate may be different for certain dealers.  The reference rate may be subject to a floor determined by Ford Credit from time to time.  The reference rate for each credit line is generally increased by a spread based on a variety of factors, including the dealer’s vehicle brand and whether the credit line is for new or used vehicles.  Current spreads generally range from 1% to 2%.  These spreads may be changed from time to time.  Dealers also pay a fixed amount per vehicle, or “flat charges,” established by Ford Credit from time to time to cover miscellaneous costs.  The interest rate for dealers is not reduced by any rebates that may be earned by dealers under Ford Credit’s incentive programs.  Any rebates are solely the obligation of Ford Credit and are paid to dealers separately from the interest charges paid by dealers.

Ford Credit may demand payment of interest and principal, in whole or in part, on a receivable at any time.  Ford Credit generally bills dealers for interest and other charges monthly in arrears.  A statement setting forth billing and related account information for the prior month is prepared and generally made available to the dealers on the first day of each month.  Interest and other charges are generally due on the first day of each month, although Ford Credit typically will allow up to a 15 business day processing period.  Adjustment fees are paid by Ford monthly in arrears for the number of days in the month that the related vehicles were in-transit to the dealers.

Dealers are required to pay principal in full promptly upon the sale of a financed vehicle to a customer, notwithstanding the amount of any holdback or incentive payments that may be owing to the dealer by the manufacturer of the vehicle.  Ford Credit typically allows up to five business days for processing.  In limited circumstances, Ford Credit may agree with a dealer to delay the payment of principal for a specified period following the sale of the financed vehicle.  Ford Credit may also allow payment of principal to be delayed up to 45 days (which may be extended for additional 15-day periods with credit approval) if the dealer sells vehicles to fleet buyers or government agencies, whose payable systems may delay payment to the dealer.  Also, in limited circumstances and with approval from higher credit approval authority, Ford Credit may allow payment of principal to be delayed up to 15 days if competitive practices, such as spot-delivery promotions in which the dealer permits the customer to take delivery of the vehicle before a finance source is in place, make it necessary for the dealer to accept delayed payment.  In each case, the dealer remains obligated to pay Ford Credit the full principal amount, even if the buyer fails to pay, and Ford Credit receives security from the dealer in the form of an assignment of proceeds of the sale of the vehicle or a security interest in all of the dealer’s assets.  These arrangements are subject to credit limits and increased monitoring.  A dealer may prepay a floorplan line or receivable at any time, generally without any prepayment fee or penalty.

In addition, Ford Credit may require a dealer to make periodic principal payments, or “curtailments,” prior to the sale of a financed vehicle.  Ford Credit typically does not require low risk dealers to make curtailment payments, but does require higher risk dealers to make monthly curtailment payments.  The amount of monthly curtailment payments typically is 10% of the amount financed on a vehicle, starting a specified period of time after the vehicle is financed, which is generally over a year for new vehicles and less than a year for program vehicles and used vehicles. From time to time, a dealer’s floorplan account may have an outstanding balance of zero.  This may occur if the dealer has been newly established with Ford Credit for financing or if the financing for the dealer is in the process of being terminated.

A dealer may enter into a cash management agreement with Ford Credit under which the dealer may make payments that effectively prepay its floorplan financing obligations and reduce its interest charges.  A dealer also may request a new advance of amounts previously prepaid under the cash management agreement.  Any request is treated as a new advance to the dealer and the amount payable by the dealer in respect of its receivables will increase by the amount of the new advance.

Dealer Monitoring.  Ford Credit regularly monitors the amount outstanding on each floorplan credit line.  A dealer generally is permitted to exceed new vehicle credit lines during peak selling seasons.  If a dealer has slow inventory turnover, Ford Credit may reduce the dealer’s credit line until vehicle inventory is reduced to an appropriate level.  Ford Credit typically increases its dealer monitoring whenever a dealer exceeds any credit line.  Monitoring procedures are determined based on the risk rating of a dealer, with higher levels of monitoring for higher risk dealers.  Ford Credit may also implement systematic procedures so that approval is required for any advances on behalf of the dealer.  Ford Credit may evaluate a dealer’s financial position and may suspend one or more of a dealer’s credit lines as described above in “— Origination and Underwriting — Underwriting and Credit Review Process.”

Ford Credit electronically monitors dealer performance.  This monitoring includes daily payment verifications and monthly analysis of payoffs, aged inventory, over credit line and delinquency reports.  In addition, Ford Credit uses a proprietary dealer behavioral scoring  model to perform a monthly statistical analysis of each dealer’s financial and floorplan payment and performance trends and credit line utilization.  For most dealers no further monitoring actions are required.  If a dealer exhibits adverse payment patterns or trends, appropriate actions are taken such as contacting the dealer, placing the dealer on higher levels of monitoring and review, conducting an on-site vehicle inventory audit, performing a credit review, suspending the dealer’s credit line or classifying the dealer as status.  Ford Credit’s behavioral scoring model was developed analyzing historical dealer performance to identify key factors that predict a dealer’s ability to meet near-term financial obligations.  Ford Credit regularly reviews its behavioral scoring model and may make adjustments to improve its performance.

Ford Credit regularly reviews dealer financial statements to evaluate the dealer’s financial position.  Dealers typically submit financial statements monthly.  Ford Credit typically performs a credit review for each dealer annually and more frequently reviews certain dealers based upon the dealer’s risk rating and total exposure.

Ford Credit regularly audits dealer inventory and dealer sales records to verify that the dealer is in possession of the financed vehicles and is promptly paying each receivable following the sale of the financed vehicle.  The frequency of on-site vehicle inventory audits depends on the dealer’s risk rating.  Under Ford Credit’s policies, on-site vehicle inventory audits of low-risk dealers are conducted only as circumstances warrant, and audits of higher risk dealers are conducted at least once a year, and as often as once every four weeks, and additional audits may be conducted at any time as circumstances warrant.  Overall, a greater number of on-site audits are performed on the higher risk dealers than the minimum number of audits required by Ford Credit’s policies.  The dealer generally receives no advance notice of an audit and there are limits on the number of consecutive audits that may be performed by the same lead auditor for a particular dealer.  In every on-site audit, Ford Credit reviews the dealer’s sales records and conducts an inventory of the financed vehicles and reconciles vehicle inventories with Ford Credit’s records of financed vehicles.  An on-site audit cannot be completed or closed, and the auditors generally cannot leave the dealership, until all financed vehicles are accounted for or payment is received for the related receivables.  Ford Credit uses a third-party vendor to perform on-site vehicle inventory audits. The vendor performs the audits in accordance with Ford Credit’s policies and procedures and provides the results of the audits to Ford Credit.  Ford Credit reconciles each audit to its records and regularly monitors the vendor for compliance with its policies and procedures.

Dealer Status.  Ford Credit will classify a dealer as “status” if the dealer fails to make principal or interest payments when due under the floorplan financing agreement, the dealer is subject to a bankruptcy proceeding, or other circumstances warrant immediate action.  Ford Credit works with dealers to resolve the circumstances that led to the status classification.

When a dealer account is classified as status, Ford Credit may take one or more of the following actions based on the particular circumstances of the classification:

•                  demand payment of all or a portion of the related receivables,

•                  suspend the dealer’s credit lines,

•                  place Ford Credit employees or security personnel at the dealership,

•                  secure the dealer inventory by holding vehicle keys and documents evidencing ownership,

•                  require certified funds for all sold vehicles,

•                  initiate legal actions to exercise rights under the floorplan financing agreement, or

•                  increase the dealer’s floorplan interest rate.

If a loss appears imminent, Ford Credit performs an analysis of its security, attempts to liquidate all remaining collateral, enforces any third-party guarantees and charges off any remaining amounts as uncollectible.  Liquidation of the dealer’s inventory may be accomplished by:

•                  voluntary liquidation in which the dealer reduces its inventory through ordinary course sales to retail customers,

•                  forced liquidation in which the dealer’s inventory is transferred to another dealer, repurchased by the manufacturer and redistributed or auctioned, or

•                  voluntary surrender of the dealer’s inventory in which the dealer’s inventory is transferred to another dealer, repurchased by the manufacturer and redistributed or auctioned.

Benefits of Relationship with Ford.  Ford Credit realizes a number of benefits from its relationship with Ford.  Integrated systems used by Ford, Ford Credit and the dealers provide additional controls for Ford Credit’s dealer floorplan financing business.  Ford-franchised dealers are required to report the sale of each financed vehicle to Ford promptly in order to register the vehicle warranty and obtain manufacturer sales incentives.  Ford reports vehicle sales information to Ford Credit each day, which allows Ford Credit to track payments of the related receivable immediately following the sale of the financed vehicle.   Ford Credit also has access to a dealer’s monthly financial statements required to be filed with Ford and key performance measures tracked by Ford.  Ford Credit uses this information in its dealer monitoring which allows Ford Credit to track a dealer’s financial status in a timely manner.

Manufacturer Financial Assistance Programs for Dealers.  Ford has historically provided financial assistance programs for Ford-franchised dealers from time to time in the form of guarantees or capital loans, marketing support and financial and sales incentives.  Ford may also provide incentives or other support to encourage dealers to set aside a portion of their inventory for use as service loaners for customers whose vehicles are in for service or repairs.  This assistance is provided at the option of Ford, and Ford may terminate these programs at any time.  These types of assistance are provided by Ford for the benefit of its dealers, but they do not relieve the dealers of any of their obligations to Ford Credit.

In addition, Ford provides a limited commitment to repurchase inventory upon termination of the sales and service agreement between Ford and each Ford-franchised dealer.  The sales and service agreement may be terminated by the dealer at any time and by Ford upon default by the dealer or the occurrence of certain events, such as a material misrepresentation, bankruptcy or failure to comply with applicable laws.  If terminated by the dealer, the dealer may require or, if terminated by Ford, the dealer may request, Ford to repurchase new vehicles and vehicle parts inventory.  Ford generally will repurchase new, current model year vehicles at the wholesale invoice price, less the dealer holdback amount and applicable taxes and vehicle parts inventory at specified percentages of the invoice price.

Ford holds an equity interest in fewer than five dealerships.  While Ford may provide capital periodically at its option, the obligations of these dealers are not guaranteed by Ford, and Ford has no obligation to provide further capital or funding to these dealers after its initial capital contribution.

TRUST PROPERTY

Receivables in Designated Accounts

The primary asset of the trust is a revolving pool of receivables originated in accounts established by Ford Credit with motor vehicle dealers to finance their new and used car, truck and utility vehicle inventory under floorplan financing agreements and sales and service agreements.  The accounts represent most of Ford Credit’s U.S. portfolio of dealer floorplan accounts.  The receivables represent Ford Credit’s rights to receive payments (a) from dealers for financing of the dealers’ new and used car, truck and utility vehicle inventory and (b) for in-transit receivables for which Ford Credit is not the dealer’s finance source, payments from the finance source for the receivables that have been sold by Ford to Ford Credit.

Under a sale and assignment agreement, each in-transit receivable will be sold by Ford to Ford Credit following shipment of the related vehicle.  If Ford Credit is the dealer’s finance source, upon delivery of the vehicle to the dealer, the in-transit receivable will be assigned by the trust to the depositor in exchange for the related new obligation of the dealer to repay Ford Credit under the dealer’s floorplan financing agreement with Ford Credit.  If a third party is the dealer’s finance source, upon delivery of the vehicle to the dealer, Ford will receive payment on the third-party financed in-transit receivable from the finance source and will remit the payment to Ford Credit on the following business day.  On occasion, after an in-transit receivable has been sold to the trust, Ford may suspend delivery of the related vehicle to inspect the vehicle for and address, if necessary, a quality or safety issue that may have occurred during the manufacturing process but that was not identified before the vehicle was released from the factory or customs.  The affected in-transit receivable is removed from the pool balance until delivery of the vehicle resumes.

In order for the receivables in an account to be sold by Ford Credit to a depositor, and then sold by that depositor to the trust, the account must be designated to the trust.  Only accounts that meet certain eligibility criteria may be designated to the trust.  At the time an account is designated to the trust, all receivables then existing in that account will be sold to the trust.  Afterwards, all new receivables originated in that account will be sold automatically to the trust, unless the account subsequently becomes an ineligible account or is redesignated.

The accounts designated to the trust may change over time.  The depositors may designate additional eligible accounts to the trust at any time.  The depositors may be required to designate additional eligible accounts to the trust in order to maintain the pool balance of the trust at required levels.  Accounts may be redesignated from the trust from time to time.  The depositors are required to redesignate accounts that no longer meet the eligibility criteria.

For more information about the sale of receivables and related assets to the trust and the process for designating and redesignating accounts, you should read “Sale of the Receivables” in this prospectus.

Additional Information Regarding the Trust Property

The prospectus supplement for a series will contain additional information about the receivables in the trust and the accounts designated to the trust as of a specified calculation date, including:

•                  the number of designated accounts,

•                  the principal balance of the receivables,

•                  the average principal balance of the receivables per designated account,

•                  the weighted average spread over the reference rate of interest charged on the receivables,

•                  the total principal balance of ineligible receivables,

•                  the geographic distribution of the receivables, and

•                  the distribution of account balances.

Static Pool Information

Ford Credit will provide static pool information about the pool of receivables held by the trust in the prospectus supplement.

POOL BALANCE, DEPOSITOR AMOUNT AND ALLOCATIONS

Required Pool Balance

The principal balance of the receivables owned by the trust, or the “pool balance”, will vary each day as new receivables are originated in designated accounts and others are paid, charged off or adjusted.  In addition, the pool balance will increase when additional accounts are designated to the trust and the receivables in those accounts are sold to the trust.  The pool balance will decrease when an account is redesignated from the trust and the receivables in those accounts are repurchased by the depositor or receivables are otherwise removed from the trust.

The trust must maintain a pool balance sufficient to support all the series, including excess receivables required to provide enhancement for each series.  The “required pool balance” will equal:

•                  the sum of the required pool percentages for each series, multiplied by its initial note balance, plus

•                  the sum of the required subordinated amounts for each series.

The required pool percentage and required subordinated amount of a series will be specified in the related prospectus supplement.

If the pool balance (adjusted for amounts held for payment to noteholders or collections allocated to series in an accumulation or amortization period) falls below the required pool balance, then collections allocable to the depositor interest will be deposited in the excess funding account to make up for the shortfall.  The “adjusted pool balance” will equal the sum of the pool balance plus the amount in the excess funding account.

For more information about the excess funding account and how funds are deposited in and withdrawn from the excess funding account, you should read “— Excess Funding Account” below.

Required Depositor Amount

The pool balance generally will be allocated between the depositor amount, on one hand, and the invested amount for all the series, on the other.  The “depositor amount” will be the amount equal to the excess of the adjusted pool balance over the sum of the adjusted invested amounts of all series.  The invested amount for a series generally will equal the note balance of that series.  As a result, the depositor amount generally will increase to reflect reductions in the invested amount when a series or class is amortizing and will also change as the pool balance changes.  The depositor amount will be reduced as a result of the issuance of new series, as described in this prospectus in “Description of the Notes — New Issuances.”

The “required depositor amount” will equal:

•                  the sum of the products for each series of (a) the excess of the required pool percentage for the series over 100%, multiplied by (b) its initial invested amount or, in the case of variable funding notes, its invested amount as of the beginning of its most recent revolving period, plus

•                  the sum of the required subordinated amounts for each series on the preceding determination date (after giving effect to changes in the amount on the related payment date).

If the depositor amount falls below the required depositor amount, the depositors will be required to either designate additional eligible accounts to the trust and sell the receivables in those accounts to the trust or deposit funds in the excess funding account to make up for the shortfall.

Investor Percentage and Depositor Percentage

Interest collections and principal collections on the receivables and certain other amounts will be allocated among each series and the depositors.  Allocations to each series will be based on the investor percentage for each series.  Allocations to the depositors will be based on the depositor percentage.  The related prospectus supplement will describe how the investor percentages are calculated.

The “investor percentage” for a series generally will be based on its invested amount or adjusted invested amount compared to the pool balance.  Upon issuance, the invested amount of a series will be its initial note balance and is expected to remain equal to its initial note balance until its expected final payment date.  The “invested amount” for a series will equal:

•                  the initial note balance of that series, minus

•                  the amount of principal previously paid to the noteholders of that series, minus

•                  the cumulative amount of principal collections used to pay interest on the notes of that series that has not been reimbursed from interest collections, minus

•                  the cumulative amount of defaulted receivables for that series that has not been reimbursed from interest collections, plus

•                  in the case of a series of variable funding notes, the principal amount of any advances.

For purposes specified in the prospectus supplement for a series, the invested amount will be adjusted to the “adjusted invested amount,” which will equal:

•                  the invested amount for that series, minus

•                  the amount in that series’ principal funding account, minus

•                  for the purpose of calculating the depositor amount during an accumulation period or amortization period for that series, the amount of principal collections in the collection account allocable to that series.

The “depositor percentage” will equal 100% minus the sum of the investor percentages for all series.

Allocation and Application of Collections

The trust will receive interest collections and principal collections on the receivables.

“Interest collections” will be the sum of:

•                  all payments received under a dealer’s floorplan financing agreement that constitute interest or other charges, and applied by the servicer to the dealer’s receivables, plus

•                  all net investment earnings on the collection account, the excess funding account and the back-up servicer reserve account, plus

•                  all amounts recovered on defaulted receivables.

“Principal collections” will be the sum of:

•                  all payments received under a dealer’s floorplan financing agreement that constitute principal and are applied by the servicer to the dealer’s receivables, plus

•                  all payments under a dealer’s cash management agreement,

excluding, in each case, all amounts recovered on defaulted receivables.

Assignments by the trust to the depositors of the rights to receive payments from dealers upon delivery of purchased Ford-manufactured new vehicles in exchange for related advances made by Ford Credit under the related floorplan financing agreements will not be included as a part of principal collections and will be disregarded for purposes of determining the monthly principal payment rate of the receivables owned by the trust.  If a dealer makes a payment under a cash management agreement, it will prepay the dealer’s floorplan financing obligations as described in this prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Payment Terms,” and will be treated as a principal collection.

Collections on the receivables will be allocated to each series and the depositors and applied as follows:

(1)         The depositor percentage of interest collections and principal collections will be:

•                  for the portion that is not allocable to the trust available subordinated amount,

—           deposited in the excess funding account to increase the depositor amount to the required depositor amount,

—           deposited in the collection account to pay the depositors’ portion of the servicing fee and back-up servicing fee, or

—           paid to the depositors.

•                  for the portion that is allocable to the trust available subordinated amount,

—           available for deposit in the collection account for application and payment as set out in the related prospectus supplement,

—           deposited in the excess funding account to maintain the net adjusted pool balance at the required pool balance, or

—           paid to the depositors.

(2)         The investor percentage of interest collections allocated to each series will be available for deposit in the collection account for application and payment as set forth in the related prospectus supplement.

(3)         The investor percentage of principal collections allocated to each series in a revolving period will be:

•                  available to cover shortfalls in payments of interest for that series up to amounts set forth in the related prospectus supplement,

•                  available to make principal payments or deposits required for other series in the same principal sharing group,

•                  deposited in the excess funding account to maintain the net adjusted pool balance at the required pool balance, or

•                  paid to the depositors.

(4)         The investor percentage of principal collections allocated to each series in a controlled accumulation period, up to the amount specified in the related prospectus supplement, will be:

•                  deposited in the principal funding account for payment to noteholders as set forth in the related prospectus supplement, and

•                  any excess will be used as described in item (3) above.

(5)         The investor percentage of principal collections allocated to each series in an early amortization period will be deposited in the collection account for application and payment as provided in the related prospectus supplement.

The “net adjusted pool balance” will be the sum of (a) the adjusted pool balance, plus (b) during an accumulation period or amortization period for any series, principal collections in the collection account allocable to any such series, plus (c) the amount in the principal funding accounts for all series (other than net investment earnings).

Principal payments also may be funded from proceeds from the issuance of a new series in the same principal sharing group.

Defaulted Receivables and Principal Collections Used to Pay Interest

Defaulted receivables will be allocated to each series and the depositor interest in the same manner as principal and interest collections as described above in “— Investor Percentage and Depositor Percentage.”  A “defaulted receivable” is a receivable that (a) has been charged off as uncollectible in accordance with the servicer’s policies and procedures or (b) remains outstanding and owned by the trust for more than six months after the date the related account was classified as status, as described in this prospectus in “Ford Credit’s Dealer Floorplan Financing Business — Servicing and Dealer Relations — Dealer Status,” due to the dealer’s failure to pay or the bankruptcy or insolvency of the dealer.

The defaulted receivables allocated to a series may be reimbursed from interest collections allocable to that series and other amounts specified in the related prospectus supplement.  Amounts applied to reimburse defaulted receivables will be treated as principal collections and applied as described above in “— Allocation and Application of Collections.”

If the available subordinated amount for a series has been reduced to zero, the invested amount for that series will be reduced by defaulted receivables not reimbursed by interest collections.  In addition, the invested amount for a series will be reduced by the amount of any principal collections used to pay interest on the notes of that series.  Reductions in the invested amount for a series due to defaulted receivables not reimbursed by interest collections and any principal collections used to pay interest will be reimbursed on any subsequent payment date to the extent that interest collections allocable to that series exceed the interest owed on the notes, the defaulted receivables allocated to the series and any other fees and expenses specified in the related prospectus supplement that are payable on that date.  This reimbursement will increase the invested amount for that series.

Excess Funding Account

The indenture trustee has established an “excess funding account” for the benefit of the noteholders of all series.  Deposits will be made in the excess funding account from collections allocable to the depositor interest so that the net adjusted pool balance is at least equal to the required pool balance.  If, upon the issuance of a series, the net adjusted pool balance would be less than the required pool balance, then a portion of the proceeds of the issuance equal to the amount of the shortfall will be deposited in the excess funding account.

If, upon repurchase of a receivable by the depositors, the depositor amount would be less than the required depositor amount, the depositors will deposit the shortfall in the excess funding account, as described in this prospectus in “Sale of the Receivables — Representations of Ford Credit and the Depositors.”

If the servicer adjusts the principal balance of a receivable because of a rebate to the dealer, a billing error or other reason, the pool balance and the depositor amount will be increased or decreased by the amount of the adjustment.  If any decrease in the depositor amount would cause it to fall below the required depositor amount, the depositors will deposit the shortfall in the excess funding account on the day of the adjustment.

In addition, the depositors may direct the servicer and the indenture trustee to deposit any amounts otherwise payable to them in the excess funding account.  If the net adjusted pool balance exceeds the required pool balance, the servicer may instruct the indenture trustee to withdraw the excess from the excess funding account and pay it to the depositors.

If an amortization period or accumulation period begins for a series, the amounts in the excess funding account that are allocable to the series will be held for payment to the noteholders of that series on the dates specified in the related prospectus supplement or accumulated for payment on the expected final payment date, as applicable, and paid to the noteholders of each class or held for and paid to the noteholders of other series in the manner and order of priority specified in the related prospectus supplement.

DESCRIPTION OF THE NOTES

General

Each series will be secured by and paid from the trust property.  Each series may consist of one or more classes.  Some classes may be senior to other classes of that series.  Each class of a series may differ from other classes, including its:

•                  principal amount,

•                  interest rate or method for determining the interest rate,

•                  priority of interest and principal payments,

•                  expected final payment date,

•                  final maturity date,

•                  credit and payment enhancement, and

•                  note ratings.

Payments of Interest

Each class of a series will be paid interest on the dates and at the interest rate specified in the related prospectus supplement.  The interest rate on any class may be a fixed or floating rate as specified in the related prospectus supplement.  If a class bears interest at a floating rate, the prospectus supplement will describe how that rate is calculated.

Each class of floating rate notes will bear interest determined by reference to the London Inter-Bank Offering Rate, or “LIBOR” or another reference rate, plus a spread, as specified in the related prospectus supplement.  The trust will appoint a calculation agent, who will be identified in the related prospectus supplement, to calculate the interest rate on each class of floating rate notes.  All determinations of interest by the calculation agent, in the absence of manifest error, will be conclusive and binding on the noteholders.

Interest payments or deposits of interest on any payment date will be paid out of:

•                  interest collections allocated to the series,

•                  net investment earnings on the trust’s bank accounts,

•                  any excess interest collections from other series in the same excess interest sharing group,

•                  any enhancement for the series to the extent described in the related prospectus supplement, and

•                  reallocated principal collections to the extent described in the related prospectus supplement.

If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount.  In this case, the prospectus supplement for the series will describe the interest funding account and how amounts are deposited or withdrawn from the account.

Payments of Principal

The timing and priority of principal payments for a series or class will be described in the related prospectus supplement.  The amount of principal collections allocated to a series or class will depend on whether the series or class is in a revolving period or an accumulation or amortization period.

A series or class will be retired on the day on which the final payment of principal is made on the series or class.  The date on which the trust expects to pay the principal of a class in full, or the “expected final payment date” and the latest date on which principal of a class must be paid, or the “final maturity date” will each be specified in the related prospectus supplement.

Revolving Period.  Generally, each series will begin with a “revolving period” during which the trust will not accumulate or pay principal to the noteholders of that series.  The revolving period for a series will end on the day before the start of an accumulation period or amortization period for that series, although for some series, such as a variable funding note series, the revolving period may recommence at a later date if certain conditions are met.  The related prospectus supplement will describe the conditions under which an accumulation or amortization period will begin for a series.

Accumulation Periods.  Principal payments for a series will be paid from principal collections allocated to that series and/or from amounts in the excess funding account allocated to that series.  Principal will accumulate in a principal funding account if the series has a controlled accumulation period and that period begins.  The related prospectus supplement will describe the conditions under which an accumulation period will begin for a series.

A “controlled accumulation period” is the period during which principal is accumulated in specified amounts each month for a series and paid on the expected final payment date specified in the related prospectus supplement.  Unless an early amortization period has already begun, the controlled accumulation period for a series will begin on the date specified in the related prospectus supplement and end on the earlier of:

•                  the end of the month preceding the payment date on which the notes of that series will be paid in full, and

•                  the day before the start of an early amortization period for that series.

On each payment date during a controlled accumulation period for any series, an amount of principal, up to the amount specified in the related prospectus supplement, will be deposited in a principal funding account.  This accumulated principal will be paid on that series on its expected final payment date, or earlier if an amortization period begins before the expected final payment date.

Amortization Periods. A series may begin to pay principal during an early amortization period if an amortization event occurs.  The related prospectus supplement will describe the conditions under which an early amortization period will begin for a series.

An “early amortization period” is the period during which principal is paid in varying amounts each month based on the amount of principal collections on the receivables following an amortization event.  The early amortization period for a series will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits of collections in the collection account, on the first day of the month in which an amortization event occurs.  The early amortization period will end on the earliest of:

•                  the end of the month preceding the payment date on which the notes of that series will be paid in full, and

•                  the final maturity date for that series.

If a series has multiple classes, each class may have differing priorities for the accumulation or payment of principal.  This means that one class could begin to receive payments of principal before another class.  The prospectus supplement for a series will specify the manner, timing and priority of principal payments for each class.

Notes of a variable funding series may receive principal payments on any payment date.  Variable funding notes may have partial amortization periods during which principal is paid, in full or in part, on the notes and then the revolving period may restart.  At any time, additional advances may be made on variable funding notes that increase the note balance of the notes.

Credit and Payment Enhancement

Credit and payment enhancement for a series is designed to protect noteholders against losses on the receivables and delays and defaults in payments on the notes.  The related prospectus supplement will specify the type, amount, funding and use requirements and terms and conditions of any enhancements available to the series or class.  Enhancements may include one or more of the following.

•                  Excess Spread.  “Excess spread” is the amount, if any, by which interest collections during any month exceed the senior fees and expenses of the trust, interest payments on the series or class and, if applicable, payments to any related hedge counterparty to be paid on the following payment date.  Any excess spread for a series or class available on any payment date may be used to reimburse defaulted receivables allocated to the series and to make required deposits to the reserve account for that series.

•                  Subordination of Depositor Interest.  A portion of the depositor interest, referred to as the “available subordinated amount” will be subordinated to the notes of each series.  The sum of the available subordinated amounts for all series is the “trust available subordinated amount.”

•                  Subordination of Classes.  If a series consists of multiple classes, one or more classes of the series will be subordinated to other more senior classes of the series.

•                  Reserve account.  A series or class may have the benefit of a reserve account funded through an initial cash deposit and/or through periodic deposits.

•                  Accumulation Period Reserve Account.  A series or class may have the benefit of an accumulation period reserve account funded by an initial cash deposit and/or through periodic deposits.

•                  Interest Rate Hedge, Cap or Floor.   A series or class may have the benefit of interest rate hedge under which the trust makes payments based on a specified rate on a periodic basis to a hedge counterparty and receives payments based on LIBOR, or another reference rate on which interest on that series is based, from the hedge counterparty, and/or an interest rate cap or floor under which the trust makes an upfront payment to a hedge counterparty and receives payments on a periodic basis to the extent LIBOR or another reference rate exceeds a stated cap rate or is less than a stated floor rate, as applicable.

Groups

A series may be included in one or more groups of series that share interest collections and/or principal collections.  The related prospectus supplement will identify whether that series will be included in one or more of the following groups.  Other series issued in the future may also be included in any such group.

Excess Interest Sharing Groups.  If a series is included in an “excess interest sharing group” interest collections allocated to that series in excess of the amount needed to make required deposits or payments for that series, referred to as “excess interest collections,” may be applied to cover shortfalls in required deposits and payments for other series in the same excess interest sharing group.  Similarly, the series may be entitled to receive excess interest collections from other series in the same excess interest sharing group.

Principal Sharing Groups.  If a series is included in a “principal sharing group” principal collections allocated to that series in excess of the amount needed to make required principal deposits or payments for that series may be shared with other series in the same principal sharing group.  Similarly, the series may be entitled to receive principal collections allocated to other series in the same principal sharing group if available.

Amortization Events

The revolving period for a series will continue through the date specified in the related prospectus supplement unless an amortization event occurs before that date.  An “amortization event” for a series will be any of the amortization events described in the related prospectus supplement, together with the following amortization events that apply to all series:

•                  a failure by a depositor to sell to the trust receivables originated in additional eligible accounts to maintain the pool balance at required levels within ten business days,

•                  the bankruptcy or dissolution of a depositor, Ford Credit or Ford, unless with respect to Ford Credit or Ford, the rating agency condition is satisfied for each rating agency then rating any series or class, or

•                  the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act of 1940.

The early amortization period will begin on the day an amortization event occurs or, if the servicer is not required to make daily deposits in the collection account, on the first day of the month in which an amortization event occurs.  If the early amortization period begins, the noteholders will begin receiving payments of principal earlier than they otherwise would have, which may shorten the term of the notes.

If the amortization event is the bankruptcy or dissolution of a depositor, Ford Credit or Ford, any new receivables originated in the designated accounts after that date will not be sold to the trust and Ford Credit will notify the indenture trustee and the owner trustee of this event.  Any receivables sold to the trust before this event will continue to be part of the trust property and all collections on those receivables will belong to the trust.  However, if the only amortization event to occur is a bankruptcy of the depositor, the bankruptcy court may have the power to require the continued sale of receivables to the trust.

The servicer must notify the trust, the back-up servicer, the indenture trustee and each of the rating agencies within five business days of obtaining actual knowledge of an amortization event.  If the indenture trustee knows of an amortization event with respect to a series, it must notify all noteholders of that series within five business days.

Events of Default and Remedies

Events of Default.  An “event of default” is:

•                  the failure to pay interest due on any note which continues for 35 days unless otherwise specified in the related prospectus supplement,

•                  the failure to pay the principal of any note in full on its final maturity date,

•                  the failure by the trust to observe or perform any covenant or agreement made in the indenture, or a breach by the trust of a representation made in the indenture, which will cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and the failure or breach continues for 60 days after notice was given to the trust by the indenture trustee or to the trust and the indenture trustee by holders of at least 25% of the note balance of the affected series,

•                  the bankruptcy or dissolution of the trust, or

•                  any other events of default for a series described in the related prospectus supplement.

Failure to pay the principal of a note in full on its expected final payment date is not an event of default.  An event of default for one series will not necessarily be an event of default for any other series.

Except in certain limited circumstances, if the indenture trustee knows of an event that with notice or lapse of time or both would become an event of default with respect to a series, it must notify all noteholders of that series within 90 days.  If, with respect to a series, the trust knows of an event that with notice or lapse of time or both would become an event of default of the type described in the third item above, it must notify the indenture trustee within five business days.  If the indenture trustee knows of an event of default with respect to a series, it must notify the noteholders of that series within five business days.  The servicer must notify the trust, the back-up servicer, the indenture trustee and each of the rating agencies within five business days of obtaining actual knowledge of an event of default.

If a series has been accelerated, the indenture trustee may, and at the direction of noteholders of a majority of the note balance of that series must, institute proceedings to obtain possession of the trust property and for the collection of amounts payable on that series and enforce any judgment obtained.  In certain circumstances, the indenture trustee may sell the trust property allocable to that series. The holders of a majority of the note balance of a series may waive any default with respect to that series before the notes of that series have been accelerated, except for a default (a) in the payment of principal or interest, or (b) relating to a covenant or agreement in the indenture that requires the unanimous consent of the noteholders of each affected series in order to be modified.

Acceleration of the Notes.  If an event of default occurs because of bankruptcy or dissolution of the trust, the notes of all series will be accelerated automatically.  If an event of default occurs with respect to a series for any other reason, the indenture trustee or the holders of a majority of the note balance of that series may accelerate the notes of that series and declare them to be immediately due and payable.  Any acceleration of the notes may, subject to the satisfaction of certain conditions, be rescinded by the holders of a majority of the note balance of that series.

Upon any acceleration of a series, an early amortization period will begin and principal and interest collections allocated to that series will be applied to make monthly principal and interest payments on the notes of that series until the earlier of the date the notes are paid in full or the final maturity date of that series.  Funds in the collection account and excess funding account allocable to that series and other trust accounts for the series will be applied to pay principal and interest on that series.

Remedies Following Acceleration.  If a series has been accelerated, and the indenture trustee has not received any directions from the noteholders regarding the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, the indenture trustee may continue to hold the trust property allocable to that series and apply collections on the trust property to make payments on those notes.

If an event of default has occurred and the series has been accelerated, the indenture trustee:

•                  may at its own election or at the direction of the holders of a majority of the note balance of that series:

—           institute proceedings for the collection of all amounts payable on the notes,

—           take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders, or

—           sell the trust property allocable to that series, but only if the indenture trustee determines that the proceeds of the sale will be sufficient to pay the principal of and interest on the accelerated notes in full, and

•                  must, at the direction of the holders of all of the note balance of that series or as otherwise specified in the related indenture supplement, cause the trust to sell the portion of the trust property allocable to that series, regardless of the sufficiency of the proceeds from the sale to pay the principal of and interest on the accelerated notes in full.

Following the sale of the trust property allocable to the accelerated series and the application of the proceeds of that sale and of the amounts then held in the collection account and the excess funding account allocable to that series and any trust accounts for that series and any amounts available from enhancement for that series, that series will no longer be entitled to any allocation of collections or other trust property under the indenture or the indenture supplement, and those notes will no longer be outstanding.

Standard of Care of the Indenture Trustee Following an Event of Default.  If an event of default has occurred and is continuing, the indenture trustee must exercise its rights and powers under the indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the note balance of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee following an event of default and acceleration of the affected series.

Limitation on Suits.  No noteholder may institute any legal proceeding for any remedy under the indenture or an indenture supplement unless:

•                  the noteholder has notified the indenture trustee of a continuing event of default,

•                  the holders of at least 25% of the note balance of the affected series have requested the indenture trustee in writing to institute the legal proceeding,

•                  the requesting noteholders offered reasonable indemnity satisfactory to the indenture trustee against any liabilities that the indenture trustee may incur in complying with the request,

•                  the indenture trustee fails to institute the legal proceeding within 60 days after its receipt of the notice, request and offer of indemnity, and

•                  the holders of a majority of the note balance of the affected series have not given the indenture trustee any inconsistent direction during the 60-day period.

A noteholder, however, will have the absolute right to institute at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its note, and the right may not be impaired without the consent of the noteholder.

The indenture trustee and the noteholders of each series and the other secured creditors of the trust will agree not to institute any bankruptcy proceeding against the trust.

Notes Owned by Transaction Parties

Notes owned by the trust, the depositors, the servicer or any of their affiliates will not be included for purposes of determining whether a specified percentage of any series or class has taken any action under the indenture or any other transaction document.

List of Noteholders

Three or more noteholders of any series may request a list of all noteholders of that series maintained by the indenture trustee for the purpose of communicating with other noteholders of that series about their rights under the indenture or the notes of that series.  Any request must be accompanied by a copy of the communication that the requesting noteholders propose to send.

Satisfaction and Discharge of the Indenture

The indenture and the indenture supplement for any series will not be discharged until:

•                  the indenture trustee receives all notes of the series for cancellation or, with certain limitations, funds sufficient to pay all notes of the series in full,

•                  the trust pays all amounts payable by it under the transaction documents, and

•                  the trust delivers an officer’s certificate and a legal opinion each stating that all conditions to the satisfaction and discharge of the indenture and the indenture supplement for the series have been satisfied.

Amendments to the Indenture and Indenture Supplements

The indenture trustee and the trust may amend the indenture or the indenture supplement for a series without the consent of the noteholders of any series for limited purposes, including to:

•                  further protect the indenture trustee’s interest in the receivables and other trust property subject to the lien of the indenture,

•                  add to the covenants of the trust for the benefit of the noteholders,

•                  transfer or pledge any additional property to the indenture trustee,

•                  correct any ambiguity, correct any mistake or add any provision that is not inconsistent with any other provision of the indenture or the indenture supplement, so long as the administrator certifies that the correction will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and

•                  modify, eliminate or add provisions required by or necessary to qualify the indenture under the Trust Indenture Act.

Except as provided below, the indenture trustee and the trust may amend the indenture or the indenture supplement for a series to add, change or eliminate any provision or modify the rights of all noteholders under the indenture or the rights of noteholders of the related series under the indenture supplement (a) without the consent of those noteholders if (i) the administrator certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class and (ii) each rating agency then rating a series provides “rating agency confirmation,” under which the rating agency generally either (1) confirms that the amendment will not result in a reduction or withdrawal of the then-current ratings of the notes of each such series or (2) within ten business days of receiving notice of the amendment, does not provide notice that the amendment will result in a reduction or withdrawal of the then-current ratings of the notes of each such series or (b) with the consent of the holders of a majority of the note balance of each series.  In each case, the indenture trustee must receive a legal opinion that for federal income tax purposes, the amendment will not cause any note to be deemed sold or exchanged or cause the trust to be treated as an association or publicly traded partnership taxable as a corporation.

The prior consent of all adversely affected noteholders of a series will be required for any amendment to the indenture or the related indenture supplement that:

•                  changes the provisions for amending the indenture or the indenture supplement or voting or consent under the indenture or the indenture supplement,

•                  changes the principal amount of or interest rate on any note of that series, the expected final maturity date of the notes of that series, the priority of payments or how principal or interest payments are calculated or made on the notes of that series,

•                  impairs the right of noteholders of that series to institute suits to enforce the indenture or the indenture supplement, or

•                  permits the creation of any lien ranking prior or equal to, or otherwise impairs, the lien of the indenture trustee on the trust property.

Book-Entry Registration

The notes will be available only in book-entry form except in the limited circumstances described below.  All notes will be held in book-entry form by The Depository Trust Company, or “DTC” in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their notes through DTC, Clearstream Banking Luxembourg S.A. or Euroclear Bank S.A./N.V. which will hold positions on behalf of their customers or participants through their respective depositories, which in turn will hold those positions in accounts as DTC participants.  The notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Investors electing to hold their notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations.  Investors electing to hold global notes through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global notes and no “lock-up” or restricted period.

Actions of noteholders under the indenture will be taken by DTC upon instructions from its participants and all payments, notices, reports and statements to be delivered to noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry notes for distribution to holders of book-entry notes in accordance with DTC’s procedures.

Investors should review the procedures of DTC, Clearstream and Euroclear for clearing, settlement and withholding tax procedures applicable to their purchase of the notes.

Notes may be issued in physical form to noteholders only if:

•                  the administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the notes and the administrator or the depositors are unable to reach an agreement with a qualified successor,

•                  the administrator elects to terminate the book-entry system through DTC, or

•                  after the occurrence of an event of default or a servicer termination event, the holders of a majority of the note balance of a series advise the indenture trustee and the DTC in writing that they elect to terminate the book-entry system through DTC (or a successor to DTC) for that series.

Payments of principal and interest on definitive notes will be made by the indenture trustee on each payment date to registered holders of definitive notes as of the end of the preceding month.  The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the indenture trustee.  The final payment on any definitive notes will be made only upon presentation and surrender of the definitive note at the address specified in the notice of final payment to the noteholders.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or a note registrar.  No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

New Issuances

The depositors may cause the trust to issue a new series under an indenture supplement without the consent of any noteholder of any series previously issued by the trust.  Each series may have different terms and enhancements from any other series, including different expected final payment dates and series early amortization events, which may cause some series to amortize earlier than others.  The trust may offer any series under a prospectus supplement, an offering memorandum supplement or other disclosure document in offerings under this prospectus or a similar prospectus, an offering memorandum or in transactions either registered under the Securities Act of 1933 or exempt from registration, directly, through one or more underwriters, initial purchasers or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.  The series may have different terms than those described in this prospectus.  If the trust has other series outstanding at the time it issues a new series, the prospectus supplement, offering memorandum supplement or other disclosure document for the new series will list the main characteristics of those other series.

A new series may only be issued if, among other things, the following conditions are satisfied:

•                  an indenture supplement specifying the principal terms of the new series is delivered to the owner trustee and the indenture trustee,

•                  the rating agency condition is satisfied for the rating agencies for each series,

•                  the depositors certify that the new issuance will not cause an amortization event or an event of default to occur for any series, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series,

•                  the indenture trustee receives a legal opinion that for federal income tax purposes, the new issuance will not cause the notes of any series to fail to qualify as debt or cause the trust to be treated as an association (or publicly traded partnership) taxable as a corporation, and

•                  after giving effect to the new issuance, the net adjusted pool balance exceeds the required pool balance.

To the extent set forth in the related prospectus supplement or offering memorandum supplement, additional notes of the same series may be issued subject to the conditions set forth in the applicable indenture supplement.

SALE OF THE RECEIVABLES

Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis all receivables that are originated in dealer floorplan accounts that have been designated to the trust.  Under each sale and servicing agreement, the related depositor will sell to the trust on a daily basis these receivables.

Only the receivables originated in the designated accounts will be sold by Ford Credit to the related depositor and sold by that depositor to the trust.  The designated accounts themselves have not been sold to the depositors and sold to the trust.  Ford Credit will continue to own the designated accounts and will remain obligated under the terms of the floorplan financing agreements to make all related advances on behalf of the dealers.

A dealer may have more than one dealer floorplan account depending on the number of its dealership locations or credit lines.  At the time an account of a dealer is first designated to the trust, Ford Credit may choose to designate all or only a portion of the accounts of the dealer to the trust.

Eligible Accounts

At the time an account is designated to the trust, it must be an eligible account.  An “eligible account” is an account that:

•                  was established by Ford or Ford Credit in the ordinary course of its business with a motor vehicle dealer under a sales and service agreement or a floorplan financing agreement, as applicable, for the dealer’s car, truck and utility vehicle inventory,

•                  is in existence and maintained and serviced by or on behalf of Ford Credit,

•                  relates to a dealer showroom located in the United States,

•                  is in favor of a dealer that has not been classified by the servicer as status by reason of (a) the dealer’s failure to make any principal or interest payments when due or (b) the dealer’s bankruptcy or dissolution, and

•                  is an account as to which no material amounts have been charged off as uncollectible at any time within the previous 24 months.

The definition of eligible account may be changed without the consent of the noteholders of any series if:

•                  the depositors certify that the change will not cause an amortization event or an event of default to occur for any series, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series; and

•                  the rating agency condition is satisfied for the rating agencies for each series.

Additional Designated Accounts

Each depositor may designate additional eligible accounts from Ford Credit’s portfolio of dealer floorplan accounts to the trust at any time.  The depositors may be required to designate additional eligible accounts to the trust in order to maintain the pool balance of the trust at required levels.

Upon the designation of an additional account, Ford Credit will sell to the related depositor and that depositor will sell to the trust the receivables then existing in the additional account and any receivables originated in the future in that account.

Additional accounts may be designated to the trust subject to the satisfaction of certain conditions, including:

•                  each depositor has represented that:

—           each additional account is an eligible account,

—           the additional accounts were not chosen through a selection process that was reasonably believed to be adverse to the interests of the noteholders,

—           it is not insolvent and the sale of the receivables originated in the additional accounts will not result in its insolvency, and

—           the addition of the receivables originated in the additional accounts will not cause an amortization event to occur,

•                  for designations of additional accounts exceeding certain quarterly or annual limits, the rating agency condition has been satisfied for the rating agencies for each series,

•                  delivery of an opinion of counsel addressing the validity and enforceability of the assignment of the receivables under the additional accounts, and

•                  each depositor has certified that each of these conditions has been satisfied.

Eligible Receivables

At the time a receivable is sold to the trust, it must be an eligible receivable.  An “eligible receivable” is a receivable that satisfies the eligibility criteria in the sale and servicing agreements.  Generally, these criteria relate to the legal requirements governing the origination and the sale of the receivables, the terms of the floorplan financing agreements under which the receivables were originated and the ownership and security interests in the receivables, and include that each receivable:

•                  except for any adjustment fees payable by Ford, is secured by a perfected first priority security interest in the financed vehicle,

•                  is a receivable as to which the trust will have good and marketable title to the receivable, free and clear of all liens, other than the lien of the indenture,

•                  except for any adjustment fees payable by Ford, will be the legal and assignable payment obligation of the related dealer,

•                  as to any adjustment fees payable by Ford, will be the legal and assignable payment obligation of Ford, and

•                  is not subject to any right of rescission, setoff or any other defense,

The definition of eligible receivable may be changed without the consent of the noteholders if:

•                  each depositor certifies that the change will not cause an amortization event or an event of default to occur for any series, or materially and adversely affect the amount or timing of payments to be made to the noteholders of any series; and

•                  the rating agency condition is satisfied for the rating agencies for each series.

The depositors may sell ineligible receivables originated in designated eligible accounts to the trust so long as the available subordinated amount for each series is increased as specified in the related prospectus supplement.

Sale of Receivables and Related Security

Under each receivables purchase agreement, Ford Credit will sell to the related depositor on a daily basis its rights in:

•                  receivables in the accounts at the time the accounts were designated to the trust,

•                  receivables originated in the designated accounts after they were designated to the trust,

•                  all related security consisting of:

—           the security interests granted by the dealers in the financed vehicles,

—           any junior security interests granted by a dealer in other dealer assets, such as vehicle parts inventory, equipment, fixtures, accounts, real property and any personal guarantees from a dealer, and

—           all related rights under the sale and assignment agreement between Ford and Ford Credit, and

•                  the proceeds of all of the above.

Under each sale and servicing agreement, each depositor will sell to the trust on a daily basis all of its rights in the assets acquired from Ford Credit under the related receivables purchase agreement, together with all of that depositor’s rights relating to the receivables under the related receivables purchase agreement.

Security Interest of the Trust.  Ford Credit and the depositors will file financing statements to perfect the trust’s interest in the receivables and the related security.  Ford Credit, as servicer, will mark its computer records to indicate that the receivables have been sold to the related depositor, have been sold by that depositor to the trust, and have been pledged by the trust to the indenture trustee under the indenture.  Ford Credit will provide the depositors and the owner trustee with account schedules showing each designated account and will provide updated schedules if additional accounts are designated or if any accounts are redesignated.

Ford Credit, as servicer, will retain records and agreements relating to the receivables sold to the trust.  The physical records and agreements will not be separated from other Ford Credit records and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale of the receivables to the depositors and the sale of the receivables to the trust.

Ford Credit, as servicer, will deliver to the indenture trustee once each year an officer’s certificate affirming that no further action is necessary to maintain the trust’s perfected security interest in the receivables and the related security.

Subordination of Security in Other Dealer Assets.  Ford Credit may make capital loans, mortgage loans or other advances to a dealer or its affiliates that may also be secured by the financed vehicles and other dealer assets.  A default under any loans may result in a default under the dealer’s floorplan financing agreement with Ford Credit.  In Ford Credit’s discretion, the security interests transferred to the trust in other dealer assets may be subordinated to Ford Credit’s senior security interest in those assets.  In each receivables purchase agreement, Ford Credit will agree not to assert its security interest in any financed vehicle until the trust has been paid in full on the receivable secured by the financed vehicle.  However, Ford Credit, in its discretion, may enforce its security interest on any other dealer assets for its own benefit before the trust is permitted to do so.  Because the trust will have a subordinate position in other dealer assets, it may not realize any proceeds from any of these assets.

For more information about the security interests in the trust property, you should read “Ford Credit’s Dealer Floorplan Financing Business  — Origination and Underwriting — Security Interests in Vehicles and Other Dealer Assets,” “Risk Factors — Bankruptcy of Ford Credit could result in accelerated, reduced or delayed payments on your notes” and “Some Important Legal Considerations” in this prospectus.

Representations of Ford Credit and the Depositors

When the trust issues a series, Ford Credit will represent to each depositor, and each depositor will represent to the trust, that each receivables purchase agreement and each sale and servicing agreement, as applicable, constitute a valid sale and assignment of all rights in the receivables, the related security and that the related depositor or the trust, as applicable, will have a first priority perfected ownership interest in those sold assets, except for the lien of the indenture.  Ford Credit and each depositor will make representations about the designated accounts and the receivables sold to the trust, including:

•                  at the time an account is designated, or as of the first day of the month in which the trust issues a series, the account is an eligible account,

•                  at the time an account is designated, the account was not chosen through a selection process that was reasonably believed to be adverse to the interest of the noteholders,

•                  at the time of sale, each receivable is sold free and clear of any liens, except the lien of the indenture, and

•                  at the time of sale, each receivable being sold is (a) an eligible receivable or (b) an ineligible receivable, so long as the available subordinated amount for each series is increased as specified in the related prospectus supplement.

If a depositor discovers or is notified that any representation was not true when made and the breach has a material adverse effect on any related receivables, that depositor will accept reassignment of those receivables on the first day of the month that begins more than 60 days following the discovery or notice, unless it corrects the breach prior to that date.  If the breach relates to the eligibility of a designated account, the account will be redesignated and all the receivables originated in that account will be reassigned to the related depositor.

If a receivable is reassigned to a depositor, the principal balance of the receivable will be deducted from the pool balance and the depositor interest will be reduced.  If the deduction would cause the depositor amount to fall below the required depositor amount for any series, that depositor must deposit the shortfall in the excess funding account on the day the reassignment occurs.  In most cases, the reassignment of a receivable to the related depositor is the only remedy for breach of the representations about the designated accounts and receivables.

If a depositor is required to accept reassignment of a receivable as a result of a breach of a representation, Ford Credit will repurchase the receivable for an amount equal to the amount that depositor is required to pay under the related sale and servicing agreement.  Ford Credit will indemnify the depositors for any losses incurred by the depositors if any representation is materially false.

Redesignation of Accounts

In addition to redesignations for breaches of representations and warranties made in connection with a series issuance, accounts may also be redesignated from the trust from time to time thereafter as described below.  Beginning on the redesignation date, the receivables in a redesignated account, including all collections on the receivables, generally will be reassigned by the trust to the related depositor.  Upon reassignment, the principal balance of the reassigned receivables will be deducted from the pool balance and the depositor interest will be reduced by the same amount.  After the redesignation date, the trust will have no further right to or interest in any receivables originated in a redesignated account.

Eligible Accounts.  The depositors may redesignate eligible accounts and remove from the trust all the receivables originated in those accounts.  The depositors’ rights to redesignate eligible accounts and to remove all the related receivables from the trust will be subject to the satisfaction of certain conditions, including:

•                  the related depositor has represented that:

—           the redesignation will not cause an amortization event to occur or cause the net adjusted pool balance to be less than the required pool balance, and

—           the accounts were not chosen through a selection process that was materially adverse to the interests of the noteholders or the depositors,

•                  the rating agency condition has been satisfied for the rating agencies for each series, and

•                  the related depositor has certified that each of these conditions has been satisfied.

Ineligible Accounts.  On the first day of the month following the month in which an account becomes an ineligible account, the related depositor must redesignate that account from the trust.  However, in the case of an ineligible account that has been classified as status by the servicer by reason of (a) the dealer’s failure to make any principal or interest payments when due or (b) the dealer’s bankruptcy or dissolution, the existing receivables in the account may remain in the trust notwithstanding the redesignation of the account, or be reassigned to the related depositor to the extent that the receivables do not exceed 3.0% of the pool balance on a rolling 12-month basis.

The principal amount of reassigned receivables from a redesignated ineligible account will be deducted from the pool balance.  If the deduction would cause the depositor amount to fall below the required depositor amount for any series, the related depositor must deposit the shortfall in the excess funding account.

In addition, for administrative convenience, if the financing for a dealer has been terminated and the account has an outstanding balance of zero, the account may be removed from the trust without notifying the trust.

Certain Covenants

In each receivables purchase agreement, Ford Credit will make the following covenants:

•                  that it will perform its obligations in accordance with its policies and procedures relating to dealer floorplan accounts and in material compliance with law, and

•                  that it will not sell or pledge any interest in the receivables to any other person.

Liability and Indemnification

Ford Credit and the depositors will be liable for all of their respective obligations, covenants and representations under each receivables purchase agreement and each sale and servicing agreement, as applicable.

Ford Credit, as administrator, and each depositor will indemnify the trust, the owner trustee and the indenture trustee for all liabilities and damages arising out of the willful misconduct, bad faith or negligence in the performance of their respective duties under each receivables purchase agreement and each sale and servicing agreement, the acceptance or performance by the owner trustee or the indenture trustee of the trust and duties contained in the transaction documents, subject to certain limitations.

SERVICING THE RECEIVABLES

Servicing Duties

Under the sale and servicing agreements, the servicer’s main duties in servicing the receivables are:

•                  verifying payoff of the receivables after the sale of the financed vehicles,

•                  collecting and applying all payments made on the receivables,

•                  monitoring dealer credit line balances,

•                  conducting on-site vehicle inventory audits,

•                  sending invoices and responding to dealer inquiries,

•                  processing adjustments to the principal balance of the receivables,

•                  administering processing days violations, payment and other defaults, status accounts and charge-offs,

•                  administering enforcement proceedings on defaulted accounts,

•                  maintaining accurate and complete records and computer systems for the servicing of the receivables,

•                  instructing the indenture trustee or the trust to make withdrawals and payments from the trust bank accounts, and

•                  furnishing monthly investor reports and instructions to the indenture trustee.

Ford Credit also acts as custodian and maintains custody of the receivables files for the trust.

Servicing Procedures and Servicer Covenants

The servicer will service the receivables in accordance with the policies and procedures that it uses in servicing dealer floorplan receivables for its own account or for others and in material compliance with law.  In servicing the receivables, the servicer may change its policies and procedures and the terms relating to the accounts designated to the trust if:

•                  it will not cause an amortization event or an event of default to occur or adversely affect the amount or timing of payments to be made to the noteholders of any series,

•                  the change is applicable to all dealer floorplan accounts owned or serviced by the servicer, and

•                  in the case of a reduction in the rate of interest charged on the receivables, the reduction will not cause the interest earned on the receivables to be less than the interest payable on the notes and the servicing fee and back-up servicing fee, if any.

The servicer may not:

•                  permit any rescission or cancellation of a receivable, except as ordered by a court or other government authority,

•                  do anything to impair the rights of the noteholders in the receivables,

•                  reschedule, revise or defer payments due on any receivable, except in accordance with its policies and procedures, or

•                  sell, transfer or pledge to any other person or permit the creation or existence of any lien on the receivables sold to the trust, except for the lien of the indenture.

If Ford Credit discovers or is notified that it has breached any of its covenants as servicer, and the breach has a material adverse effect on any receivables, Ford Credit will purchase those receivables as of the first day of the month that begins more than 60 days following the discovery or notice, unless it corrects the breach prior to that date.  The purchase price will be the principal balance of the affected receivables plus accrued interest and will be paid to the trust at least two business days prior to the payment date immediately following the end of the grace period.  This purchase is the only remedy available to the noteholders in case of a breach by Ford Credit of its servicer covenants.  Under the sale and servicing agreements, a successor servicer will not be obligated to repurchase receivables.

The servicer will also agree to notify the indenture trustee and the rating agencies of an event of default, amortization event or servicer termination event within five business days of obtaining actual knowledge of the event.

Servicing Fees and Payment of Expenses

The servicer will receive a fee for its servicing activities and reimbursement of expenses incurred in administering the trust.  This servicing fee will accrue for each series in the amounts and will be calculated on the balances specified in the related prospectus supplement.  Each series’ servicing fee will be payable from interest collections allocable to that series in the priority described in the related prospectus supplement.  No noteholder or the trust will be responsible for any servicing fee allocable to the depositor interest, unless the servicing fee is allocated to the related series from the amounts otherwise distributable to the depositors.  The servicer may elect to lower the percentage used to calculate the servicing fee.

Trust Bank Accounts

The indenture trustee has established and will maintain for the benefit of the noteholders of all series, a “collection account” and an “excess funding account.”  The servicer will deposit in the collection account amounts collected on the receivables up to the amount required for payment on the next payment date as described below under “— Deposit of Collections.”

For more information about the excess funding account, you should read “Pool Balance, Depositor Amount and Allocations — Excess Funding Account” in this prospectus.

At the direction of the servicer, the funds will be invested in highly rated investments that mature on or before the day the funds are required to be available for payment.  All net investment earnings from those investments will be treated as interest collections.

Funds in the trust bank accounts will be trust property and the servicer will have no access to the funds in the trust bank accounts.  Only the indenture trustee may withdraw funds from these accounts to pay trust obligations, including payments to the noteholders.  The indenture trustee will make payments from the collection account to the noteholders and others based on information provided by the servicer.

Deposit of Collections

The servicer will deposit the payments collected on the receivables in the collection account until it has deposited the required amounts for each month.  The amount that the servicer is required to deposit for that series will be specified in the related prospectus supplement and will depend upon whether the series is in its revolving period or accumulation or amortization periods, but generally will equal the amounts required to be paid with respect to the series on the next payment date.  The servicer will deposit the required amounts in the collection account no later than two business days after processing the payments to the accounts of the dealers.

However, if Ford Credit’s short-term unsecured debt is rated equal to or higher than “R-1 (middle)” by DBRS, “F1” by Fitch, “P-1” by Moody’s or “A-1” by Standard & Poor’s, as applicable for each rating agency rating the notes, and provided that no servicer termination event has occurred, Ford Credit may deposit collections in the collection account on the business day preceding each payment date.  On that date, Ford Credit will deposit in the collection account funds only to the extent that the funds are required for deposit in other trust accounts or for payments to the noteholders, the depositors and other parties.  The servicer may retain its servicing fee with respect to any series and will not be required to deposit the fee in the collection account.

Reporting Obligations of the Servicer

The servicer will prepare monthly and annual reports that will contain information about the trust as specified in the related prospectus supplement.  The indenture trustee will forward to each noteholder of record these reports as described in the related prospectus supplement.

Monthly Investor Report.  The servicer will prepare a monthly investor report for the trust, containing information about payments to be made on each series and the performance of the receivables, as described in the related prospectus supplement.  Information regarding any additional series issued by the trust will be included in the monthly investor report for the payment date following the month in which the additional series was issued.

Annual Compliance Reports.  The servicer will prepare a number of reports, statements or certificates for the trust as described in the prospectus supplement.

Delegation of Duties

The servicer may delegate some or all of its duties with respect to the receivables and the accounts to any person who agrees to conduct these duties following the servicer’s policies and procedures for servicing dealer floorplan accounts and in accordance with the sale and servicing agreements.  The servicer will remain responsible for any such delegated duties.

Amendments to Sale and Servicing Agreements and Receivables Purchase Agreements

Each sale and servicing agreement may be amended with prior notice to the rating agencies for each series:

•                  without the consent of any noteholders, to correct any ambiguity or to correct or supplement any inconsistent provision, if the administrator certifies that the action will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class,

•                  without the consent of any noteholders, to add, modify or eliminate any provisions or modify in any manner the rights of the noteholders, if (a) the administrator certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and (b) the rating agency condition is satisfied for the rating agencies for each series,

•                  with the consent of the holders of a majority of the note balance of each adversely affected series, to make any other change, except as described below, and

•                  with the consent of each noteholder affected, to (a) reduce the amount or delay the timing of any payment or deposit, (b) change the manner of calculating the interests of a noteholder in the trust property, and (c) reduce the percentage of the note balance of the notes required to consent to any amendment.

Each receivables purchase agreement may be amended with prior notice to the rating agencies for each series:

•                  without the consent of any noteholders, to correct any ambiguity or to correct or supplement any inconsistent provision, if the related depositor certifies that the action will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class,

•                  without the consent of any noteholders, to add, modify or eliminate any provisions or modify in any manner the rights of the noteholders, if (a) the related depositor certifies that the amendment will not cause an amortization event or an event of default to occur, or adversely affect the amount or timing of payments to be made to the noteholders of any series or class, and (b) the rating agency condition is satisfied for the rating agencies for each series,

•                  with the consent of the holders of a majority of the note balance of each adversely affected series, to make any other change, except as described below, and

•                  with the consent of each noteholder affected, to (a) reduce the amount or delay the timing of any payment or deposit, (b) change the manner of calculating the interests of a noteholder in the trust property, and (c) reduce the percentage of the note balance required to consent to any amendment.

Resignation and Termination of Servicer

The servicer may not resign unless performance of its duties is no longer permissible under applicable law and a successor servicer has assumed its servicing obligations.

The servicer may be terminated if a servicer termination event occurs.  A “servicer termination event” is:

(1)         failure by the servicer to make any payment, transfer or deposit, or to instruct the indenture trustee to make any payment, transfer or deposit, on the required date that continues for five business days,

(2)         failure by the servicer to observe or perform any of its other covenants or agreements if the failure:

•                  causes an amortization event or an event of default to occur, adversely affects the amount or timing of payments to be made to the noteholders of any series or class or causes the net adjusted pool balance to be less than the required pool balance, and

•                  continues unremedied for 60 days after notice to the servicer by the indenture trustee, or to the servicer and the indenture trustee by holders of 10% or more of the note balance of all affected series,

(3)         any representation made by the servicer in the sale and servicing agreement, or in any certificate delivered as required by the sale and servicing agreement, is later determined to have been incorrect when made and it:

•                  causes an amortization event or an event of default to occur, adversely affects the amount or timing of payments to be made to the noteholders of any series or class or causes the net adjusted pool balance to be less than the required pool balance, and

•                  continues unremedied for 60 days after notice to the servicer by the indenture trustee or to the servicer and the indenture trustee by noteholders of 10% or more of the note balance of all affected series,

(4)         the assignment or delegation by the servicer of its duties, except as permitted under the sale and servicing agreement, or

(5)         the bankruptcy of the servicer.

A delay in or failure of performance referred to in clause (1) above for ten business days after the applicable cure period, or referred to in clause (2) or (3) for 60 business days after the applicable cure period, will not be a servicer termination event if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and the delay or failure was caused by an act of god or other similar occurrence outside the reasonable control of the servicer.  Upon the occurrence of any of these events, the servicer must use all commercially reasonable efforts to perform its obligations in a timely manner and the servicer must notify the indenture trustee and the trust of its failure or delay, together with a description of its efforts to perform its obligations.

The servicer must notify the indenture trustee and the rating agencies of the occurrence of a servicer termination event within five business days of obtaining actual knowledge of the event.

As long as a servicer termination event remains unremedied, the indenture trustee or the holders of a majority of the note balance of all series may terminate the servicer.

Back-up Servicer

The back-up servicer will review the servicer’s operations periodically, receive monthly receivables data and confirm certain information on the monthly investor reports using a data dictionary of the terms used in Ford Credit’s dealer floorplan receivables system.  If the servicer resigns or is terminated, the back-up servicer will be the successor servicer.

As compensation for performing its duties, the trust will pay a fee to the back-up servicer and reimburse the back-up servicer for certain expenses in performing its duties.  The portion of the fees and expenses that will be paid from amounts allocable to a series will be described in the related prospectus supplement.

The servicer may terminate the back-up servicer if the back-up servicer breaches its representations and covenants, fails to perform its obligations, ceases to have a long-term debt rating of at least “BBB-” from Standard & Poor’s or “Baa3” from Moody’s, or becomes subject to a bankruptcy proceeding.  The back-up servicer may not resign except upon a determination that the performance of its duties is no longer permissible under applicable law, or with the consent of the servicer.  Upon the resignation or termination of the back-up servicer, the servicer will appoint a successor back-up servicer that satisfies the eligibility criteria for a servicer under the sale and servicing agreement.  No resignation or termination of the back-up servicer will become effective until a successor back-up servicer is in place that, where required by a rating agency, satisfies the rating agency condition for the rating agency.

The servicer may also terminate the back-up servicer, without being required to appoint a successor back-up servicer, if the long-term debt ratings of Ford Credit are at least “BBB-” from Standard & Poor’s and “Baa3” from Moody’s.

The back-up servicing agreement may be amended, with prior notice to the rating agencies of each series, but without the consent of any noteholder, if the amendment will not cause an amortization event or an event of default to occur or adversely affect the amount or timing of payments to be made to the noteholders of any series or class.

Successor Servicer

If the servicer resigns or is terminated, the back-up servicer will be the successor servicer.  If there is no back-up servicer in place at that time, the indenture trustee will be the successor servicer.  In that event, the indenture trustee, acting at the direction of the noteholders, may appoint a successor servicer that satisfies the eligibility criteria for a servicer under the sale and servicing agreements.  A termination of the servicer will not be effective until a successor servicer is appointed.

The servicer agrees to cooperate to effect a transition of servicing of the receivables to a successor servicer and make available its records for the dealer floorplan accounts and the receivables. The servicer is not required to make available or license its proprietary servicing procedures, processes, models, software or other applications.

The indenture trustee will establish a “back-up servicer reserve account” and the servicer will deposit $200,000 in the account.  If the back-up servicer becomes the successor servicer, the trust will reimburse the back-up servicer for its reasonable costs and expenses incurred in the transition of servicing of the receivables from amounts in the back-up servicer reserve account.  Transition costs in excess of the amount in the back-up servicer reserve account will be paid to the back-up servicer from interest collections allocable to each series as described in the related prospectus supplement for each series.  If there is no back-up servicer, the predecessor servicer will reimburse the successor servicer for reasonable costs and expenses incurred in the transition of servicing of the receivables to the successor servicer.

If the indenture trustee cannot appoint an eligible successor servicer and the servicer cannot correct any servicer termination event, the depositors may purchase the receivables in the trust on the next payment date at a price equal to the amounts specified for each series in the related indenture supplement.

If the servicer is in bankruptcy proceedings, the court may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer.

Liability and Indemnification

Ford Credit will be liable for all of its obligations, covenants and representations as servicer under each sale and servicing agreement.  Ford Credit will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities and that may expose it to any expense or liability.

Ford Credit will indemnify the trust, the owner trustee and the indenture trustee for all liabilities and damages arising out of the willful misconduct, bad faith or negligence in the performance of its duties as servicer under each sale and servicing agreement.

USE OF PROCEEDS

The net proceeds from the sale of each series issued by the trust will be used by the depositors to purchase the receivables from Ford Credit and for any other purposes specified in the prospectus supplement.  Ford Credit will use any proceeds that it receives for its general corporate purposes and for any other purposes specified in the prospectus supplement.

SOME IMPORTANT LEGAL CONSIDERATIONS

Sale of Receivables

Ford will sell the in-transit receivables to Ford Credit.  Ford Credit will sell the receivables to the depositors, and the depositors will in turn sell the receivables to the trust.  Each depositor will represent on each closing date, that:

•                  its transfer to the trust constitutes a valid sale and assignment to the trust of the receivables, and

•                  under the UCC, the trust has:

—           a valid and enforceable first priority perfected ownership interest in the receivables, in existence at the time the receivables are sold and assigned to the trust or at the date of addition of any additional accounts, and

—           a valid and enforceable first priority perfected ownership interest in the receivables created thereafter, in existence at and after their creation.

For a discussion of the trust’s rights arising from these representations not being satisfied, you should read “Sale of the Receivables — Representations of Ford Credit and the Depositors” in this prospectus.

Ford Credit and each depositor will represent that the receivables are “tangible chattel paper,” “accounts,” “payment intangibles” or “general intangibles” for purposes of the UCC.  To the extent the receivables are:

•                  tangible chattel paper, accounts or payment intangibles and the sale of the receivables by Ford Credit to the depositors or by the depositors to the trust is a sale or creates a security interest, or

•                  general intangibles and the sale of the receivables by Ford Credit to the depositors or by the depositors to the trust creates a security interest,

then the UCC will apply and, except in the case of the sale of payment intangibles, the transferee must file appropriate financing statements (or in the case of tangible chattel paper, take possession) in order to perfect its interest in the receivables.  Each of Ford Credit, the depositors and the trust will file financing statements covering the applicable receivables under the UCC in order to perfect their respective interests in the receivables and they will file continuation statements as required to continue the perfection of their interests.  However, the in-transit receivables will not be stamped to indicate the interest of Ford Credit, and the receivables will not be stamped to indicate the interest of the depositors or the trustee.

Under the UCC and applicable federal law, there are limited circumstances in which prior or subsequent transferees of receivables could have an interest that has priority over the trust’s interest in the receivables.  A purchaser of the receivables who gives new value and takes possession of the instruments which evidence the receivables (i.e., the tangible chattel paper) in the ordinary course of business may, under certain circumstances, have priority over the interest of the trust in the receivables.  A tax or other government lien on property of Ford or Ford Credit or the depositors that arose before the time a receivable is conveyed to the trust may also have priority over the interest of the trust in that receivable.  Ford will represent to Ford Credit, Ford Credit will represent to the depositors, and the depositors will represent to the trust, that the applicable receivables have been sold free and clear of the lien of any third party.  Ford, Ford Credit and the depositors will also covenant that they will not sell or pledge any receivable to any person other than to the trust.  In addition, so long as Ford Credit is the servicer, collections on the receivables may, under certain circumstances, be commingled with Ford Credit’s own funds before each payment date and, in the event of the bankruptcy of Ford Credit, the trust may not have a perfected interest in these collections.

Matters Relating to Bankruptcy

Sale of the Receivables. The sale of the in-transit receivables by Ford to Ford Credit and of the receivables by Ford Credit to the depositors will each be done to minimize the possibility that a bankruptcy proceeding of Ford or Ford Credit will adversely affect the trust’s rights in the receivables.  Ford and Ford Credit intend that the sale of the in-transit receivables by Ford to Ford Credit constitute a “true sale” and Ford Credit and the depositors intend that the sale of the receivables by Ford Credit to the depositors constitute a “true sale.”  In the sale and assignment agreement, Ford has represented that its sale of the in-transit receivables to Ford Credit is a valid sale.  Similarly, in each receivables purchase agreement, Ford Credit will represent that its sale of the receivables to the related depositor is a valid sale.  The depositors will have no recourse to Ford or Ford Credit other than the limited obligation to repurchase receivables for breaches of representations.  Additionally, all actions required under applicable law to perfect the depositors’ ownership interest in the receivables will be taken.

On the closing date for a series, the depositors will receive a reasoned legal opinion that in a bankruptcy of Ford or Ford Credit:

•                  the in-transit receivables and the collections on the in-transit receivables would not be property of Ford’s bankruptcy estate under U.S. federal bankruptcy laws,

•                  the receivables and the collections on the receivables would not be property of Ford Credit’s bankruptcy estate under U.S. federal bankruptcy laws, and

•                  the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the collections on the receivables to the depositors or the trust.

This opinion will be subject to certain assumptions and qualifications, and a court in a Ford or Ford Credit bankruptcy proceeding may not reach the same conclusion.

Nonetheless, if Ford or Ford Credit were to become a debtor in a bankruptcy proceeding and a bankruptcy trustee, debtor-in-possession or creditor were to take the position that the sale of in-transit receivables from Ford to Ford Credit or the sale of the receivables from Ford Credit to the depositors should be recharacterized as a pledge of the in-transit receivables or the receivables, as applicable, to secure a borrowing, then delays in payments of collections on the receivables could occur.  Moreover, if the bankruptcy court were to rule in favor of the bankruptcy trustee, debtor-in-possession or creditor, reductions in the amount of payments of collections on the receivables could result.

Structure of Depositors; Risk of Substantive Consolidation.  Each depositor is organized as a special purpose entity and is restricted by its organizational documents, to activities designed to make it “bankruptcy-remote.”  These restrictions limit the nature of its activities, prohibit the incurrence of additional indebtedness and make it unlikely that a depositor will have any creditors.  The related organizational documents restrict each depositor from commencing a voluntary bankruptcy proceeding without the unanimous consent of its board of managers or directors, as applicable, including independent managers or directors, as applicable, who are specifically instructed to take into account the interests of creditors of the depositor and the trust in any vote to allow the depositor to file for bankruptcy.  The related organizational documents also contain covenants meant to preserve the separate identity of each depositor from Ford Credit and to avoid substantive consolidation of Ford Credit and a depositor.  The most important of these covenants require each entity to maintain its separate existence, maintain separate books and bank accounts, prepare separate financial statements and not hold itself out as liable for debts of the other and not commingle a depositor’s assets with the assets of Ford Credit or its affiliates.

In addition, in the transaction documents, the owner trustee, the indenture trustee and the noteholders will agree not to institute a bankruptcy proceeding against any depositor in connection with any obligations under the notes or the transaction documents.

On the closing date for a series, Ford Credit and the depositors will obtain a reasoned legal opinion that in a bankruptcy of Ford Credit, a bankruptcy trustee, debtor-in-possession or creditor of Ford Credit (or Ford Credit as debtor-in-possession) would not have valid grounds to request a court to disregard the separate legal existence of a depositor and consolidate the assets and liabilities of a depositor with the assets and liabilities of Ford Credit in a manner prejudicial to the noteholders.  This opinion will be subject to certain assumptions and qualifications, including an assumption that each depositor and Ford Credit comply with the related depositor’s organizational documents.  However, a court in a Ford Credit bankruptcy proceeding may not reach the same conclusion.  If the separate legal existence of Ford Credit and a depositor were disregarded and the assets and liabilities of Ford Credit and a depositor were consolidated, assets of that depositor could be used to satisfy Ford Credit’s creditors instead of the noteholders or the trust.  This consolidation of assets and liabilities generally is referred to as “substantive consolidation.”

Sale of Receivables by the Depositors to the Trust; Perfection of Security Interests.  The transfer of the receivables by the depositors to the trust will be structured as a valid sale.  Unlike the sale by Ford Credit to the depositors, each depositor initially will retain an interest in the receivables it sells in the form of a depositor interest in the trust.  Because of this retained interest, this sale may not constitute a “true sale” that removes the receivables from the bankruptcy estate of the related depositor.  Each depositor will grant a back-up security interest in the receivables to the trust and will file UCC financing statements to perfect the trust’s ownership interest and security interest in the receivables.  The trust agreement contains provisions similar to those in each depositor’s organizational documents designed to make it “bankruptcy-remote” by limiting the trust’s activities and requiring creditors to agree not to institute a bankruptcy proceeding against the trust.

Assuming that the sale of the receivables by Ford Credit to the depositors is a “true sale,” no depositor is consolidated with Ford Credit in a bankruptcy of Ford Credit and no depositor is in bankruptcy, the trust’s perfected security interest in the receivables generally will provide the trust with uninterrupted access to collections on the receivables (other than any collections held by Ford Credit as servicer at the time a bankruptcy proceeding is commenced).  The trust will grant a security interest in the receivables and other trust property to the indenture trustee for the benefit of the noteholders, and the administrator will file UCC financing statements to perfect and maintain the perfection of the security interest.

Bankruptcy Proceedings of Ford Credit, the Depositors or the Servicer.  No depositor intends to commence, and Ford Credit will agree that it will not cause any depositor to commence, a voluntary bankruptcy proceeding so long as the depositor is solvent.

If Ford Credit or a depositor were to become a debtor in a bankruptcy proceeding that caused an amortization event to occur:

•                  the sale of new receivables to that depositor would be prohibited under the related receivables purchase agreement, and

•                  only collections on receivables previously sold to that depositor and sold to the trust would be available to pay interest and principal on the notes.

The bankruptcy of the servicer will result in a servicer termination event which, in turn, will result in an amortization event.  If no other servicer termination event other than a bankruptcy exists, a trustee-in-bankruptcy of the servicer may have the power to prevent either the trustee or the noteholders from appointing a successor servicer.

Payments made by Ford Credit or a depositor to repurchase receivables under the related sale and servicing agreement may be recoverable by Ford Credit or that depositor, as debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of Ford Credit or of that depositor as a preferential transfer from Ford Credit or that depositor if the payments were made within one year before the filing of a bankruptcy proceeding in respect of Ford Credit.

The Dodd-Frank Act

Orderly Liquidation Authority.  The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” established the Orderly Liquidation Authority, or “OLA,” under which the Federal Deposit Insurance Corporation, or “FDIC,” is authorized to act as receiver of a financial company and its subsidiaries.  OLA differs from U.S. federal bankruptcy laws in several respects.  In addition, because the legislation is subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on a particular company, including Ford Credit, the depositors or the trust, or the company’s creditors.

Potential Applicability to Ford Credit, the Depositor and the Trust.  There is uncertainty about which companies will be subject to OLA rather than the U.S. federal bankruptcy laws.  For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine that (1) the company is in default or in danger of default, (2) the failure of the company and its resolution under the U.S. federal bankruptcy laws would have serious adverse effects on financial stability in the United States, (3) no viable private sector alternative is available to prevent the default of the company and (4) an OLA proceeding would mitigate these effects.  There can be no assurance that the OLA provisions would not be applied to Ford Credit, although it is expected that OLA will be used only very rarely.  The depositors or the trust could, under some circumstances, also be subject to OLA.

FDIC’s Avoidance Power Under OLA.  The provisions of OLA relating to preferential transfers differ from those of the U.S. federal bankruptcy laws.  If Ford Credit were to become subject to OLA, there is an interpretation under OLA that previous transfers of receivables by Ford Credit perfected for purposes of state law and the U.S. federal bankruptcy laws could nevertheless be avoided by the FDIC as preferential transfers.  In this case the receivables securing the notes could be reclaimed by the FDIC and the noteholders may have only an unsecured claim against Ford Credit.

In July 2011, the FDIC adopted final rules which harmonize the application of the FDIC’s avoidance power under OLA with the related provisions under the U.S. federal bankruptcy laws.  Based on these rules, the transfer of the receivables by Ford Credit would not be avoidable by the FDIC as a preference under OLA.

FDIC’s Repudiation Power Under OLA.  If the FDIC is appointed receiver of a company under OLA, the FDIC would have the power to repudiate any contract to which the company was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of the company’s affairs.

In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion confirming:

•                  that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law, or changes the enforceability of standard contractual provisions meant to foster the bankruptcy-remote treatment of special purpose entities such as the depositor and the trust, and

•                  that, until the FDIC adopts a regulation, the FDIC will not exercise its repudiation authority to reclaim, recover or recharacterize as property of a company in receivership or the receivership assets transferred by the company prior to the end of the applicable transition period of any future regulation, provided that the transfer satisfies the conditions for the exclusion of the assets from the property of the estate of the company under the U.S. federal bankruptcy laws.

Ford Credit and the depositors intend that the sale of the receivables by Ford Credit to the depositor will be a “true sale” between separate legal entities under applicable state law.  As a result, Ford Credit believes that the FDIC would not be able to recover the receivables using its repudiation power.

Although the advisory opinion does not bind the FDIC, and could be modified or withdrawn in the future, the opinion provides that it will apply to asset transfers which occur and, for revolving trusts and master trusts, for securities issued prior to the end of any transition period adopted to implement future regulation addressing the FDIC’s repudiation authority under OLA.  This opinion does not indicate how the repudiation power would apply if a revolving trust or master trust were to issue additional securities after the end of the transition period, and the FDIC might exercise its repudiation power with respect to a revolving trust or master trust that issued securities after the end of the transition period.  The FDIC may not address its repudiation authority under OLA in future regulations.  Additionally, future regulations or subsequent FDIC actions in an OLA proceeding involving Ford Credit, the depositor or the trust may be contrary to this opinion.

If the trust were placed in receivership under OLA, the FDIC would have the power to repudiate the notes issued by the trust.  In that case, the FDIC would be required to pay compensatory damages that are no less than the note balance of the series plus accrued interest as of the date the FDIC was appointed receiver and, to the extent that the value of the property that secured the notes is greater than the principal amount of the notes and any accrued interest through the date of repudiation or disaffirmance, that accrued interest.

TAX CONSIDERATIONS

General

Set forth below is a discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes offered by this prospectus.  This discussion is based upon current provisions of the Internal Revenue Code, existing and proposed Treasury regulations, current administrative rulings, judicial decisions and other applicable authorities all of which are subject to change, perhaps with retroactive effect.  There are no cases or Internal Revenue Service, or “IRS,” rulings on similar transactions involving debt issued by a trust with terms similar to those of the notes.  We cannot assure you that the IRS will not challenge the conclusions reached in this discussion, and no ruling from the IRS has been or will be sought on any of the issues discussed below.  Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth in this prospectus.

This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to the holders of notes in light of their personal investment circumstances nor, except for specific limited discussions of particular topics, to noteholders subject to special treatment under the U.S. federal income tax laws, such as insurance companies, tax-exempt organizations, financial institutions, or broker-dealers, taxpayers subject to the alternative minimum tax, holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction and holders that will hold the notes as other than capital assets.  This information is directed only to prospective investors who:

•                  purchase notes in the initial distribution of the notes,

•                  are citizens or residents of the United States, including domestic corporations, limited liability companies and partnerships, and

•                  hold the notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code.

As used in this discussion, the term “U.S. noteholder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•                  a citizen or resident of the United States,

•                  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•                  an estate whose income is subject to U.S. federal income tax regardless of its source, or

•                  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or that has made a valid election under applicable Treasury regulations to be treated as a U.S. person.

The term “U.S. noteholder” also includes any noteholder whose income or gain in respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business.  As used in this discussion the term “non-U.S. noteholder” means a beneficial owner of a note other than a U.S. noteholder and other than a partnership.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) owns notes, the tax treatment of a partner in such a partnership will depend upon the status of the partner and the activities of the partnership.  Partners in such a partnership are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Prospective investors are encouraged to consult with their tax advisors as to the U.S. federal, state and local, foreign and any other tax consequences to them of the purchase, ownership and disposition of notes.

Tax Characterization of the Trust

At the time a series is issued by the trust, tax counsel to the depositors identified in the prospectus supplement will opine that, assuming compliance with the terms of the applicable trust agreement and related documents, the trust will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Except as specified in the related prospectus supplement, tax counsel will also opine that the notes will be treated as debt for U.S. federal income tax purposes.  If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more classes of notes did not represent debt for U.S. federal income tax purposes, the class or classes of notes might be treated as equity interests in the trust.  If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with potentially adverse tax consequences, including by not being able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity).  Alternatively, the trust could be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet an applicable safe harbor.  Nonetheless, treatment of notes as equity interests in such a partnership could have adverse tax consequences to certain noteholders.  For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to non-U.S. noteholders may be subject to U.S. withholding tax and U.S. tax return filing requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Characterization and Treatment of the Notes

Characterization as Debt.  For each series, except for any class or classes which are specifically identified as receiving different tax treatment in the related prospectus supplement, tax counsel will deliver its opinion that the notes will be treated as debt for U.S. federal income tax purposes.  The depositors, the servicer and each noteholder, by acquiring an interest in a note, will agree to treat the notes as debt for U.S. federal, state and local income and franchise tax purposes.

For a discussion of the potential U.S. federal income tax consequences to noteholders if the IRS were successful in challenging the characterization of the notes for U.S. federal income tax purposes, you should read “— Tax Characterization of the Trust” above.

Treatment of Stated Interest.  Based on tax counsel’s opinion that the notes will be treated as debt for U.S. federal income tax purposes, and assuming the notes are not issued with original issue discount or “OID,” the stated interest on a note will be taxable to a noteholder as ordinary income when received or accrued in accordance with each noteholder’s method of tax accounting.

Original Issue Discount.  If provided in the prospectus supplement that a class of notes is to be treated as issued with OID, a holder of any such notes must include OID in its gross income as ordinary interest income as it accrues, regardless of the holder’s regular method of accounting, under a constant yield method.

Disposition of Notes.  If a noteholder sells or otherwise disposes of a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale or disposition and the holder’s adjusted tax basis in the note.  The holder’s adjusted tax basis will equal the holder’s cost for the note, increased by any OID and market discount previously included by the noteholder in income with respect to the note and decreased by any bond premium previously amortized and any payments of principal and OID previously received by the noteholder with respect to the note.  Any gain or loss on sale or disposition will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest or accrued market discount not previously included in income.  Capital gain or loss will be long-term if the note was held by the holder for more than one year and otherwise will be short-term.

Information Reporting and Backup Withholding.  The indenture trustee will be required to report annually to the IRS, and to each noteholder of record, the amount of interest paid on the notes, and any amount of interest withheld for U.S. federal income taxes, except as to exempt holders (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens) who provide certification as to their status.  For payments made after December 31, 2011, the indenture trustee may be required to report annually to the IRS the amount of interest paid on the notes to corporations that are not tax-exempt organizations.  Each holder who is not an exempt holder will be required to provide to the indenture trustee, under penalties of perjury, a certificate containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding.  Should the holder fail to provide the required certification, the indenture trustee will be required to withhold the tax from interest otherwise payable to the holder and pay the withheld amount to the IRS.  Prospective investors should consult their tax advisors regarding the application and requirements of these information reporting and withholding provisions.

Tax Consequences to Non-U.S. Noteholders.  A non-U.S. noteholder who is an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf will not be subject to U.S. federal income taxes on payments of principal, premium, interest or OID on a note, unless the non-U.S. noteholder is a direct or indirect 10% or greater shareholder of the trust or a controlled foreign corporation related to the trust.  To qualify for the exemption from taxation, the withholding agent must have received a statement from the individual or corporation that:

•                  is signed under penalties of perjury by the beneficial owner of the note,

•                  certifies that the owner is not a U.S. noteholder, and

•                  provides the beneficial owner’s name and address.

A “withholding agent” is the last U.S. payor (or a non-U.S. payor who is a qualified intermediary, U.S. branch of a foreign person, or withholding foreign partnership) in the chain of payment prior to payment to a non-U.S. noteholder (which itself is not a withholding agent).  Generally, this statement is made on an IRS Form W-8BEN, which is effective for the remainder of the year of signature plus three full calendar years unless a change in circumstances makes any information on the form incorrect.  Notwithstanding the preceding sentence, an IRS Form W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on IRS Form 1042-S.  The beneficial owner must inform the withholding agent within 30 days of the change and furnish a new IRS Form W-8BEN.

A non-U.S. noteholder who is not an individual or corporation (or a person treated as a corporation for U.S. federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements and is encouraged to consult its tax advisor.

A non-U.S. noteholder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. noteholder provided the holder furnishes IRS Form W-8ECI.

Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the withholding agent.  However, in that case, the signed statement may require a copy of the beneficial owner’s IRS Form W-8BEN, IRS Form W-8BEN-E or any successor form.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a non-U.S. noteholder will be exempt from U.S. federal income and withholding tax so long as:

•                  the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, and

•                  in the case of a foreign individual, the non-U.S. noteholder is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a non-U.S. noteholder is effectively connected with the conduct of a trade or business in the United States by the non-U.S. noteholder, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, will generally be subject to U.S. federal income tax on the interest, gain or income at regular federal income tax rates.  In addition, if the non-U.S. noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Internal Revenue Code for the taxable year, unless it qualifies for a lower rate under an applicable tax treaty.

Payments to Foreign Financial Institutions and Certain Other Non-U.S. Entities.  After June 30, 2014, a 30% withholding tax generally will apply to payments of interest on, and after December 31, 2016, on gross proceeds from the disposition of, notes issued or significantly modified after June 30, 2014, that are made to foreign financial institutions and certain non-financial foreign entities.  Withholding tax, imposed under sections 1471 through 1474 of the Internal Revenue Code, or “FATCA,” generally will not apply where payments are made to (i) a foreign financial institution that enters into an agreement with the IRS to, among other requirements, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, report annually certain information about those accounts and withhold tax as may be required by that agreement, or (ii) a non-financial foreign entity that certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner.  Alternative requirements may apply to foreign entities subject to an intergovernmental agreement for the implementation of FATCA.  The FATCA withholding tax applies regardless of whether a payment otherwise would be exempt from U.S. non-resident withholding tax (such as under the portfolio interest exemption or as capital gain) and regardless of whether a foreign financial institution is the beneficial owner of a payment.  Prospective noteholders should consult their own tax advisors regarding the application and requirements of these information reporting and withholding provisions under FATCA and any applicable intergovernmental agreement for the implementation of FATCA.

State Tax Considerations

Because of the variation in the tax laws of each state and locality, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of notes in all of the state and local taxing jurisdictions in which they may be subject to tax.  Prospective investors are encouraged to consult their tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of notes.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Internal Revenue Code impose duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Internal Revenue Code, referred to as “plans,” and some entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans.  Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan.  Under ERISA’s general fiduciary standards, before investing in the notes, a plan fiduciary should determine, among other factors:

•                  whether the investment is permitted under the plan’s governing documents,

•                  whether the fiduciary has the authority to make the investment,

•                  whether the investment is consistent with the plan’s funding objectives,

•                  the tax effects of the investment,

•                  whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of the trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio, and

•                  whether the investment is prudent considering the factors discussed in this prospectus and the prospectus supplement.

In addition, ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Internal Revenue Code.  A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase, holding or disposition of any notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase, holding and/or disposition of the notes offered by this prospectus and the prospectus supplement.  Unless otherwise stated, references to the purchase, holding and disposition of the notes in these sections also refer to the purchase, holding and disposition of an interest or participation in the notes.

Prohibited Transactions

Whether or not an investment in the notes will be a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Internal Revenue Code will depend on the structure of the trust and whether the assets of the trust will be deemed to be “plan assets” of a plan investing in notes issued by the trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the trust if the plan acquires an “equity interest” in the trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

The depositor believes that the notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be paid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the notes are treated as debt for ERISA purposes, the purchase, holding or disposition of the notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the trust, the owner trustee, the indenture trustee, any noteholder or any of their respective affiliates, including Ford Credit, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Internal Revenue Code with respect to the plan.  In that case, exemptions from the prohibited transaction rules could be applicable to the purchase, holding or disposition of notes by or on behalf of a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase, hold or dispose of a note and the relationship of the party in interest to the plan investor.  Included among these exemptions are:

•                  prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•                  PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•                  PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•                  PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•                  PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code provide an exemption for some transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), if the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan that purchases, holds or disposes of notes of any class will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a non-exempt prohibited transaction under Section 4975 of the Internal Revenue Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Some employee benefit plans, such as governmental plans, foreign plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code.  However, these plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.  In addition, any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.  Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code, and each person acting on behalf of or investing the assets the plan, that purchases, holds or disposes of notes will be deemed to have represented that its purchase, holding or disposition of the notes is not and will not result in a violation of these similar laws or regulations.

PLAN OF DISTRIBUTION

The trust will issue the notes to the depositors and the depositors will sell the notes to the underwriters named in the prospectus supplement.  In the underwriting agreement the depositors will agree to sell, and each of the underwriters will agree to purchase, a specified principal amount of one or more classes of notes, as stated in the prospectus supplement.

The prospectus supplement (or supplemental prospectus supplement, as described below) will specify the price at which each class of notes will be offered to the public and any concessions that may be offered to dealers participating in the offering of the notes or specify that the notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale.  After the initial public offering of the notes, the public offering prices and the concessions may be changed.

The prospectus supplement, together with a supplemental prospectus supplement, also may be used by Ford Credit or its affiliates for the sale of a class of notes originally purchased from the depositors by Ford Credit or its affiliates on or after the closing date for a series.

The depositors and Ford Credit will indemnify the underwriters against specific liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

The trust may invest the funds in its bank accounts in obligations issued by the underwriters or their affiliates.

In connection with the sale of the notes, the underwriters may, to the extent permitted by Regulation M under the Securities Exchange Act of 1934, engage in:

•                  over-allotments, in which members of the selling syndicate sell more notes than the seller actually sold to the syndicate, creating a syndicate short position,

•                  stabilizing transactions, in which purchases and sales of the notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum,

•                  syndicate covering transactions, in which members of the selling syndicate purchase the notes in the open market after the distribution is completed in order to cover syndicate short positions, and

•                  penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of the notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be.  These transactions, if begun, may be discontinued at any time.

LEGAL OPINIONS

Counsel for the trust, the depositors and the servicer identified in the prospectus supplement will review or provide legal opinions on legal matters relating to the notes, including an opinion that the notes will be legally issued, fully paid and non-assessable and will be binding obligations of the trust, subject to customary exceptions as to enforceability.  Counsel for the underwriters identified in the prospectus supplement will review or provide legal opinions on legal matters relating to the notes and other matters for the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

Ford Credit Floorplan Corporation and Ford Credit Floorplan LLC, as depositors of the trust, have filed with the SEC a registration statement, Registration Nos. 333-187623, 333-187623-01 and 333-187623-02 under the Securities Act of 1933, for the notes offered by this prospectus.  You may read and copy the registration statement and any notices, reports, information, statements or other materials filed by the trust, Ford Credit or the depositors at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330.  The SEC maintains a website at http://www.sec.gov where you can find notices, reports, information, statements and other material for registrants that file electronically with the SEC.  You may obtain more information about Ford and Ford Credit at www.ford.com and www.fordcredit.com.

The servicer will file for the trust an annual report on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC.  A copy of any reports may be obtained by any noteholder by request to the indenture trustee or a depositor.

INCORPORATION OF DOCUMENTS BY REFERENCE

The trust “incorporates by reference” some information it files with the SEC, which means that the trust can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus.  Information that the trust files later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement.  The trust incorporates by reference any monthly reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the trust prior to the termination of the offering of the notes (including any market-making transactions with respect to the notes unless exempt from the registration requirements of the Securities Act).

The depositors will provide without charge to each person, including any beneficial owner of the notes, to whom a copy of this prospectus is delivered, on request, a copy of any of the documents incorporated in this prospectus or in any prospectus supplement by reference.

Requests for copies should be directed to:

Ford Credit Floorplan Corporation

or Ford Credit Floorplan LLC

c/o Ford Motor Credit Company LLC

c/o Ford Motor Company

World Headquarters, Suite 802-A3

One American Road

Dearborn, Michigan 48126

Attention:  Ford Credit SPE Management Office

Telephone number:  (313) 594-3495

Fax number:  (313) 390-4133

INDEX OF DEFINED TERMS

adjusted invested amount	29
adjusted pool balance	28
adjustment fee	21
amortization event	36
available subordinated amount	35
back-up servicer reserve account	52
collection account	48
controlled accumulation period	34
defaulted receivable	31
depositor amount	29
depositor percentage	30
disqualified persons	62
Dodd-Frank Act	56
DTC	40
early amortization period	34
eligible account	42
eligible receivable	43
ERISA	61
event of default	36
excess funding account	32
excess interest collections	36
excess interest sharing group	35
excess spread	35
expected final payment date	34
FATCA	61
FDIC	56
final maturity date	34
Ford	4
Ford Credit	4
interest collections	30

in-transit period	21
in-transit receivables	6
invested amount	29
investor percentage	29
IRS	58
LIBOR	33
net adjusted pool balance	31
non-U.S. noteholder	58
OID	59
OLA	56
parties in interest	62
plan assets regulation	62
plans	61
pool balance	28
principal collections	30
principal sharing group	36
program vehicles	21
PTCE	63
required depositor amount	29
required pool balance	28
revolving period	34
SEC	3
servicer	7
servicer termination event	51
status	26
trust	4
trust available subordinated amount	35
U.S. noteholder	58

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the prospectus.  Ford Credit has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus supplement or the prospectus for any date other than on this date.  Ford Credit is not offering the notes in any states where it is not permitted.

	Ford Credit Floorplan Master Owner Trust A Issuing Entity or Trust Series 2015-1 Asset Backed Notes
	$800,000,000	{	Class A-1 •% Notes Class A-2 Floating Rate Notes

Ford Credit Floorplan Corporation Ford Credit Floorplan LLC Depositors	$36,601,000		Class B •% Notes

Ford Motor Credit Company LLC Sponsor and Servicer

	PROSPECTUS SUPPLEMENT

Dealer Prospectus Delivery Obligation.  Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

	Barclays Credit Suisse Deutsche Bank Securities RBC Capital Markets